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TABLE OF CONTENTS-PROSPECTUS
TABLE OF CONTENTS-OPERATING AGREEMENT
FINANCIAL STATEMENTS DECEMBER 31, 2001
UNAUDITED FINANCIAL STATEMENTS MARCH 31, 2002

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 31, 2002

REGISTRATION NO. 333-74982

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 4
TO FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WESTERN PLAINS ENERGY, L.L.C.
(Name of small business issuer in its charter)

KANSAS	2869	48-1247506
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

414 Main Street, P.O. Box 340, Quinter, Kansas 67752 Telephone: (785) 754-2119
(Address and telephone number of principal executive offices)

414 Main Street, P.O. Box 340, Quinter, Kansas 67752
(Address of principal place of business or intended principal place of business)

Jeff Torluemke, Chief Executive Officer
414 Main Street, P.O. Box 340, Quinter, Kansas 67752, Telephone: (785) 754-2119
(Name, address and telephone number of agent for service)

COPIES TO:

James M. Wiederrich Woods, Fuller, Shultz & Smith P.C. 300 South Phillips Avenue, Suite 300 P.O. Box 5027 Sioux Falls, SD 57117-5027	Michael J. Day Kite & Day, L.L.P. 112 West Washington P.O. Box 575 St. Francis, KS 67756	Mark S. Weitz Marci K. Winga Leonard, Street and Deinard Professional Association 150 South Fifth Street, Suite 2300 Minneapolis, MN 55402

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: May 31, 2002, or as soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Dollar Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Class A Capital Units	$19,835,000(1)	$5,000	$19,835,000(1)	$4,741

Class B Capital Units	(1)	$5,000	(1)

(1)
The dollar amounts of respective Class A and Class B units that may ultimately be sold in the offering are not determinable as of the date of this registration statement; however, the aggregate dollar amount of Class A and Class B units sold will not exceed $19,835,000. The dollar amount of Class B units will not exceed $19,835,000 less the dollar amount of Class A units sold.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT WILL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Subject to Completion, dated May 31, 2002

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor is it soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

WESTERN PLAINS ENERGY, L.L.C.

Up to 3,967 Class A and Class B Capital Units

$5,000 per Capital Unit

Minimum Offering: $15,735,000	Maximum Offering: $19,835,000

This is the initial public offering of capital units of Western Plains Energy, L.L.C. We intend to use the proceeds of this offering to pay for a portion of the construction and start-up costs of an ethanol plant in Gove County, Kansas.

	Who May Purchase	Public Offering Price	Minimum Per Investor	Voting Rights	Freight Allowance
Class A Units	Agricultural producers only	$5,000 per unit	$10,000 (2 units)	1 vote per member	Yes
Class B Units	Any interested investor	$5,000 per unit	$35,000 (7 units)	1 vote per unit	No

        Restrictions.    We are selling capital units only to investors in Kansas and Colorado.

        Closing.    We will close this offering on September 1, 2002 if we have raised the minimum offering amount of $15,735,000 and assuming all conditions to closing have been met; however, we may extend the offering until March 31, 2003 to raise up to $19,835,000.

        Proceeds.    We are selling the capital units directly to investors on a best efforts basis, without using an underwriter. Accordingly, we will not pay any underwriting discounts or commissions, and the proceeds to Western Plains Energy, before expenses, will be $5,000 per capital unit, or $15,735,000 if we sell the minimum offering and $19,835,000 if we sell the maximum offering.

        Deposit and Escrow.    You are only required to submit 10% of the subscription amount in cash with your subscription agreement, and you may pay the balance by promissory note. We anticipate that most investors will pay for their capital units in this way. Accordingly, at the time the offering closes, we will only hold approximately $1.57 million in cash if we sell the minimum offering, and $1.98 million in cash if we sell the maximum offering. Investor cash payments will be held in an escrow account at First National Bank Trust Department of Goodland in Goodland, Kansas until the offering is completed or terminates. If we have not sold the minimum offering or satisfied all the other conditions to closing by March 31, 2003, your deposit will be promptly returned to you without interest.

CAUTION!

  •
  Investing in Western Plains Energy involves significant risk. Please see "Risk Factors" beginning on page 4 to read about important factors you should consider before purchasing capital units. These risks include the following:

  •
  We may not be able to collect on all subscribers' promissory notes, and may not receive the minimum offering amount subscribed for even though we have broken escrow.

  •
  You will not have the opportunity to elect new members of our Board of Managers until the first quarter of 2004.

  •
  The capital units will not be listed on any national securities exchange or traded in any over-the-counter markets and you will not be able to transfer them freely.

  •
  We must secure a significant amount of debt financing to construct the plant.

  •
  We are dependent upon ICM to design, build and manage the ethanol plant and upon Val-Add Service Corporation to coordinate our project until the plant begins operations.

  •
  Conflicts of interest among ICM, Ethanol Products, Val-Add Service Corporation and us may exist.

  •
  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Summary
Risk Factors
Conflicts Of Interest
Management's Plan Of Operation
Business
Ownership By Management And Certain Members
Certain Relationships And Related Transactions
Description Of Capital Units And Operating Agreement
Federal Income Tax Consequences
Plan Of Distribution
How To Purchase Capital Units
Legal Matters
Where You Can Find More Information
Articles of Organization and Operating Agreement
Financial Statements
Form of Subscription Agreement and Related Materials

PROSPECTUS SUMMARY

        This summary only highlights selected information from this prospectus and may not contain all of the information that is important to you. We urge you to read the entire prospectus carefully and the documents it refers to before investing in our capital units.

Overview of Our Company

        Western Plains Energy, L.L.C. is a Kansas limited liability company formed on July 10, 2001 to build and operate a 30 million gallon ethanol production facility in Gove County, Kansas. Our temporary executive offices are located at 414 Main Street, P.O. Box 340, Quinter, Kansas and our telephone number is (785) 754-2119.

        This project was organized by a group of local individuals to promote economic development in northwestern Kansas. We will use the funds raised in this offering to pay for a portion of the construction and start-up costs of the proposed plant, which will produce fuel grade ethanol, distiller's dried grains with solubles, and distiller's wet grains with solubles from corn or milo supplied by our members and other local growers.

        We have selected a site for building the ethanol plant six miles east of Oakley, near Campus, in Gove County, Kansas. Through a series of agreements described in detail under "Business—Plant Site and Water Rights," we plan to purchase approximately 53 acres for our plant site at a total cost of approximately $153,000.

        We have entered into a design/build agreement with ICM, Inc. to build the proposed ethanol plant. We have entered into an agreement with ICM's affiliate, ICM Marketing, Inc., to sell the distiller's dried grains with solubles and distiller's wet grains with solubles we produce. Ethanol Products, LLC will handle the marketing and sales of ethanol.

The Offering

        This is the initial public offering of capital units representing membership interests in Western Plains Energy. We are offering Class A and Class B capital units at a price of $5,000 per unit to raise a minimum of $15,735,000 and a maximum of $19,835,000 on the terms described on the cover page to this prospectus. Our capital units are described under "Description of Capital Units and Operating Agreement" below. The proceeds of this equity offering, along with our debt financing (which we have not yet secured), will be used to pay for construction and start-up costs of the proposed ethanol plant.

        We are offering Class A capital units to agricultural producers only. Under our Operating Agreement, "producers" are persons or entities engaged in the production of agricultural products, including a tenant of land used for production of the agricultural products, a landlord of land who receives rent based upon the amount of farm production or cash rent, an agricultural association, and a privately owned grain elevator company. Class A investors are required to purchase a minimum of $10,000 or 2 units. Class A members will have the opportunity to sell grain to us or purchase distiller's grains from us and will be entitled to a freight allowance on delivery of up to 2,500 bushels of corn per unit or on purchase of up to 70 tons of distiller's grains products per unit. Class B units do not have any restrictions on ownership; however, Class B investors are required to purchase a minimum of $35,000 or 7 units. Agricultural producers may purchase Class A and Class B units; however, they must purchase at least the minimum number of units of each of Class A or Class B units.

        We will break escrow on September 1, 2002 if all the conditions for closing have been met; however, if we have not raised the minimum offering amount by that time, we may extend the offering until March 31, 2003.

        We will not break escrow and complete the sale of capital units in this offering unless the following conditions are fulfilled:

  •
  We must receive and accept subscriptions for at least the minimum offering amount.

  •
  We must secure an executed commitment letter from a lender to provide for our debt financing. (This executed commitment letter, however, is not a loan itself and does not guarantee that we will be able to obtain debt financing on the terms described in the commitment letter, or at all.) Please see "Management's Plan of Operation—Liquidity and Capital Resources" below for the terms we will likely require to be included in any commitment letter.

  •
  Our contracts with ICM, Ethanol Products and ICM Marketing must remain in effect.

  •
  We must not have received any legal orders prohibiting the offering or our project, or orders from the Securities and Exchange Commission revoking the effectiveness of our registration statement relating to this offering.

  •
  We must obtain the written consent of the Kansas Securities Commissioner authorizing that funds be released from escrow.

No Public Market; Restrictions on Trading

        We must restrict transfers of our capital units in order to preserve our single-level tax status. You will not be able to trade your capital units on any national securities exchange or in any over-the-counter markets. All transfers must be approved by the Board of Managers. We will generally approve sales or gifts of capital units to qualified family members and transfers upon death. You may also be able to transfer your units in large blocks if you are transferring at least 2% of the total outstanding capital units. In addition, you may be able to offer your capital units for sale through a qualified matching service but there will be strict limits on total annual sales. This means that you may not be able to sell your capital units at the time or price you would like to, if at all.

Cash Distributions

        Our objective is to provide our members a return on their investment through cash distributions, although we cannot assure you that you will receive any such cash distributions. You will be entitled to receive a proportionate share of any cash or other distributions declared by our Board of Managers based upon the number of capital units you own. Under the terms of our Operating Agreement, we are required to distribute a minimum of 20% of our net cash from operations if our net cash from operations exceeds $500,000, unless such a distribution would violate or cause a default under the terms of our debt financing or other credit facilities. Net cash from operations is calculated as the gross cash proceeds from operations less the portion thereof used to pay, or set aside as reserves for, the Company's expenses, debt payments, capital improvements, obligations, replacements and contingencies. The portion of cash proceeds to be set aside as reserves is determined by the Board of Managers in its sole discretion based on its estimate of the anticipated cash requirements of our business. In addition, any other distributions are entirely in the discretion of the Board of Managers, and there is no guarantee as to when or if we will generate sufficient profits to make distributions at any particular level or that we will make any distributions at all. If we make distributions, we will make them proportionately to all members on a per unit basis, regardless of member class.

Promissory Notes

        We are only requiring investors to submit 10% of the amount subscribed for in cash with their subscription agreement with the balance paid by promissory notes, which sum will be due no later than one year after the date you execute the promissory note. The principal amount of the notes will be 90% of the purchase price for the units. If we receive the minimum offering amount and the other conditions for closing are satisfied, we will break escrow. At the time we break escrow, we will send you a written call notice informing you that you must pay us the amount owed on your promissory note within 30 days.

        The promissory notes will be recourse notes, which means you will be personally liable to us to repay the note. If you fail to pay any outstanding balance on your promissory note, we may redeem your capital units and you will forfeit all amounts you have paid to us as liquidated damages. Alternatively, we may pursue any legal or equitable remedy available to us under the note including without limitation, suing you to recover the principal balance with interest incurred since the due date and the costs and expenses, such as attorney's fees, incurred to collect on the promissory note.

RISK FACTORS

        You should carefully consider the risks described below before making a decision to invest in Western Plains Energy. You should also refer to the other information in this prospectus. The risks and uncertainties described below are those that we currently believe may materially affect our company. Additional risks and uncertainties that we are unaware of or that we currently deem immaterial also may become important factors that affect our company. Investing in Western Plains Energy involves a high degree of risk and therefore is not appropriate for you if you cannot afford to lose your entire investment.

Capital Unit Ownership Risks

        We have no operating history.    Because Western Plains Energy is a newly formed company that has no operating history, purchasing capital units involves a high degree of financial risk. We cannot assure you that we will be successful in completing and operating the plant or in marketing our products. Further, other than Robert Casper, our initial Board of Managers has no material or extensive experience in the ethanol industry, and may be unable to successfully manage our business.

        We may redeem your capital units and keep your 10% deposit if you do not pay the balance due on your subscription. If you cannot or are unwilling to pay any installments due under your Subscription Agreement, we may bring a lawsuit against you to collect those amounts. We also will have the right to redeem your capital units and retain all payments you have made under the Subscription Agreement as liquidated damages.

        There is no public market for the capital units.    We do not intend to apply for listing of the capital units on any stock exchange or on The Nasdaq Stock Market. Our Operating Agreement contains extensive restrictions on transfer of the capital units. In addition, transferability of the capital units is restricted by federal and state law. It may be difficult or impossible for you to liquidate your investment when you desire to do so. Therefore, you may be required to bear the economic risks of the investment for an indefinite period of time.

        All transfers of capital units must be done in compliance with our Capital Units Transfer System, which imposes significant restrictions on your ability to freely transfer capital units.    To maintain the preferential partnership tax status, the capital units may not be traded on an established securities market or readily tradable on a secondary market or its substantial equivalent. To help ensure that a market does not develop, our Operating Agreement prohibits transfers other than through the procedures specified in our Capital Units Transfer System. Under this system, permitted transfers include transfers by gift or sale to qualified family members, transfers upon death of a member and block transfers in amounts exceeding 2% of the total outstanding capital units. We will also arrange for a qualified matching service, which you may use to attempt to sell your capital units. If you transfer units in violation of the publicly traded partnership rules, we will consider the transfer to be null and void and we will have the option to redeem your capital units for 10% of the original purchase price. These restrictions on transfer could reduce the value of your capital units.

        All transfers of capital units will be subject to the approval of the Board of Managers.    Our Operating Agreement prohibits transfers other than those approved by the Board of Managers and made in compliance with the procedures specified in our Capital Units Transfer System. The Board of Managers will not approve any transfer unless the capital units are registered under the applicable federal and state securities laws or there is an exemption from such registration and the transfer will fall within the "safe harbors" contained in the publicly traded partnership rules under the federal tax code. If you transfer units without the prior written consent of the Board of Managers, we will consider the transfer to be null and void and we will have the option to redeem your capital units for 10% of the original purchase price.

        You may be unable to transfer your capital units when you desire and as a result may remain a member of Western Plains Energy and be subject to the tax effects of continuing membership.    If as a result of the restrictions on transfer of capital units you are unable to transfer your capital units, you will remain a member of Western Plains Energy and you will be required to report your distributive share of the income, gains, losses, deductions and credits of Western Plains Energy without regard to whether corresponding cash distributions are received. Because you will report your annual share of Western Plains Energy's taxable income or loss without regard to the amount of any cash distributions you receive, you may incur a tax liability with respect to your distributive share of income or gains for a taxable year in excess of your cash distribution.

        Under certain circumstances, we may redeem your capital units for 10% of the original purchase price.    As stated above, if you try to transfer your capital units without following the procedures required by our Capital Units Transfer System, we may redeem your capital units at a price of $500 per unit. If anyone who acquires your capital units does not execute the Operating Agreement and agree to be bound by its provisions within a year of acquiring your capital units, then we may redeem the capital units for $500 per unit. If you breach any grain delivery agreement or distiller's grain purchase agreement that you have with us and fail to cure the breach after we give you written notice of the breach, we may redeem your capital units for $500 per unit. If you become bankrupt and we are not able to sell your capital units within 240 days through the Capital Units Transfer System, we may redeem your capital units at a price of $500 per unit.

        The amount of earnings distributed to capital unit holders is to a large extent within the discretion of the Board of Managers, and the distributions that you receive, if any, may not be proportional to the profitability of the ethanol plant.    Under our Operating Agreement, we are required to make an annual distribution to our members of at least 20% of our net cash from operations to the extent that net cash from operations for the year exceeds $500,000. Net cash from operations is calculated as the gross cash proceeds from operations less the portion thereof used to pay, or set aside as reserves for, the Company's expenses, debt payments, capital improvements, obligations, replacements and contingencies. The portion of cash proceeds to be set aside as reserves is determined by the Board of Managers as a matter of its sole discretion based on its estimate of the anticipated cash requirements of our business. As a result, the Board of Managers may determine that even though the plant's operations were profitable, the excess cash is needed for future reserves and cannot be distributed to capital unit holders. In addition, the Board of Managers may but is not required to make additional distributions to capital unit holders.

Offering-Related Risks

        We may not be able to collect on subscriptions from investors, which could materially affect the amount of capital available to us.    Only 10% of your subscription amount will be due in cash at the time you submit your executed Subscription Agreement. The remainder will be due upon call of the Board of Managers pursuant to a promissory note. The minimum amount of this offering will be met if we receive subscriptions for $15,735,000. We, however, will only hold 10% of this amount in cash at the time we break escrow. We are subject to the risk that subscribers may default on their payment obligations under their Subscription Agreements. If a significant number of subscribers default and we are unable to enforce their obligations or sell additional capital units, we could have insufficient capital to complete the construction of the ethanol plant or insufficient ongoing adequate operating capital.

        We may choose not to pursue our legal remedies to collect on promissory notes of defaulting investors and, as a result, may not have sufficient funds to construct the ethanol plant.    Each investor is personally liable to pay us under his promissory note, and we will have the right to pursue legal remedies against a defaulting investor. However, we may decide not to pursue our legal remedies against a particular defaulting investor or investors, or to not pursue our legal remedies to the fullest extent possible. As a result, we may not have sufficient funds to complete the construction of the ethanol plant or to successfully operate the plant.

        We may not be able to complete the offering or complete the project.    The offering is being made on a best efforts basis by our initial Board of Managers. If we do not receive the minimum investment amount by March 31, 2003, or if our Board of Managers terminates the offering prior to breaking escrow for any other reason, the escrow agent will promptly return the entire amount of your subscription deposit that you have submitted to us, but you will not receive any interest for the time your deposit was held in escrow. With the exception of the Class C and Class D capital units we sold privately, we have never attempted to sell our capital units prior to this offering, and we cannot assure you that the minimum amount offered will be sold.

        We may not be able to secure debt financing to complete the project even though we have obtained an executed commitment letter from a lender and broken escrow.    As a condition to closing the offering and breaking escrow, we must obtain an executed commitment letter from a lender for at least $20.3 million in debt financing. The executed commitment letter, however, is not a loan itself and does not guarantee that we will be able to obtain debt financing on the terms described in the commitment letter, or at all. If we are unable to secure the necessary debt financing, we will be unable to complete construction of the ethanol plant and you may lose some or all of your investment.

        We may use the proceeds of this offering to pay for our expenses even if the project is terminated and this means you may lose your entire investment.    If we raise the minimum required equity in this offering and the other conditions to closing are satisfied, we will be able to break escrow and pay for our incurred expenses, even if we are later unable to complete construction and operate the plant or if the project is terminated for any other reason. If this occurs, you may not receive your entire investment back because either we have used it to pay for construction or other offering costs or we have decided to liquidate and, under the terms of our Operating Agreement, we are required to pay for other debts and liabilities of the company. You may lose your entire investment.

        We will not hold our first member meeting until the first quarter of 2004, so you will not have the opportunity to elect new management until that time.    Under our Operating Agreement, we are not required to hold elections for a new Board of Managers until the first quarter of 2004. This means that our current Board of Managers will serve until that time and that if at any time you are not satisfied with the decisions or policies of the current Board of Managers, you will not have an opportunity to vote for a new representative on the Board until that time.

        Affiliates may participate in the offering, which may result in affiliates controlling the company.    Under the terms of our offering, affiliates of our company such as members of our current Board of Managers, our current members, and their families may participate in this offering on the same terms as any other investor, except that affiliates may not purchase more than 10% of the capital units in this offering until we receive subscriptions for the minimum offering amount. Once the minimum offering amount is reached, affiliates will no longer be limited in the amount of capital units they may purchase. If affiliates purchase a sufficient number of our units in the offering, it could result in affiliates controlling the company. If this were to happen, your ability to influence its decisions or policies will be materially impacted.

Debt-Related Risks

        The use of third party debt financing may reduce our profitability and increase the risk of the loss of your entire investment.    We intend to borrow approximately $20.3 million to $24.4 million for costs of construction and contemplated initial operation of the ethanol plant. We cannot assure you that we will be able to obtain any debt financing for the construction and initial operation of the ethanol plant, or that we will find it on satisfactory terms. The use of debt financing increases the risk that we will not be able to operate profitably because we will need to make principal and interest payments on the indebtedness. Debt financing will also expose you to the risk that your entire investment could be lost in the event of a default on the indebtedness and a foreclosure and sale of the ethanol plant and its assets for an amount that was less than the outstanding debt.

        Debt service and restrictive loan covenants could limit our ability to make cash distributions and have other important consequences.    It is possible that our debt service requirements may make us more vulnerable to economic or market downturns. If we are unable to service our debt, we may be forced to reduce or delay planned capital expenditures, sell assets, restructure our indebtedness or seek additional equity capital. We cannot assure you that we can accomplish any of these strategies on satisfactory terms, if at all. In addition, the terms of any debt financing agreements we enter into will likely contain numerous financial, maintenance and other restrictive covenants. These covenants, among other things, may place limits on our ability to make cash distributions to members.

        Our long term debt will be significant, and our ability to repay this debt will depend on our ability to generate sufficient cash from operations.    Our ability to repay our debt will depend on our financial and operating performance and on our ability to successfully implement our business strategy. We cannot assure you that we will be successful in implementing our strategy or in realizing our anticipated financial results. Our financial and operational performance depends on numerous factors, including prevailing economic conditions and on certain financial, business and other factors beyond our control. We cannot assure you that our cash flows and capital resources will be sufficient to repay our anticipated debt obligations. In the event that we are unable to repay or refinance our indebtedness or raise funds through asset sales, sales of equity or otherwise, our business would be adversely affected.

        If the maximum offering amount is not sold, it will increase our long-term debt service obligation and make less cash available to our members.    This offering is made on a best efforts basis, and there is no assurance that the maximum number of capital units will be sold. If the maximum offering amount is not sold, we will have to incur additional debt in order to finance the construction and start-up costs of the project. This would increase our debt service obligations and make less cash available for distribution to our members.

Construction and Development Risks

        We are dependent upon ICM to design and build the ethanol plant.    If ICM were to terminate its relationship with us, we might not be able to secure a suitable replacement and our business would be materially harmed. If the plant is built and does not operate as we expect, we will rely on ICM to remedy any deficiencies or defects.

        We are dependent upon ICM to select and train our plant manager.    We plan to have ICM hire, employ, and train our plant manager for a two year period beginning at least six months before the plant is expected to start operations. We will rely on ICM to select the appropriate individual for this position and to provide all necessary training and support to equip the plant manager to operate the plant efficiently. We anticipate that the plant manager will report to both ICM and our board of managers and may accordingly be subject to conflicting interests.

        We may encounter defective material and workmanship from ICM, which could negatively impact our business.    Under the terms of the design/build agreement, ICM warrants that it will, for a period of one year after substantial completion of the ethanol plant, correct all defects in material or workmanship at no additional expense to us. Any defects in material or workmanship may cause substantial delay in the commencement of operation of the ethanol plant. If defects are discovered after operations begin, it may have a material adverse impact on our financial performance. If we encounter defects in material or workmanship prior to or after we commence operation, it could harm our business.

        We could face environmental issues that could delay or prevent construction or increase our costs.     Environmental issues regarding compliance with applicable environmental standards could arise at any time during the construction and operation of the plant. We may have difficulty obtaining the necessary environmental permits required in connection with the operation of the plant. As a condition of granting necessary permits, regulators could make demands that increase our costs of construction and operation.

        The condition of our construction site may differ from what we or ICM expect.    If ICM encounters concealed or unknown conditions, then it may be entitled to an adjustment in the contract price and time of performance if the conditions adversely affect ICM's costs and performance time. By concealed or unknown conditions, we mean any concealed physical conditions at the site that materially differ from the conditions contemplated in the construction contract, or any unknown conditions which differ materially from the conditions ordinarily encountered in similar work. Although the site will be inspected, concealed or unknown conditions are often very difficult to detect and there can be no assurance that we will not encounter concealed or unknown conditions.

        ICM is not required to maintain any bond or performance security in connection with the construction of the ethanol plant, which may make it difficult to recover from ICM if it does not perform as we expect.    Under the design/build agreement, ICM is not required to obtain any performance, labor or material payment bonds, or any other form of performance security, unless requested by us or our lender, in which case we will reimburse ICM for all costs and expenses of furnishing such bonds. If ICM does not obtain any performance bonds, then in the event of ICM's failure to perform or pay for labor or material it has procured, our only means of recourse will be from ICM. Although we believe that ICM will perform under the design/build agreement, there can be no assurance that we will be able to recover damages from ICM if it does not perform.

        Acts, omissions, conditions or events beyond ICM's control may occur and could delay the completion of the proposed ethanol plant.    If ICM's completion of the ethanol plant is delayed due to any acts, omissions, condition, events or circumstances beyond its control, then the time for completion of the proposed ethanol plant will be reasonably extended. Although we will work diligently to prevent any delays, there can be no assurance that delays will not occur as a result of acts or circumstances that are within or beyond our control.

        All disputes arising from the construction contract must be resolved by the parties or through mediation and arbitration.    Under the design/build agreement, if a dispute with ICM concerning construction of the proposed ethanol plant occurs, we may not bring action in court, but must instead first attempt to resolve the dispute with ICM through mediation. In the event the dispute is not settled in mediation, we will be required to submit the matter for resolution by arbitration in accordance with the Construction Industry Mediation Rules or the Arbitration Rules of the American Arbitration Association. The determination of the arbitrator will be final and may not be appealed to any court. If a dispute arises before completion of the proposed ethanol plant, this lengthy resolution procedure may cause significant delays in the completion of the ethanol plant, which may have a material and adverse impact on our business. Arbitration may not be as favorable to us as a local court in Kansas might be.

        Construction could cost more than anticipated.    ICM has agreed to construct the plant and related facilities for a fixed price, based upon the general plans and specifications included in the design/build agreement. However, there could be cost overruns in connection with construction due to change orders approved by us, delays in completion of the plant due to various factors, including acts of God, destruction of the plant by fire or other hazards, and inability to obtain materials or labor or other factors.

        For example, ICM has notified us that the soil load bearing capacity of our proposed plant site is likely to be less than that required under the design/build agreement. We have agreed to pay ICM all increased costs related to this variance in the site conditions, including increased costs and time for engineering and construction of foundations for all site structures. Although ICM has encountered this condition in another ethanol plant that it constructed in Kansas, we will not be able to determine the additional costs that we will incur as a result of this condition until construction begins.

        The project could suffer delays that could harm our business.    We have developed what we consider to be a reasonable timetable for completion of the financing, regulatory permitting and construction phases of our project. Our schedule depends upon how quickly we can close on this offering and obtain the debt financing we are seeking. Our timetable also depends upon weather and seasonal factors affecting construction projects generally.

        While we have no knowledge of any events or circumstances such as permitting delays, construction delays or other events that could hinder our schedule, delays often occur in connection with large-scale development and construction projects. The factors and risks described in this "Risk Factors" section, as well as changes in interest rates or changes in political administrations at the federal, state or local level that result in policy changes towards ethanol, could cause construction and operation delays. If it takes longer to complete the financing, obtain necessary permits or build the plant than we anticipate, we could be forced to seek additional sources of capital and our ability to sell ethanol products would be delayed, which would harm our business and reduce the value of your capital units.

        Certain material agreements are not final.    Some of the documents and agreements discussed in this prospectus are not yet final or executed, and certain proposals and plans that are discussed in this prospectus have not been implemented. The definitive versions of such agreements, documents, plans, or proposals may contain terms or conditions that vary significantly from the terms and conditions described in this prospectus and proposals, plans or agreements that are not yet in final form may not materialize or, if they do materialize, may not prove to be profitable. After the Securities and Exchange Commission has declared this Registration Statement, of which this prospectus is a part, effective we will file reports with the Securities and Exchange Commission when any of such documents are finalized and they will be available for your review.

Operating and Market Risks

        Higher than anticipated operating costs could reduce our profitability.    In addition to general market fluctuations and economic conditions, we could experience significant cost increases associated with the ongoing operation of the plant caused by a variety of factors, many of which are beyond our control. These cost increases could arise from an inadequate supply and resulting increased prices for corn and milo. Labor costs can increase over time, particularly if there is any shortage of labor, or shortage of persons with the skills necessary to operate the ethanol plant. Adequacy and cost of water, electric and natural gas utilities could also affect our operating costs. Changes in price, operation and availability of truck and rail transportation may affect our profitability with respect to the transportation of ethanol and other products to our customers.

        In addition, the operation of the ethanol plant will be subject to ongoing compliance with all applicable governmental regulations, such as those governing pollution control, ethanol production, grain purchasing and other matters. If any of these regulations were to change, it could cost us significantly more to comply with them. Further, other regulations may arise in future years regarding the operation of the ethanol plant, including the possibility of required additional permits and licenses. We might have difficulty obtaining any such additional permits or licenses, and they could involve significant unanticipated costs. We will be subject to all of those regulations whether or not the operation of the ethanol plant is profitable.

        Low gasoline prices could reduce profitability.    The price for ethanol has some relation to the price for gasoline. The price of ethanol tends to increase as the price of gasoline increases, and the price of ethanol tends to decrease as the price of gasoline decreases. Any lowering of gasoline prices will likely also lead to lower prices for ethanol and adversely affect our operating results.

        Increases in the production of ethanol could result in lower prices for ethanol and have other adverse effects.     We expect that many existing ethanol plants will construct additions to increase their production and that new fuel grade ethanol plants will be constructed as well. We cannot provide any assurance or guarantee that there will be any material or significant increases in the demand for ethanol, so the increased production of ethanol may lead to lower prices for ethanol. The increased production of ethanol could have other adverse effects as well. For example, the increased production will also lead to increased supplies of co-products from the production of ethanol, such as distiller's dried grains with solubles and distiller's wet grains with solubles. Those increased supplies could lead to lower prices for these co-products. Also, the increased production of ethanol could result in increased demand for corn and milo which could in turn lead to higher prices for corn and milo, resulting in higher costs of production and lower profits.

        Hedging transactions involve risks that could harm our profitability.    In an attempt to minimize the effects of the volatility of corn and milo costs on operating profits, we will likely take hedging positions in corn and milo futures markets. Hedging means protecting the price at which we buy corn and milo and the price at which we will sell our products in the future. It is a way to attempt to reduce the risk caused by price fluctuation. The effectiveness of such hedging activities is dependent upon, among other things, the cost of corn and milo and our ability to sell sufficient amounts of ethanol and distiller's dried grains with solubles and distiller's wet grains with solubles to utilize all of the corn and milo subject to the futures contracts. Although we will attempt to link hedging activities to sales plans and pricing activities, such hedging activities can themselves result in costs because price movements in grain contracts are highly volatile and are influenced by many factors which are beyond our control. We may incur such costs and they may be significant.

        We will operate in an intensely competitive industry and there can be no assurance that we will be able to compete effectively.    While we have identified potential markets for our products, there is no guarantee that we will be able to successfully penetrate those markets. The ethanol business is highly competitive, and other companies presently in the market, or that could enter the market, could adversely affect prices for the ethanol products we sell. Commodity groups in Kansas and neighboring states have encouraged the construction of ethanol plants, and there are numerous other entities considering the construction of ethanol plants. Nationally, the ethanol industry may become more competitive given the substantial initial construction and expansion that is occurring in the industry. We will compete with other ethanol producers such as Archer Daniels Midland, Minnesota Corn Processors, High Plains Corporation and Cargill, among others, all of which are capable of producing significantly greater quantities of ethanol than the amount we expect to produce. In addition, there are several other Midwestern regional ethanol producers which have recently formed, are in the process of forming, or are under consideration, which are or would be of a similar size and have similar resources to us. In light of such competition, there is no assurance that we will be able to complete our project or successfully operate the ethanol plant if constructed.

        The producers of methyl tertiary butyl ether have economic resources superior to ours, which may make it difficult for us to compete with them.    The proposed ethanol plant will also compete with producers of other gasoline additives having similar octane and oxygenate values as ethanol, such as producers of methyl tertiary butyl ether, commonly known as MTBE. Many major oil companies produce MTBE and strongly support its use because it is petroleum-based. Alternative fuels, gasoline oxygenates and alternative ethanol production methods are also continually under development. The major oil companies have significantly greater resources than we have to market MTBE, to develop alternative products, and to influence legislation and the public perception about MTBE and ethanol. These companies also have sufficient resources to begin the production of ethanol should they choose to do so. Additionally, Methanex, a Canadian corporation that is the world's largest producer of methanol, a key component of MTBE, has challenged California's pending ban on the use of MTBE, discussed in detail under "Business—Background—The Federal Clean Air Act" below, before a North American Free Trade Agreement (NAFTA) tribunal. Methanex asserts that California's pending ban is a protectionist measure that benefits the United States ethanol industry and violates NAFTA. If Methanex were to prevail before the NAFTA tribunal, the United States ethanol industry would likely be materially harmed.

        The technology that we will use to produce ethanol may become obsolete if current research efforts to produce ethanol from cellulose-based biomass are successful.    Although ethanol can also be produced from milo, most ethanol is currently produced from corn—especially in the Midwest. The current trend in ethanol production research is to develop an efficient method of producing ethanol from cellulose-based biomass such as agricultural waste, forest residue, municipal solid waste, and energy crops. This trend is driven by the fact that cellulose-based biomass is generally cheaper than corn and producing ethanol from cellulose-based biomass would create opportunities to produce ethanol in areas which are unable to grow corn. Although current technology is not sufficiently efficient to be competitive, the federal government anticipates these new conversion technologies will become viable ethanol production methods in the future. If an efficient method of producing ethanol from cellulose-based biomass is developed, we may not be able to compete effectively. We do not believe it will be cost-effective to convert the ethanol plant we are proposing into a plant which will use cellulose-based biomass to produce ethanol.

        The market price of the corn and milo we must purchase may increase, and we may not be able to offset these increased costs by selling our products at higher prices.    Changes in the price of corn and milo can significantly affect our business. In general, rising corn and milo prices produce lower profit margins. This is especially true when market conditions do not allow us to pass along increased corn and milo costs to our customers. Substantial increases in the price of corn in 1996 caused some ethanol plants to temporarily cease production or lose money.

        The price of corn and milo has fluctuated significantly in the past and may fluctuate significantly in the future. We cannot assure you that we will be able to offset any increase in the price of corn and milo by increasing the price of our products. If we cannot offset increases in the price of corn and milo, our financial performance may be materially and adversely affected.

        Because the production of ethanol requires a significant supply of water, our business will be materially harmed if we are unable to obtain an adequate quality and quantity of water.    Water supply and water quality are important requirements to produce ethanol. We anticipate that the majority of our water requirements will be supplied through the drilling of a well on a parcel of land two miles north of our proposed plant site. We expect that the proposed well will provide us with 85% of the water we will need to operate the proposed ethanol plant, but our estimates regarding water needs could be incorrect. We expect to obtain the additional water we need from the existing well on our proposed plant site. If we need more water, we have the option of utilizing water from two wells on property that we have purchased one and half miles east of our proposed plant site. If we are forced to use these two wells in the short-term, we will have to spend additional capital to install water lines. We have tested the water at all four of our proposed well sites and, based on these results, believe that such water will be of an adequate quality, however, if the water quality from any of these sources is bad, we may, at greater cost to us, need to treat the water or find other sources. We cannot assure you that we will be able to find alternate sources of water at commercially reasonable prices, if at all.

        We also must secure water appropriation rights from the Kansas Department of Agriculture, Division of Water Resources to use the water from the well that we anticipate drilling on the parcel of land two miles north of our proposed site for industrial purposes. We have applied for a permit to use the water from this well for industrial purposes but we have not yet been granted this permit. With respect to the existing well on our proposed site, we may need to apply to the Division of Water Resources to change the type of water use from agricultural use to industrial use depending upon the amount of water discharged from our cooling tower and boiler that is returned to the soil. If we need to use water from the two wells on the property that we purchased one and a half miles east of our proposed site, we will need to apply to the Division of Water Resources to change the type of water use from agricultural use to industrial use for these wells. We cannot assure you that these permits will be granted to us.

        Interruptions in our supply of energy could have a material adverse impact on our business.    Ethanol production also requires a constant and consistent supply of energy. If there is any interruption in our supply of energy for whatever reason, such as supply, delivery or mechanical problems, we may be required to halt production. If production is halted for any extended period of time, it will have a material adverse effect on our business. We plan to enter into agreements with local gas and electric utilities to provide our needed energy, but we cannot assure you that those utilities will be able to reliably supply the gas and electricity that we need. If we were to suffer interruptions in our energy supply, either during construction or after we begin operating the ethanol plant, our business would be harmed.

        Because the production of ethanol is energy intensive, our business will be materially harmed if natural gas and electricity prices increase substantially.    At the present time, we have no contracts, commitments or understandings with any natural gas supplier. We cannot assure you that we will be able to obtain a sufficient supply of natural gas or that we will be able to procure alternative sources of natural gas on terms that are satisfactory to us. In addition, natural gas and electricity prices have historically fluctuated significantly. Increases in the price of natural gas or electricity would harm our business by increasing our energy costs.

        We will also need to purchase significant amounts of electricity to operate the proposed ethanol plant. We cannot assure you that any supplier will enter into an agreement on terms that are acceptable to us. If we cannot reach an agreement with an electricity supplier, our business and prospects could be materially harmed.

        Our business will not be diversified because it will be limited to the fuel grade ethanol industry, which may limit its ability to adopt to changing business and market conditions.    Our business will be limited to the production and sale of fuel grade ethanol produced from corn and milo and its co-products, distiller's dried grains with solubles and distiller's wet grains with solubles. Our plant will not have the capability of producing industrial or food and beverage grade ethanol, which is used in such products as cosmetics, perfume, paint thinner and vinegar. We also do not intend to capture carbon dioxide, another co-product of the ethanol production process. The lack of diversification of our business may limit our ability to adapt to changing business and market conditions.

        Transportation costs are a significant factor in the price of ethanol and increased transportation costs could adversely affect our profitability.    Because ethanol cannot be shipped to its final destination by multifuel pipeline, ethanol must be blended with gasoline at a terminal while the final product is loaded into trucks. As a result, ethanol can only be transported long distances, such as from the Midwest to California, by rail or sea. These added transportation costs are a significant factor in the price of ethanol but not in the price other fuel additives such as methyl tertiary butyl ether, commonly referred to as MTBE, because they can be shipped long distances in multifuel pipelines.

        We are dependent upon ICM, ICM Marketing and Ethanol Products and we could lose their services at any time.    We have entered into a design/build agreement with ICM for the design and construction of the ethanol plant and engaged ICM to instruct our employees as to how to operate the ethanol plant.

We also have agreements with Ethanol Products, LLC and ICM Marketing, Inc., for the marketing and sale of the fuel grade ethanol and distiller's dried grains with solubles and distiller's wet grains with solubles that we intend to produce at the ethanol plant. If any of these companies terminates its contract with us or becomes unable to provide any of its services, it could cause substantial harm to our business and could cause us to terminate the project. We may not be able to find any suitable replacements for those services or we may not be able to find them at a satisfactory or reasonable cost to us.

        Technological advances could make the plant obsolete.    Technological advances in the processes and procedures for processing ethanol should be expected. It is possible that those advances could make the processes and procedures that will be utilized at our ethanol plant obsolete or cause the ethanol produced at the plant to be of lesser quality than plants which utilize any new advanced technology. It is also possible that technological advances in engine and exhaust system design and performance could reduce the use of oxygenates.

Government and Regulatory Risks

        Legislative, legal or regulatory developments could adversely affect our profitability.    The regulation of the environment is a constantly changing area of the law. It is possible that more stringent federal or state environmental rules or regulations could be adopted which could increase our operating costs and expenses. It is also possible that federal or state environmental rules or regulations could be adopted which have an adverse effect on the use of ethanol. For example, changes in the environmental regulations regarding the required oxygen content of automobile emissions could have an adverse effect on the ethanol industry. On August 13, 2001, California sued the Environmental Protection Agency to overturn the Environmental Protection Agency's June 12, 2001 denial of California's request for a waiver from the oxygenated fuel requirement of the 1990 Clean Air Act Amendments. If California were to prevail in the lawsuit or if any other state were to receive such a waiver, it would likely harm the ethanol industry's efforts to expand its markets to a significant degree.

        In addition, the Environmental Protection Agency recently began a nationwide investigation of emissions released as a result of the process of producing ethanol. The EPA began its investigation after test results from an ethanol plant in St. Paul, Minnesota showed that it was producing higher than expected concentrations of potentially dangerous volatile organic compounds, commonly referred to as VOCs. Based on information from ICM, we do not expect our planned operations to be materially effected by this investigation because we plan to install a thermal oxidizer, which is a pollution control device, at our ethanol plant. However, if the thermal oxidizer does not function as we expect, if we are required to make changes to our plant design, or if significant and unanticipated changes were made to the environmental permitting process, our business could be materially harmed.

        If tax incentives were terminated, it would likely adversely affect our profitability.    There are various federal and state laws and regulations and programs which have led to the increasing use of ethanol in fuel, including various subsidies and other forms of financial incentives. Some of these laws provide economic incentives to produce ethanol and some of these laws mandate the use of ethanol. The revocation or amendment of any one or more of those laws, regulations or programs could adversely affect the future use of ethanol in a material way, and we cannot assure you that any of those laws, regulations or programs will be continued. Government support of the ethanol industry could change and adversely affect the profitability and viability of our business. Congress and state legislatures could remove economic incentives and mandates for the use of ethanol. For example, the federal partial excise tax exemption and credit programs will expire in September 2007, unless subsequent legislation is enacted to extend the program beyond that date. Failure to renew this program would likely adversely affect Western Plains Energy's profitability, which could decrease cash available for distribution to members and lower the value of your capital units.

Federal Income Tax Risks

        If Western Plains Energy is treated as a corporation for federal income tax purposes, less cash would be available for distributions to members and the capital units could decline in value.    Western Plains Energy expects that it will be treated as a partnership for federal income tax purposes. This means that we will pay no income tax at the company level and members will pay tax on their proportionate share of the company's net income. We cannot assure you, however, that the company will always be treated as a partnership in the event there are changes in the law or IRS interpretations, or trading in capital units that could result in classification of the company as a publicly traded partnership.

        If Western Plains Energy is treated as a corporation rather than as a partnership for federal income tax purposes, we would pay tax on our income at corporate rates and no income, gains, losses, deductions or credits would flow through to our members. Currently, the maximum effective federal corporate rate is 35%. In addition, distributions would generally be taxed to members upon receipt as corporate dividends. Because a tax would be imposed upon Western Plains Energy at the entity level, the cash available for distribution to members would be reduced by the amount of the tax paid. Reduced distributions could reduce the value of your capital units.

        As a member of Western Plains Energy, your tax liabilities could exceed cash distributions.    Because all taxable income of Western Plains Energy will flow through to its members as their distributive share without regard to the amount of any cash distributions to members, your tax liability on your distributive share of the taxable income of Western Plains Energy could exceed any cash distributions you may receive from Western Plains Energy. For example, this may occur if the Board of Managers determines that the cash generated by the business is needed to fund our activities or other obligations, rather than being available for distribution to our members, or if we are prohibited from making distributions pursuant to our Operating Agreement or the terms of our debt financing. If you do not receive distributions sufficient to pay the tax liability with respect to your distributive share of income or gains, you would be forced to pay tax liabilities out of your personal funds.

        You may not be able to fully deduct your share of Western Plains Energy's losses or your interest expense.    Owning capital units of Western Plains Energy will likely be treated as a "passive activity." This means that your share of loss incurred by Western Plains Energy will be deductible only against your income or gains from other passive activities. Passive activity losses that are disallowed in any taxable year are suspended and may be carried forward and used as an offset against passive activity income in future years. Upon disposition of your entire interest in a passive interest activity to an unrelated person in a taxable transaction, you may then deduct suspended losses with respect to that activity.

        If you have borrowed money to purchase capital units, you may not be able to deduct the related interest expense because it must be aggregated with other items of income and loss that you have independently experienced from passive activities and subjected to the passive activity loss limitation.

        The IRS may challenge our allocations of income, gains, losses, deductions and credits.    Our Operating Agreement provides for the allocation of income, gains, losses, deductions and credits among members. The rules regarding partnership allocations are complex. It is possible that the IRS could successfully challenge the allocations provided for in our Operating Agreement and reallocate items of income, gains, losses, deductions or credits in a manner which reduces deductions or increases income allocable to you, which could result in additional tax liabilities. See "Federal Income Tax Consequences—Flow Through of Partnership Taxable Income or Loss to Members."

        Because we are treated as a partnership for federal income tax purposes, the IRS may audit your tax returns if an audit of our tax returns results in adjustments.    The IRS may audit our tax returns and may disagree with the tax positions taken on our returns. If challenged by the IRS, the courts may not sustain the position we take on our tax returns. An audit of our tax returns could lead to separate audits of your tax returns, especially if adjustments are required, which could result in adjustments on your tax returns. This could result in tax liabilities, penalties and interest to you.

        The tax laws may change to our detriment.    It is possible that the current federal and state tax treatment of Western Plains Energy, or of an investment in our capital units, will be modified by subsequent legislative, administrative or judicial action. Any such changes could significantly alter the tax consequences of and decrease the after tax return on your investment in our capital units.

CONFLICTS OF INTEREST

        Significant conflicts of interest exist in the structure and planned operation of Western Plains Energy. We describe the principal conflicts of interest in this section. Although we will examine these conflicts of interest from time to time, we have not established any formal procedures to address or resolve any conflicts of interest. While we do not expect these conflicts to interfere with the successful operation of the plant, conflicts of interest could have adverse consequences for us or you.

        Our Class D members may have different and conflicting financial interests.    The members and/or business entities controlled by a member of our initial Board of Managers and certain other investors have privately purchased Class D units. Steven Sershen, the owner of our project coordinator Val-Add Service Corporation, has also purchased Class D units. These Class D units will automatically be converted into Class A units on a two-for-one basis. Members of our initial Board of Managers and other investors who purchased Class D units may also purchase additional Class A or Class B units however, our affiliates may not purchase more than 10% of the capital units in this offering until we receive subscriptions for the minimum offering amount. Once the minimum offering amount is reached, affiliates will no longer be limited in the amount of capital units they may purchase. Any purchases of capital units by Class D members, our managers, officers or Ethanol Products should not be relied upon as an indication of the merits of this offering.

        Because our managers and officers are in a position to substantially influence our business, conflicts of interest may arise if they hold a substantial number of units. The interests of managers and officers may not be the same as yours. Any investments in capital units by family members or affiliates of a manager or officer could increase the risks discussed in this paragraph.

        Ethanol Products may have different and conflicting financial interests.    Ethanol Products will be our only Class C member, may have the power to elect at least one joint Class B and C representative on the Board of Managers, and may also be a Class B member. In addition, Ethanol Products, our ethanol marketer, is our single Class C member and its President, Robert Casper, is a member of our initial Board of Managers.

        Ethanol Products will receive compensation and fees for its services to Western Plains Energy, and may receive distributions through its ownership of capital units. These relationships create conflicts of interest. For example, Ethanol Products may have a conflict of interest in making decisions in its capacity as a member of our company and as a participant on the Board of Managers, because those decisions may affect the compensation and fees to be received by it. Ethanol Products may also similarly experience conflicts of interest in any decisions which need to be made regarding whether it has complied with its agreement or whether to modify, extend or continue its contracts.

        Val-Add Service Corporation, our project coordinator, may have different and conflicting interests.    Steven Sershen and Brian Minish, who are consultants with Val-Add, which is our project coordinator, are and have been involved with various other entities on other ethanol projects, so Messrs. Sershen and Minish also may have conflicts of interest in providing consulting services and advice to us regarding this project. Mr. Minish also currently serves as the Chief Executive Officer and the Chief Financial Officer of Great Plains Ethanol, LLC, a South Dakota limited liability company that is constructing a 40 million gallon ethanol plant in Turner County, South Dakota.

        ICM, Ethanol Products and Val-Add may experience conflicts of interest due to the other businesses in which they are involved or interested.    ICM, Ethanol Products and Val-Add provide services to us, but are not required to devote their full time or attention to our plant operations, and they are and will continue to be involved in other ethanol-related businesses and possibly other businesses or ventures, including ownership interests in other ethanol plants. ICM, Ethanol Products and Val-Add will therefore experience conflicts of interest in allocating their time, resources and services between our project and their various other business ventures. ICM, Ethanol Products and Val-Add may have financial or other incentives to favor other businesses over us. For example, another ethanol plant in which they have a financial interest may be more successful than Western Plains is, and that fact may cause these entities to devote more time, attention, and resources to that other plant. These entities' other businesses and ventures may also cause them to not have sufficient time to properly and fully fulfill their various duties and obligations to us. Nonetheless, ICM, Ethanol Products, and Val-Add have all represented to us that they will devote sufficient time and resources to our plant so as not to compromise our success.

CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING INFORMATION

        This document contains forward-looking statements involving future events, future business and other conditions, our future performance, and our expected operations. These statements are based on management's beliefs and expectations and on information currently available to management. Some of the sections of this prospectus that use forward-looking statements include, without limitation, "Prospectus Summary," "Management's Plan of Operation," and "Business." Forward-looking statements may include statements in which Western Plains Energy uses words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "predict," "hope," "will," "should," "could," "may," "future," "potential," or the negatives of these words, and all similar expressions.

        Forward-looking statements involve numerous assumptions, risks and uncertainties. Important factors that could significantly affect our current plans, anticipated actions and future financial condition and results include, among others, those set forth under the heading "Risk Factors." Our actual results or actual business or other conditions may differ materially from those contemplated by any forward-looking statements and we are not under any duty to update the forward-looking statements contained in this prospectus. We cannot guarantee our future results or performance, or what future business conditions will be like. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this document.

MANAGEMENT'S PLAN OF OPERATION

Overview

        We are a development stage start-up company. We will be unable to generate any revenues until after the proposed ethanol plant has been completed and is operating, which we do not expect to happen until the fall of 2003 at the earliest. Investing in our company is a high-risk venture and any profits will not be earned until the proposed ethanol plant has been completed and is operating, if at all.

        We are planning to build a 30 million gallon ethanol plant and to produce ethanol, distiller's dried grains with solubles, and distiller's wet grains with solubles. We will close this offering on September 1, 2002 and break escrow if we have received the minimum offering amount and all the other conditions for closing have been satisfied; however, we may extend the offering until March 31, 2003 to raise up to the maximum offering amount.

        We currently anticipate that we will begin construction in the Fall of 2002. It will take approximately 13 to 15 months from the time we complete site preparations and begin pouring concrete to complete construction of the proposed plant. We have entered into a design/build agreement with ICM to design and build the plant. We also plan to pay ICM to hire, employ, train, and assist our plant manager for a two-year period beginning at least six months before our plant begins operating.

        We have entered into an agreement with Ethanol Products, LLC to market and sell all of the ethanol we produce, and we have entered into an agreement with ICM Marketing, Inc. to market and sell all of the distiller's dried grains with solubles and distiller's wet grains with solubles we produce. We do not intend to hire a sales staff to market any of our products. Ethanol Products and ICM Marketing will be paid commissions under our marketing contracts with them to market and sell our products. We will be responsible for hiring and supervising all of our staff with respect to the direct operations of the proposed ethanol plant, including receiving, production and shipping.

        Our fiscal year will end on December 31 of each year.

Use of Proceeds; Acquisition of Land and Plant Construction

        We plan to use the proceeds from this offering, as well as funds from a lender to acquire the land and construct the plant and other facilities. A portion of the proceeds will also be used to purchase the initial inventory of corn, milo, chemicals, yeast and denaturant, which are our major raw materials, and to cover our other operating costs until we begin collecting receivables. We anticipate that a total of $41.1 million of debt and equity financing will be necessary to purchase the real estate, build the plant, make the necessary capital improvements, purchase the machinery, equipment and initial inventory, and cover start-up, financing and offering expenses. We believe a minimum equity investment of $15,735,000 of the project's total estimated capital requirements will be necessary in order to obtain the additional debt financing required to fund these expenditures.

Three Year Plan of Operations

        We expect to spend two months on engineering work before construction begins and then approximately 13 to 15 months in constructing the ethanol plant. We anticipate starting construction in the Fall of 2002 and we do not believe that ethanol production will begin until October 2003 at the earliest. Assuming the successful completion of this offering and the related debt financing, we expect to have sufficient cash on hand to cover construction costs including, but not limited to, site acquisition and development, installation of utilities, construction, equipment acquisition and interest accrued during construction. In addition, we expect to have enough cash to cover our operating and administrative costs for the first few weeks of operations until we begin collecting payment on our accounts receivable. Such costs include raw materials, staffing, office costs, audit, legal, regulatory compliance and staff training, and to pay expenses related to our proposed debt financing and this offering.

        The following is our estimate of sources of funds and various costs for approximately the next 24 months. Our actual expenses could be much higher due to a variety of factors described in the section entitled "Risk Factors." With the exception of the Kansas Department of Commerce Loan, Farm Credit Loan, private sale of Class C units, and private sale of Class D units, our sources of funding are only estimates. We have no commitments or agreements with any third party to provide us with these funds.

Sources of Funds

	Total Minimum Offering	Total Maximum Offering
Sale of Class A and B units in this Offering	$15,735,000	$19,835,000
Kansas Department of Commerce Loan	100,000	100,000
Farm Credit Loan	120,000	120,000
Private Sale of Class C units	250,000	250,000
Private Sale of Class D units	415,000	415,000
Debt Financing	24,480,000	20,380,000

Total sources of funds:	$41,100,000	$41,100,000

Uses of Funds

Acquisition of Real Estate	$358,000
Water Rights	15,000
Construction Costs:
ICM design/build agreement (including plant construction, spare parts, machinery and equipment)	35,500,000
Construction contingency	1,527,000
Permitting	100,000
Start-up Costs:
Raw materials:(1)
Corn and Milo	700,000
Chemicals, Yeast, Denaturant	250,000
Other operating costs during pre-production period	250,000
Management and Consulting Costs:
Consulting fees(2)	250,000
Management costs	100,000
Financing Costs:
Loan fees	325,000
Legal fees	25,000
Related expenses(3)	50,000
Repayment of Kansas Department of Commerce Loan	100,000
Repayment of First Principal Payment of Farm Credit Loan	21,700
Offering and Organizational Costs:
Legal fees and expenses	150,000
Accounting fees and expenses	30,000
Printing and distribution expenses	40,000
Advertising	10,000
Miscellaneous filing fees and other expenses	20,000
Capitalized Interest(4)	800,000
Working Capital	478,300

Total Uses of Funds	$41,100,000

(1)
Consists of costs of raw materials inventory and sufficient raw materials to commence production and operate until we begin collecting our accounts receivable.

(2)
Consists of fees of $5,000 per month to our project coordinator, Val-Add Service Corporation, for an estimated 24 months, plus a bonus of $60,000. Also consists of fees of $2,800 per month to U.S. Energy Services, Inc.

(3)
Consists of costs of title insurance, real estate appraisal, Phase I environmental testing and similar measures that a lender is expected to require to secure the debt financing.

(4)
Consists of interest on debt financing capitalized during development and construction phases as described elsewhere in this prospectus.

Administration

        We currently have a temporary office in Quinter, Kansas. Once the plant is complete, our offices will be located at the plant site. We have contracted with an individual on an hourly wage basis to provide office support to our Board of Managers and our Chief Executive Officer and Chief Financial Officer. We are dependent entirely on our Board of Managers, our Chief Executive Officer and Chief Financial Officer, our outside legal counsel and an outside accounting firm for maintenance of books and records. We will be responsible for hiring and training our office staff and production workers in sufficient time before the start of plant operations. However, there can be no assurance that we will be able to retain qualified individuals.

Operating and Financing Expenses

        As we draw closer to the start of operations, we expect to incur various operating expenses, such as salaries of the office staff and production workers. Along with operating expenses, we anticipate that we will have significant expenses related to financing and interest. We have allocated funds in our capital structure for these expenses; however, there can be no assurance that the funds allocated will be sufficient to cover these operating expenses. We may need additional funding to cover these costs if sufficient funds are not retained up-front or if costs are higher than expected.

Plant Management

        We entered into a letter of understanding with ICM on November 16, 2001 that outlines the principal terms of our anticipated Management Placement Agreement with ICM. As outlined in the letter of understanding, ICM will provide us with a plant manager for a two-year period beginning six to nine months before the plant is expected to start operations. The plant manager will be hired and paid by ICM and report to both ICM and our board of managers. The plant manager will have day-to-day control of plant operations. ICM will train the plant manager and provide support including, but not limited to, support for process consulting, engineering services, Distribution Control System assistance, monitoring and microbiology assistance. We will pay ICM a service fee of $250,000 per year for the services of the plant manager. We will also reimburse ICM personnel for all travel, meals, and lodging expenses incurred in providing management support for the plant during this period. At the end of the two-year period, we will have the option to hire the plant manager with a salary and benefits package substantially similar or better than ICM's compensation. We may also choose to terminate the plant manager and hire other management at the end of this period with six-months advance notice to ICM. We will also make a non-voting advisory seat on the board of managers available to ICM during the period that the plant manager is employed by ICM.

Employees

        In addition to the plant manager, we estimate that we will employ approximately 30 full-time or full-time equivalent employees once the plant is operational, including an operations manager, a maintenance manager, a microbiologist, a chief mechanical operator, plant operators, plant maintenance personnel, an accountant, a receptionist and a secretary. We estimate that our annual payroll, not including the cost of fringe benefits or compensation of the plant manager, will be approximately $900,000 in the first year of operations.

Liquidity and Capital Resources

        We are seeking to raise a minimum of $15,735,000 and a maximum of $19,835,000 in this offering. The offering proceeds will be placed in an escrow account with First National Bank Trust Department of Goodland in Goodland, Kansas until we have received subscriptions for at least the minimum offering amount and satisfy all other closing conditions.

        In August 2001, we received a $100,000 loan from the Agricultural Value Added Center of the Kansas Department of Commerce and Housing for use as funding to pay for professional services and actual costs associated with Securities and Exchange Commission filings. Under the terms of this loan, if the proceeds of this offering are released from escrow by September 1, 2003, (under the terms of our offering, we must break escrow by March 21, 2003) we agreed to repay the sum of $100,000 within seven days of escrow being broken. If escrow is broken after September 1, 2003, we agreed to repay the $100,000 plus 7.75% interest on the funds beginning on September 1, 2003 (which is not possible under the terms of our offering). We have no obligation to repay this loan if escrow is not broken.

        In February 2002, we entered into a Note and Loan Agreement with Farm Credit of Ness City, FLCA. We borrowed $120,000 from Farm Credit to finance a portion of the $178,373 purchase price of the 137 acres of land described in detail under "Business—Plant Site and Water Rights" below. Under the terms of the note, five annual payments of $27,717 are due to Farm Credit. The above-referenced real estate is the collateral for this loan.

        We hope to attract debt financing from a lender to complete the project; however, we do not currently have any financing commitments. We have engaged Val-Add Service Corporation to assist us in obtaining such loans. You can read about Val-Add under "Management—Project Coordinator." Completion of the project depends on our ability to obtain these loans and close on this offering. In addition to the satisfaction of the other conditions to breaking escrow, we will not close on the escrow account until we have a commitment letter from a lender to provide our required debt financing. If we are unable to secure a commitment letter from a lender and satisfy of the other conditions to breaking escrow before March 31, 2003, we will promptly return the 10% you paid to us in cash to you without interest and return your promissory note to you. The executed commitment letter is not a loan itself and does not guarantee that we will be able to obtain debt financing on the terms described in the commitment letter, or at all.

        Although we have had some initial discussions with potential lenders, none of these lenders has yet provided us with a commitment letter. We will generally require that any commitment letter that we receive from a lender meet the following criteria: debt financing of $20.3 million to $24.4 million consisting of a construction loan for up to 14 months converting into a term loan of 7 to 10 years, repayment of the loan by level or amortized loan principal payments, it must state that the financial ratios that the lender will require will permit us to make the cash distributions provided for in our Operating Agreement. Our Board of Managers reserves the right to accept a commitment letter from a lender with differing terms if it determines that it is in our best interests to do so.

        Based on Val-Add's prior experience in the ethanol industry, we anticipate that our debt financing will also contain the following or similar terms and conditions. First, the entire loan will be secured by all of our real property, equipment, receivables and inventories. We expect to pay prime rate plus 0.5% on the loan, plus annual fees for maintenance and observation of the loan by the lender, with no principal or interest becoming due until construction is complete. We expect that our debt financing will have repayment terms consisting of fixed monthly payments of principal and interest beginning after operations commence. If the project suffers delays or interest rates increase, the payment of additional interest could adversely affect our business.

        We also intend to apply for a ten-year property tax exemption for our plant site and facilities. We have received a letter from the Gove County Board of Commissioners indicating that the Board of Commissioners intends to support a ten-year tax exemption for us. The Board of Commissioners, however, has not yet conducted a formal analysis of the costs and benefits of such an exemption or held a public hearing regarding the exemption. Both are required under Kansas law. In addition, after approval from the Gove County Board of Commissioners, we must apply for exempt status with the Kansas Board of Tax Appeals and receive its approval. If we receive a property tax exemption, we will need to file a claim each year with the Gove County appraiser's office to verify that we continue to qualify for the exemption. We cannot assure you that we will receive this exemption from property taxes or that we will remain exempt from property taxes in future years. If we do not receive a property tax exemption, our profitability may be reduced, and we may have less cash available for operations and distributions.

Dilution

        As of December 31, 2001, our current outstanding equity consists solely of 83 Class D units issued to the initial members of the Company at a price of $5,000 per unit. Each outstanding Class D unit will be automatically converted into two Class A units upon the completion of the offering.

        The net tangible book value of all units before the offering is $5,000. Upon completion of the offering, our initial members holding Class D units will realize an immediate increase of $404,758 in the net tangible book value of their Class D units, or $4,817 per unit, if the minimum offering amount is sold, and $404,766, or $4,901 per unit if the maximum offering amount is sold. After the offering is completed, the net tangible book value of all units, if the minimum offering amount is sold, will be $4,817, and if the maximum offering amount is sold, the net tangible book value of all units will be $4,901. If you purchase capital units in this offering, you will realize an immediate decrease of $123.40 per unit in the net tangible book value of your capital units if the minimum is sold, and if the maximum offering amount is sold, you will realize an immediate decrease of $99.21 per unit. The Class A units issuable upon conversion of the Class D units will represent only 2.47% of the total outstanding capital units of the company if the minimum offering is sold, or 1.98% if the maximum is sold.

        We may seek additional equity financing in the future, which could cause additional dilution to investors in this offering, and a reduction in your percentage equity interest. If you invest in this offering, you will not have any preemptive rights to purchase additional units in any subsequent offering to preserve your ownership percentage.

Distribution Policy

        We have not declared or paid any distributions on our capital units. We do not expect to generate earnings until the proposed ethanol plant is operational, which we do not expect to occur until October 2003 at the earliest. After operation of the proposed ethanol plant begins, we will be required, under our Operating Agreement, to distribute a minimum of 20% of our net cash from operations each year to our members in proportion to the number of units held, provided that our net cash from operations exceeds $500,000 for the year and that any such distribution would not trigger a default under the terms of any of our loans or credit facilities. By "net cash from operations," we mean the gross cash proceeds from our operations, sales, and other dispositions of assets, including but not limited to investment assets (but not including sales and other dispositions of all or substantially all of the assets of the company), less the portion thereof used to pay, or set aside as reserves for, all of our expenses, debt payments, capital improvements, obligations, replacements and contingencies, as determined by our Board of Managers. The portion of cash proceeds to be set aside as reserves is determined by the Board of Managers in its sole discretion, based on its estimate of the anticipated cash requirements of our business. Net cash from operations is not required to be determined in accordance with generally accepted accounting principles. Any additional distributions will be solely in the discretion of the Board of Managers and we cannot assure you that we will ever pay any distributions to our members.

Financial Results

        Western Plains Energy was formed on July 10, 2001, and has not been an operating entity. Western Plains Energy has no substantial assets and has earned no income from operations, although we have received some contributed capital from the issuance of Class C and D units and other sources to cover some of our organizational expenses and start-up costs. The expenses we have incurred have been paid from funds received from this contributed capital and may also be paid from the public sales of Class A and B capital units. Audited financial statements as of December 31, 2001, and for the period from inception until December 31, 2001 and unaudited financial statements as of March 31, 2002 and the three months then ended, and the period from inception, through March 31, 2002, are located under Appendix B.

BUSINESS

Background—The Ethanol Industry

        Ethanol is a chemical produced by the fermentation of sugars found in grains and other biomass. Ethanol can be produced from a number of different types of grains, as well as from agricultural waste products such as sugar, rice hulls, cheese whey, potato waste, brewery and beverage wastes and forestry and paper wastes. According to a 2000 Congressional Research Service Issue Brief, approximately 90% of ethanol in the United States today is produced from corn because corn produces large quantities of carbohydrates, which convert into glucose more easily than other kinds of biomass. In Kansas, most of the ethanol is produced from milo because it is usually priced lower than corn. Milo is also known as grain sorghum. A bushel of either grain typically yields 2.67 gallons of undenatured fuel ethanol.

        Ethanol contains 35% oxygen by weight. When combined with gasoline, ethanol acts as an oxygenate, which is to say it increases the percentage of oxygen in gasoline. As a result, the gasoline burns more cleanly, and releases less carbon monoxide and other exhaust emissions into the atmosphere. Oxygenated gasoline is commonly referred to as reformulated gasoline or "RFG." Although not all scientists agree about the existence or extent of environmental benefits associated with the use of ethanol, the use of ethanol is commonly viewed as a way to improve the quality of automobile emissions.

        The Federal Clean Air Act.    The use of ethanol as an additive to gasoline was stimulated by the Federal Clean Air Act, which was significantly amended in 1990. The 1990 amendments mandated the use of oxygenated fuels (with a minimum of 2.7% oxygen by volume) in specific regions of the United States during the winter months to reduce carbon monoxide. Cities, regions and states not meeting minimum clean air standards for these pollutants must require the use of cleaner-burning fuels. Accordingly, they require that oxygenates be added to gasoline sold in these locations.

        Ten major U.S. metropolitan areas are out of compliance with the Clean Air Act standards and are required to use RFG year-round. Other areas are only required to use RFG during the winter months. Five states, the District of Columbia, and eight metropolitan areas have voluntarily chosen to use RFG to help achieve their clean air goals.

        According to the Renewable Fuel Association's 2001 Ethanol Industry Outlook, approximately 35% of the gasoline sold in the U.S. contains oxygenates. Currently, the most common oxygenate is methyl tertiary butyl ether, or MTBE. MTBE, a petroleum-based product, is produced from methanol and natural gas and is largely imported from the Middle East. According to the United States Energy Information Administration's 2001 Annual Energy Outlook, about 13% of the nation's RFG uses ethanol as an oxygenate and MTBE makes up the vast majority of the balance. However, since MTBE was introduced and has become a commonly used oxygenate, MTBE has been found in well water, lakes and streams. While MTBE has not been classified as a carcinogen, it has been shown to cause cancer in animals and its continued use has raised serious environmental concerns. On March 20, 2000, the Environmental Protection Agency called for MTBE to be banned or have its use significantly reduced because of environmental problems associated with its use as a fuel oxygenate. The United States Senate is currently considering a bill that would phase out MTBE over four years and require refineries to use at least 5 billion gallons of ethanol by 2012. Based on a publication by AUS Consultants found on the Renewable Fuels Association's website, we anticipate that the nationwide demand for ethanol will increase to nearly 3.5 billion gallons per year by 2005 if MTBE's use is banned nationwide.

        Furthermore, fourteen states, including Kansas, have already enacted laws banning or greatly restricting the sale of MTBE. These laws will become effective at various times over the next five years. California's ban on the sale of MTBE is scheduled to become effective on January 1, 2003. On June 12, 2001, the Environmental Protection Agency denied California's request for a waiver of the oxygenated fuel requirement of the 1990 Clean Air Act Amendments. On August 13, 2001, California filed suit against the Environmental Protection Agency seeking to overturn the Environmental Protection Agency's decision. On March 15, 2002, Governor Gray Davis extended the deadline for removing MTBE from California's gasoline supply to January 1, 2004. If California is required to continue to comply with the oxygenated fuel requirements, the Renewable Fuels Association estimates that California will need approximately 580 million gallons of ethanol per year in 2003 to replace MTBE as an oxygenate.

        Governmental Incentives.    Recognizing the need for a cleaner source of energy, and appreciating that ethanol is also renewable and can be produced in the United States, legislators have created federal and state incentives for ethanol production. These tax incentives allow the ethanol industry to compete successfully in domestic fuel markets with gasoline blended with MTBE produced by the oil industry. Although the regulatory program is complicated and there are other federal tax incentives for ethanol production, the most important incentive for our proposed ethanol plant and our anticipated customers is the partial exemption from the federal excise tax on gasoline.

        The 5.3 cents per gallon partial exemption from the federal excise tax on gasoline is for alcohol fuels such as ethanol that are produced from biomass and used as fuels. Currently, if gasoline contains up to 10% ethanol produced from biomass, then the gasoline is exempt from 5.3 cents of the 18.4 cents per gallon federal excise tax. This exemption will be reduced from 5.3 cents per gallon to 5.2 cents per gallon for the years 2003 and 2004 and 5.1 cents per gallon for 2005, 2006 and 2007, when the current legislation is scheduled to expire.

        There is also a federal small producer tax credit available to ethanol producers whose annual production does not exceed 30 million gallons. The credit is $.10 per gallon for up to 15 million gallons. Although we may qualify for this tax credit in the early years of our plant operation, we expect that as our production efficiency increases our production may eventually exceed 30 million gallons a year and that as a result we will no longer be eligible for this tax credit. There, however, is legislation currently pending before Congress that would change the definition of small ethanol producer to ethanol producers whose annual production does not exceed 60 million gallons a year, but we cannot predict if this legislation will be enacted.

        In addition to the federal fuel tax exemption, Kansas provides an incentive production payment to ethanol producers. The production incentive available to Kansas ethanol producers, who commence production after July 1, 2001 and sell at least 5 million gallons, consists of a direct payment of $.075 per gallon for up to 15 million gallons per year. Accordingly, the maximum amount a Kansas ethanol producer can currently receive in a year is $1,125,000. These incentive payments are available for the first seven years of production. The available statewide funding for these incentive payments is $1,500,000 per year for 2002-2004 and $3,500,000 per year for 2005-2011 plus any excess balance carried over from the prior year's current production account. Any shortfall in the available funds will result in a pro rata decrease in the incentives paid to the individual ethanol producers. Because Kansas recently enacted the new producer incentive program and the number of ethanol producers who will qualify for the incentives is not known, we cannot predict whether the funds designated will be sufficient to fully funded the program in the future.

        Industry Growth.    Because of federal and state policies promoting cleaner air and the state and federal tax and production incentives mentioned above, the ethanol industry has grown substantially in recent years. Currently, according to the Renewable Fuels Association and Energy Information Administration, U.S. ethanol plants have the capacity to produce approximately 2 billion gallons of ethanol annually, compared to only 175 million gallons in 1980. In an August 2001 report, the California Energy Commission estimated that by 2005 national ethanol production capacity will double to more than 4.4 billion gallons annually. AUS Consultants, in a publication found on the Renewable Fuels Association's website, however, estimates that the nationwide demand for ethanol during the same period will only increase to nearly 3.5 billion gallons, even if MTBE's use is banned nationwide. According to February 2002 Renewable Fuels Association information, there are currently 61 ethanol production facilities located in the United States, with the great majority of them located in the Midwest in the corn-producing states of Illinois, Wisconsin, Minnesota, Iowa, North Dakota, South Dakota, Nebraska and Kansas. Based on an April 2002 Renewable Fuels Association press release, fourteen additional ethanol plants are under construction nationwide and, according to an article in the "Topeka Capital-Journal," 34 existing plants are undergoing expansions. Based on information in a November 2000 American Coalition for Ethanol report and an article in the "Topeka Capital-Journal," Kansas currently has five plants producing approximately 91 million gallons of ethanol annually.

        In addition, automobile companies have begun developing ethanol-friendly vehicles. Gasoline blends containing up to 10% ethanol are approved under the warranties of most major domestic and foreign automobile manufacturers marketing vehicles in the United States, and many recommend the use of cleaner burning fuels, such as ethanol, in their vehicle owner manuals. Similarly, most major manufacturers of power equipment, motorcycles, snowmobiles and outboard motors endorse the use of ethanol blends in their products. In the last several years, automobile companies have introduced a growing number of flexible fuel vehicles that operate on fuel mixtures of up to 85% ethanol. In addition, ethanol industry advocates have developed new diesel fuels, commonly referred to as "OxyDiesel," which are a blend of diesel fuel and ethanol.

The Ethanol Production Process and the Ethanol Plant

        We plan to have corn and milo delivered by semi-trailer trucks, although we may decide to add the facilities to have grain delivered by rail, but our design/build agreement with ICM does not currently include constructing the facilities and equipment to do so. Upon receipt, the grain is first weighed and tested, then put in a storage bin. The grain is then conveyed to a scalper to remove rocks and debris, then sent to a processing bin. Next, the grain is transported to a hammer-mill or grinder where it is ground into flour and conveyed into a tank for enzymatic processing.

        An ethanol plant is essentially a fermentation plant. The ground corn or milo, which contains starch, is mixed with water to form a mash. The mash is heated and enzymes added to convert the starch into fermentable sugars. Fermentation occurs when yeast is added to convert the sugars into ethanol and carbon dioxide. The carbon dioxide may either be captured and sold, if nearby markets exist, or released into the atmosphere. Fermentation produces a mixture called "beer," which contains about 10% ethanol and 90% water. The "beer" is then boiled in a distillation column to separate the water, resulting in ethyl alcohol that is 90 to 95% pure. The mixture then goes through a dehydration process, which increases the alcohol content to 99% or greater. This product is then mixed with a certified denaturant to make the product impotable and commercially saleable.

        The solids removed during the distillation process are centrifuged and then conveyed to a large dryer system. Syrup is added to the mixture as it enters the dryer, where moisture is removed. This process produces either distiller's dried grains with solubles or distiller's wet grains with solubles depending on the extent the mixture is dried. You can read more about both of these animal feed supplements below under "Distiller's Dried Grains with Solubles; Distiller's Wet Grains with Solubles; Additional Products."

        The production process is controlled by a computerized Distributed Control System. From a centralized control room, the plant operators can monitor and adjust the production process to maintain a reliable and safe process operation. From the control room, operators can start and stop pumps; monitor and change various systems, temperatures, pressures and other variables essential to the overall production process.

        We have retained ICM to design and build our proposed ethanol production facility. We also intend to engage ICM for the hiring, training and employment of our plant manager for a two year period beginning at least six months before the plant is expected to start operations. ICM's extensive experience is described below under the section entitled "ICM."

        We entered into a design/build agreement with ICM to design and construct the plant on April 4, 2002. Under the design/build agreement, ICM will provide all labor, materials, and equipment to design, construct, start up and achieve performance rates of a dry mill ethanol plant capable of producing 30 million gallons per year of ethanol and 96,000 tons of distiller's dried grains with solubles for an estimated construction cost of $35.5 million.

        The $35.5 million construction cost of the design/build agreement, includes a $225,000 cash allowance for the office building and equipment, a $300,000 cash allowance for spare parts and shop equipment, a $500,000 cash allowance for railroad spur improvements and switches, a $500,000 cash allowance for a thermal oxidizer, which is a state-of-the-art emissions control device, a $1.1 million cash allowance for a grain handling system and a $1 million owner's contingency allowance. In addition to the construction costs, we expect to incur additional up front costs of $3.6 million to acquire the site and water rights, and for permitting, start-up costs, management and consulting costs, financing costs, offering and organizational costs, capitalized interest and for working capital. For more information on construction and other costs, please see "Management's Plan of Operation—Uses of Funds." ICM estimates that it will take approximately 13 months once we provide them with a notice to proceed to substantially complete construction of the plant, such that we can begin producing ethanol, and an additional 2 months for the entire plant to be completed and ready for final payment.

        Our design/build agreement with ICM includes a License Agreement to utilize ICM's technology in relation to the operation and maintenance of our ethanol plant for as long as the plant exists. Specifically, the License Agreement defines ICM's technology as all of ICM's proprietary rights, including patents, copyrights, trade secrets, formulas, research data, processes, know-how and specifications related to ICM's design and construction of the ethanol plant. We agree to use all reasonable efforts to keep ICM's proprietary rights secret and confidential, if we violate the confidentiality provision, ICM may exercise any remedies available to it, including specific performance and requesting injunctive relief. As part of the License Agreement, ICM agrees to indemnify us in any matter brought by third parties alleging infringement or misappropriation by ICM's technology by us.

Plant Site and Water Rights

        We have acquired an option to purchase approximately 103 acres of farmland located in Gove County, Kansas. We paid $1,000 for the option and have until March 1, 2003, to exercise it and purchase the land. The option price is $1,000 per acre for a total purchase price of $103,280.

        If we execute this option, we have entered into an agreement to exchange the 103 acre parcel of land for 53.5 acres of neighboring farmland in Gove County and a waterline easement across the approximately two miles of property between our proposed well site and our proposed plant site. As additional consideration for the exchange, we have agreed to pay $50,000 to the seller, $5,000 of which we have already paid and is nonrefundable. We decided to enter into this option because there is an irrigation water well on this site and the site has close access to the Union Pacific Railroad, and there is a nearby existing 1,000,000 bushel grain storage facility. We have also agreed to lease, as dry land acres, that portion of the property not being used in our plant site back to the seller for a period of five years following the exchange. We will receive one-third of the crop production and government payments as rent on this land. There is currently a home on approximately one acre of the land, and the exchange agreement provides that the resident may continue to live on this portion of the land for his lifetime. Upon the earlier of his death or his ceasing to live on the property, we acquire the property free of this encumbrance and may use it as we deem appropriate.

        Our original option agreement on the 103 acres of farmland provided that any portion of the land not utilized by us for our plant site would be leased back to one of the sellers. Because we will be exchanging the property, we amended the option agreement to provide that we will buyout this lease provision at the time we exercise the option for $30,000.

        We have also purchased approximately 137 acres one and a half miles east of the 53 acres that we will receive in the above-described exchange. The purchase price for this additional 137 acres was $178,373. As part of this purchase, we acquired water appropriation rights for two wells located on the property, but will need to apply to the Kansas Department of Agriculture, Division of Water Resources to change the type of water use from agricultural irrigation use to industrial use if we need to utilize these wells. We only anticipate using water from these wells if we expand our plant capacity. We have agreed to lease the property back to one of the sellers for a period of five years with the amount of cash rent based on the portion of the land that is dry land acres and the portion that is irrigated acres, with the seller expressly recognizing that the water available for irrigation may be dramatically reduced, and possibly eliminated, if we use the water from this property in our ethanol plant operations.

        We have an additional land option agreement that we procured as an alternative site, but we do not intend to exercise it and we will not incur any cost if we do not.

        Our plant and facilities are designed to occupy approximately 20 acres of the 53 acre site and to have the capacity to produce up to 30 million gallons of ethanol per year beginning in the first year of operation. ICM's experience has been that the ethanol plants it designs and builds can typically produce more than the design capacity over time because of efficiencies that can be achieved in a plant's operations after the initial start-up is completed; however, increased production above 30 million gallons per year may be limited due to environmental permitting requirements.

Ethanol Marketing

        Based on information we received from our ethanol marketer, Ethanol Products, the target market area for the ethanol produced at the plant is expected to include local, regional and national markets, as further described in detail below. We estimate that, because of its location, we will not only be able to service the Midwest market but will also be well positioned to take advantage of markets in Colorado and the Southwest and the anticipated demand for ethanol in California.

        Markets in Denver, Colorado; Colorado Springs, Colorado; Wichita, Kansas; Kansas City, Kansas; and Kansas City, Missouri are expected to be the primary target local and regional markets for the facility. Shipping will be done primarily by truck to markets in Kansas, with the option to ship by truck or rail to Colorado and western Missouri markets. Nearby Interstate Highway 70 provides excellent transportation links in all directions.

        The plant is being designed with rail facilities and connections to the Kansas railroad system, which will facilitate transporting the ethanol we produce to our national target markets. Approximately 40% to 60% of the ethanol is expected to be marketed by rail. The national target rail markets for the facility will include Phoenix, Arizona, as well as potential new markets on the East Coast and California due to anticipated MTBE phase outs.

        We have signed a contract with Ethanol Products LLC, to market the ethanol produced at our plant. Ethanol Products has told us that it currently has exclusive ethanol marketing agreements with 12 ethanol producers in Minnesota, South Dakota, North Dakota, Missouri, Iowa and Michigan and that currently provides 250 million gallons of fuel grade ethanol annually to domestic refiners and retail marketers. An "exclusive ethanol marketing agreement" gives the ethanol marketer the exclusive right to market an ethanol producer's ethanol for the term of the agreement. While our Ethanol Marketing and Services Agreement is an "exclusive ethanol marketing agreement," we do not have any other exclusive business relationship with Ethanol Products. We do not expect to be dependent on one or a limited number of major customers.

        Our Ethanol Marketing and Services Agreement with Ethanol Products will be in effect for automatically renewing five year terms from the start of ethanol production at the plant. Under the contract, Ethanol Products will charge us a marketing and administrative services fee of $.01 per gallon of ethanol produced. In addition, Ethanol Products will negotiate fees with us for services other than fuels marketing and may offer us the opportunity to participate in certain "value added opportunities" on a spot market or contract rollover basis. It will be our decision whether to participate in these opportunities and the terms of each will be negotiated on a case by case basis. All account receivable losses arising from the marketing of ethanol are our sole responsibility.

Corn and Milo Supply

        We expect that the proposed location of the plant in Gove County, Kansas, will allow accessibility to corn and milo at necessary levels. The proposed plant will produce ethanol and the two co-products from approximately 10.7 millions bushels of corn and milo, which is also known as grain sorghum, annually. According to the Kansas Agricultural Statistics Service, in 2000, approximately 86 million bushels of corn and over 25 million bushels of milo were produced in the Northwest and West Central portions of Kansas where our plant will be located. In addition, the plant will be located only 60 miles from the Nebraska state border and 75 miles from the Colorado state border, and we expect to purchase some of our corn and milo from producers in these areas. We anticipate that our Class A members will choose to enter into grain delivery agreements with us. However, if the number of Class A members is fewer than we anticipate, we plan to purchase grain on the open market to meet our grain needs and do not anticipate that the prices on the open market will be materially different than the price we will likely pay to our Class A members. We also may decide to add the capability to receive grain by rail but our design/build agreement with ICM does not currently include constructing the facilities and equipment to do so.

        All of the corn and milo we purchase will be tested and must meet high quality control standards to ensure the efficient operation and quality products of our plant. We will use the United States Department of Agriculture's grade requirements for U.S. Number Two Corn and U.S. Number Two Grain Sorghum. From time to time, we may also decide to accept grain that does not meet the criteria for U.S. Number Two Corn or U.S. Number Two Grain Sorghum or is otherwise substandard. If we do, we will discount the price or make other allowances to account for the lesser grade quality or condition at delivery.

Hedging

        Due to fluctuations in the price of corn and milo, we intend to engage a reputable grain hedging firm to help us develop a hedging strategy to manage our commodity risk exposure and optimize finished product pricing, but we currently have no agreements with such a firm. We intend to do this to help guard against volatile price movements that regularly occur in the corn and milo markets.

Distiller's Dried Grains with Solubles; Distiller's Wet Grains with Solubles; Additional Products

        A co-product of the ethanol production process is distiller's dried grains with solubles, or DDGS. DDGS is a high protein, high energy feed supplement marketed primarily to the dairy, beef, and sheep industries. DDGS is a popular feed supplement, with approximately 3 million tons sold annually. DDGS may be sold and shipped to any market regardless of its vicinity to an ethanol plant. When operated at its annual capacity of 30 million gallons, the proposed plant will have the ability to dry all distiller's grains produced.

        According to the Kansas Agricultural Statistical Service, the cattle population in Western Kansas is approximately 1.9 million head of cattle. Based on this and a feed ration of four pounds of DDGS per head of cattle per day, ICM Marketing, our DDGS and DWGS marketer, estimates that the total market potential for DDGS for cattle in Western Kansas to be 1.4 million tons per year. In addition, we expect that some of the DDGS that we will produce will serve markets outside of Kansas. We expect to have a distinct advantage relative to other Midwest producers of DDGS in that our transportation costs for delivery should be much lower than other DDGS producers.

        Another co-product of the ethanol production process is distiller's wet grains with solubles, or DWGS. To produce DWGS, the distiller's mash from the fermentation process is only partially dried, creating a feed product that is 10% protein, 3% fat, and 60% moisture. Although DWGS is less costly to produce than DDGS because of the lower drying costs, it is more costly to transport because of its higher moisture content and can only be transported by end-dump truck trailer, not by rail. As a result, our potential market for DWGS will be limited to customers within approximately a 115-mile radius of the plant site. Again, based on information from the Kansas Agricultural Statistical Service, there are over 940,000 head of cattle within this radius of our plant site, including several large cattle feedlots in the Scott City and Garden City areas in particular.

        We have entered into an agreement with ICM Marketing, Inc. to market all of the dried distiller's grains with solubles and wet distiller's grains with solubles produced at the plant. The initial term of our agreement with ICM Marketing is for a three year term expiring on October 1, 2004 and will automatically renew for one year terms unless terminated by us or ICM Marketing with 90 days written notice. ICM Marketing will pay us 98% of the selling price, less applicable freight, for all products. Upon receipt of documentation from us, ICM Marketing will pay us an additional .5% of the selling price, less applicable freight, on all products sold to our members subject to a distiller's grains purchase agreement. ICM Marketing will be responsible for invoicing all loads, receiving payments from customers and paying freight when necessary. All account receivable losses arising from the sales of distiller's grains products will be the sole responsibility of ICM Marketing, unless such losses are related to the substandard quality of products we have provided.

        While carbon dioxide is also a co-product of the ethanol production process, the potential demand for carbon dioxide in the local market has not been determined and we do not currently intend to capture and sell the carbon dioxide produced at the plant.

ICM

        ICM, Inc. is an engineering and manufacturing firm based in Colwich, Kansas, which we have retained on a fee-for-services basis. ICM was not involved in the organization of our company and has no representation on our Board of Managers, although we plan to engage ICM to hire and train our plant manager. ICM's engineering operations consist of consulting, process design by professional engineers, procurement and project management, as well as manufacturing engineering for dryers and Phoenix Bio-Methanator wastewater treatment systems used in ethanol plants. ICM has been involved in the research, design, construction, fabrication and operation of many ethanol plants.

        ICM personnel have many years of experience in the ethanol industry and combined dry and wet mill operation and design, and currently has two patents pending related to its ethanol distillation process. In 2000 and 2001, ICM started up or expanded four ethanol plants capable of producing approximately 134 million gallons per year utilizing the majority of the technology we intend to incorporate into our ethanol plant. We are dependent upon ICM for virtually all aspects of our proposed project, including construction, plant management and operation.

        ICM works closely with Phoenix Bio-Systems, Inc. Phoenix Bio-Systems is also a Colwich, Kansas based company. ICM jointly designed the Phoenix Bio-Systems/ICM Bio-Methanators used in the treatment of waste produced in ethanol production before water is recycled back into the production process with Phoenix Bio-Systems, builds the Bio-Methanators, and services them after they are installed. We expect to install a Phoenix Bio-Systems Bio Methanator in our plant, which will have no process water discharge during normal operation. If the Bio-Methanator malfunctions, we will continue to recycle water without treatment, which may cause slight production inefficiencies until the Bio-Methanator is restored to normal operation.

        We entered into a design/build agreement with ICM on April 4, 2002. Under the design/build agreement, ICM will provide all labor, materials, and equipment to design, construct, startup and achieve performance rates of a dry mill ethanol plant capable of producing 30 million gallons per year of denatured fuel ethanol and 96,000 tons of distiller's dried grains with solubles. We will pay ICM $35.5 million for completing this work. This price includes allowances for the office building and equipment, spare parts, railroad spur improvements and switches, thermal oxidizer, grain handling system, and a $1 million contingency allowance. ICM plans to have substantially completed construction within 13 months of receiving a notice to proceed from us and to have fully completed construction within 15 months.

        Our Board of Managers believes it is a significant advantage to the success of our business to be associated with ICM because of its experience, expertise and successful history of developing ethanol projects similar to our proposed plant.

ICM Marketing

        ICM Marketing, Inc. is a Colwich, Kansas based grain marketing service which we have retained. Although ICM Marketing is a separate company, it is closely affiliated with ICM. ICM Marketing's employees have many years of experience in grain handling, procurement and ingredient merchandising. In addition to marketing distiller's dried grains with solubles and distiller's wet grains, ICM Marketing also markets corn gluten pellets, soyhull pellets, soybean meal, beet pulp pellets, canola pellets, whole cotton seed, corn, milo and wheat. ICM Marketing will receive a percentage of the purchase price it obtains for us when it sells the distiller's dried grains with solubles and distiller's wet grains with solubles that our ethanol plant will produce.

Transportation and Delivery

        The planned site of the ethanol plant is located on property 6 miles east of Oakley, Kansas. This site is adjacent to the Union Pacific rail line and within one mile of direct access to Interstate 70. This location provides excellent transportation options with Interstate 70 for access to Denver to the west and to Topeka, Kansas and Kansas City, Missouri to the east. The site is also close in proximity to Kansas Highway 83, which extends north to McCook, Nebraska and south to Scott City, Kansas and Garden City, Kansas. The plant will have the facilities to receive corn and milo by truck and to load ethanol and distiller's dry grains with solubles onto trucks and rail cars. We also may decide to add the capability to receive grain by rail but our design/build agreement with ICM does not currently include constructing the facilities and equipment to do so.

        We expect that the Union Pacific will provide rail service directly to the proposed site. There is a Union Pacific rail line next to our proposed plant site. The Union Pacific has indicated that there will be train service three days a week and that other service can be obtained on an as needed basis. However, we have no agreement with Union Pacific regarding these services. We also have no binding agreement with the Union Pacific to provide us with switches and utility rights of way or assist us in obtaining these.

Utilities

        The production of ethanol is a very energy intensive process, using significant amounts of electricity and natural gas. Water supply and quality are also important considerations. ICM's and other's initial analysis indicates acceptable service alternatives exist for natural gas, electricity and water, as discussed below.

        U.S. Energy Services.    We have entered into an agreement with U.S. Energy Services, Inc. to assist us in managing our natural gas and electricity needs. U.S. Energy Services will provide us with an analysis of how we can most efficiently and economically meet our natural gas and electricity needs, negotiate directly with the various utility and other companies on our behalf, and advise us on an ongoing basis on our energy usage and needs. Our agreement with U.S. Energy Services began on September 1, 2001 and will expire on August 31, 2002 and will automatically renew each year for additional one year terms unless terminated by us or U.S. Energy Services with 30 days written notice. For the initial term of the agreement, U.S. Energy Services' fee is $2,800 per month with $500 of this amount payable upon billing and $2,300 deferred and collected only when and if the proceeds of this offering are released from escrow.

        Natural Gas.    We anticipate that our plant will require a natural gas supply of 37,000 BTU per gallon of ethanol produced. There are two major natural gas pipelines in the area of the proposed plant's site. The Williams Company and Kinder Morgan have major trunks of their natural gas pipeline system in northwestern Kansas. In addition, Midwest Energy acts as a distributor of natural gas in the area of the proposed plant site. U.S. Energy Services has made initial contacts with each of these companies about supplying us with natural gas, but we currently do not have an agreement with any of them to provide natural gas services to us.

        Natural gas prices have historically fluctuated dramatically, which could significantly affect the profitability of our operations. Please see "Risk Factors—Operating and Market Risks" for more information about natural gas related risks.

        Electricity.    The proposed plant will require a 3 megawatt electrical service load. We will likely purchase electricity from Midwest Energy, which has the service rights in the area of the proposed plant's site. U.S. Energy Services has made initial contacts with Midwest Energy on our behalf, but we are currently not negotiating with Midwest Energy and have not entered into a binding agreement with Midwest Energy regarding electrical service. If necessary, we may also produce our own electricity by using a gas turbine.

        Water.    We will require a significant supply of water. We have entered into an agreement that grants us the right to construct a well on property approximately two miles north of our proposed plant site and an easement for a water line from the well site. We anticipate that this well will supply about 85% of our water requirements. We have until November 19, 2004 to commence drilling of the well. We paid $7,500 to the landowners when we executed this agreement and will pay an additional $7,500 at least seven days before we commence drilling of the well. We will also pay the landowners a pumping fee of $350 per month for 15 years once pumping of the well commences, and the fee will be renegotiated for subsequent years. The initial term of our pumping agreement is for a twenty year period and will automatically renew for successive five year periods unless terminated by us with 60 days written notice. It is our responsibility to obtain a water rights appropriation permit from the Kansas Department of Agriculture, Division of Water Resources. We have applied for this permit, and our application is currently awaiting review by the Division of Water Resources.

        We will need to construct and maintain a waterline from our well site to our plant site. As part of our land exchange agreement for the proposed plant site, we will receive the rights to install a waterline in the parcel of land between the well site and the proposed plant site. We plan to install the waterline across this land. In addition, the Board of County Commissioners for both Thomas and Gove Counties have granted our requests to place a waterline in the road right-of-ways from our proposed well site to the plant site if we choose to install the line there.

        We expect to obtain the additional water that we need from the existing well on our plant site. We may need to apply to the Kansas Department of Agriculture, Division of Water Resources to change the type of water use for this well from agricultural use to industrial use. Currently, however, we anticipate that the water discharged from our cooling tower and boiler will return sufficient water to the soil so that we will not need to apply for a change of use permit.

        We have also acquired the water appropriation rights for two wells located on the land we purchased one and a half miles east of our proposed plant site. We will need to apply to the Kansas Department of Agriculture, Division of Water Resources to change the type of water use from agricultural use to industrial use if we need to utilize these wells. We only anticipate using water from these two wells if we expand our plant capacity.

        We have tested the water at all four of our proposed well sites and based on these results believe that such water will be of an adequate quality, however, if the water quality from any of these sources is bad, we may, at greater cost to us, need to treat the water or find other sources.

Competition

        We will be in direct competition with numerous other ethanol producers, many of whom have greater resources than we do. We also expect that additional ethanol producers will enter the market if the demand for ethanol continues to increase. Our proposed ethanol plant will compete with other ethanol producers on the basis of price and, to a lesser extent, delivery service. We believe we can compete favorably with other ethanol producers due to our proximity to ample corn and milo supplies at favorable prices.

        The ethanol industry has grown to 61 production facilities in the United States. Industry authorities estimate that these facilities are capable of producing approximately 2 billion gallons of ethanol per year. The largest ethanol producers include Archer Daniels Midland, Cargill, Minnesota Corn Processors, Midwest Grain, Williams Energy Service, New Energy Corporation and High Plains Corporation, all of which are capable of producing more ethanol than we expect to produce. In addition, there are several regional farmer-owned entities recently formed, or in the process of formation, of a similar size and with similar resources to ours. The following table identifies most of the current ethanol producers in the United States.

U.S. Production Capacity
million gallons per year (mgy)

Company	Feedstock	Location(s)	MGY
A.E. Staley	corn	Loudon, TN	45
AGP	corn	Hastings, NE	52
Agri-Energy, LLC	corn	Luverne, MN	17
Alchem	corn	Grafton, ND	10.5
Al-Corn Clean Fuels	corn	Claremont, MN	17
Archer-Daniels Midland	corn	Decatur, IL Peoria, IL Cedar Rapids, IA Clinton, IA Walhalla, ND	797
Broin Companies	corn	Scotland, SD	7
Cargill	corn	Blair, NE Eddyville, IA	100
Central Minnesota	corn	Little Falls, MN	18
Chief Ethanol	corn	Hastings, NE	62
Corn Plus	corn	Winnebago, MN	20
Chippewa Valley Ethanol	corn	Benson, MN	20

Dakota Ethanol, LLC	corn	Wentworth, SD	40
DENCO, LLC	corn	Morris, MN	15
ESE Alcohol Inc.	seed corn	Leoti, KS	1.1
Ethano1 2000, LLP	corn	Bingham Lake, MN	28
Exol, Inc.	corn	Albert Lea, MN	18
Georgia-Pacific Corp.	paper waste	Bellingham, WA	7
Golden Cheese Company	cheese whey	Corona, CA	5
Golden Triangle Energy Cooperative	corn	Craig, MO	15
Gopher State Ethanol	corn	St. Paul, MN	15
Grain Processing Corp.	corn	Muscatine, IA	10
Heartland Corn Products	corn	Winthrop, MN	35
Heartland Grain Fuel, LP	corn	Aberdeen, SD	8
	corn	Huron, SD	14
High Plains Corp.	milo/corn	York, NE Colwich, KS Protales, NM	84
J.R. Simplot	potato waste	Caldwell, ID Burley, ID	6
Jonton Alcohol	corn	Edinburg, TX	1.2
Land O'Lakes	cheese whey	Melrose, MN	2.6
Manildra Ethanol	corn/milo/wheat starch	Hamburg, IA	7
Merrick/Coors	brewery waste	Golden, CO	1.5
Midwest Grain Products	corn/wheat starch	Atchison, KS Pekin, IL	78
Minnesota Clean Fuels	waste sucrose	Dundas, MN	1.5
Minnesota Corn Processors	corn	Columbus, NE Marshall, MN	110
Minnesota Energy	corn	Buffalo Lake, MN	12
Nebraska Energy	corn	Aurora, NE	30
Northeast Missouri Grain Processors	corn	Macon, MO	15
New Energy Corp.	corn	South Bend, IN	85
Pabst Brewing	brewery waste	Olympia, WA	0.7
Parallel Products	beverage waste	Bartow, FL Rancho Cucamonga, CA Louisville, KY	12
Permeate Refining	sugars and starches	Hopkinton, IA	1.5
Pro-Corn, LLC	corn	Preston, MN	18
Quad-County Corn Processors	corn	Galva, IA	18
Reeve Agri-Energy	corn/milo	Garden City, KS	10
Sioux Energy and Livestock Coop	corn	Sioux Center, IA	14
Sunrise Energy	corn	Blairstown, IA	7
Sutherland Associates	corn	Sutherland, NE	15
U.S. Energy Partners	milo	Russell, KS	30
Williams Bio-Energy Services	corn	Pekin, IL	100
Wyoming Ethanol	corn	Torrington, WY	6

Total Ethanol Production Capacity	2,042.6 million gallons

Source: BBI International/RFA, April 2002; ICM, Inc. December 2001

        In addition to the facilities listed above, fourteen new plants with a combined production capacity of over 385 million gallons are under construction and plans to expand existing plants have also been announced which would increase the ethanol production capacity of our competitors. We are unable to determine the number and production capacity of plants that ultimately may be constructed, the timing of such construction or the effect of resulting production upon the demand or price for our ethanol.

        We may also have to compete with international ethanol producers from countries such as Brazil, who may have lower production costs and comparable transportation costs to coastal markets.

Alternative Fuel Additives

        The proposed ethanol plant will also experience competition from producers of MTBE, which costs less to produce than ethanol. MTBE is the other oxygenate commonly used in fuels for compliance with Federal Clean Air Act mandates, and is ethanol's major competitor in the oxygenate market. Many major oil companies produce MTBE and, because it is petroleum-based, its use is strongly supported by them. These companies have significant resources with which to market MTBE and to influence legislation and public perception of MTBE. These companies also have sufficient resources to begin production of ethanol should they choose to do so.

        In addition, ethyl tertiary butyl ether (ETBE) is an ethanol oxygenate made from a combination of ethanol and isobutylene which is expected to become profitable in the next ten years. Unlike ethanol, ETBE can be easily blended with gasoline and shipped in multifuel pipelines.

        Alternative fuels, gasoline oxygenates and ethanol production methods are continually under development by ethanol and oil companies with far greater resources than we have. New products or methods of ethanol production developed by larger, better financed competitors could provide them with competitive advantages over us and harm our business.

Employees

        We plan to engage ICM on a fee-for-services basis to select, hire, and train a plant manager to oversee and be responsible for plant operations and production on a day-to-day basis. The plant manager will be a full-time, on-site position. Our anticipated arrangement with ICM for hiring of the plant manager is described in detail under "Management—Management." In addition to the plant manager, we estimate that we will employ approximately 30 full-time or full-time equivalent employees once the plant is operational, including an operations manager, a maintenance manager, a microbiologist, a chief mechanical operator, plant operators, plant maintenance personnel, an accountant, a receptionist and a secretary. Our annual payroll is estimated to be approximately $900,000 (not including the plant manager's salary or employee fringe benefits).

        As part of our design/build agreement, ICM will provide us with an employee training program for seven of our key employees, including our plant manager, at the US Energy Partners' ethanol plant in Russell, Kansas. ICM will coordinate the training classes, which will occur approximately two months before our plant begins operations and will provide the opportunity for hands on training at the US Energy Partners plant site for at least one week but less than three weeks. ICM will provide all training materials and pay all training costs, and we will be responsible for travel, lodging, meals, and compensation costs for our employees.

        Neither Jeff Torluemke, our Chief Executive Officer, nor Dick Sterrett, our Chief Financial Officer, receives any compensation for his services to the company (other than any distribution either may receive as members).

Environmental and Other Government Regulation

        Under the design/build agreement, ICM will assist us in obtaining our environmental permits. As identified below, several of the permits must be obtained before construction can begin and accordingly need to be applied for well in advance of construction.

        We currently intend to engage Air Resource Specialists, Inc. of Ft. Collins, Colorado to coordinate all environmental permitting, but do not currently have an agreement to provide such services. Air Resource Specialists specializes in preparing environmental permit writing and has provided similar permitting services to over a dozen ethanol plants throughout the Midwest, including three plants in Kansas. Air Resource Specialists currently estimates that it will cost approximately $40,000 to $50,000 to comply with environmental and other governmental regulations associated with plant development and construction, but we cannot assure you that this range is correct or that we may not incur more costs associated with complying with environmental and other governmental regulations.

        The inability to obtain any necessary permit or to comply with the various environmental or other governmental regulations may have a material effect on our business and may prevent our proposed plant from being constructed. There can be no assurance that all of the necessary permits will be granted to us.

        Water Appropriation Rights Permit.    We must obtain permits from the Kansas Department of Agriculture, Division of Water Resources authorizing us to appropriate water for non-domestic use. We have applied for a permit that will authorize appropriation of the majority of the water that we will need, and our application is currently awaiting review by the Division of Water Resources. We may need to apply to the Division of Water Resources to change the type of water use from agricultural use to industrial use for our other water sources, but have not done so yet.

        Storm Water Discharge Permit.    We must obtain a storm water discharge permit prior to beginning construction from the Kansas Department of Health and Environment. We plan to apply for this permit at least 60 days before we begin construction, and must apply for it no later than 30 days prior to construction.

        Air Contaminant Discharge Permit (ACDP).    New major sources of regulated air pollutants are required to get a Prevention of Significant Deterioration Permit from the Environmental Protection Agency. Our preliminary estimates indicate that the proposed ethanol plant will not be considered a new major source of a regulated air pollutant because it will not emit more than 100 tons per year of a regulated air pollutant. If our estimates are incorrect and we proceed with construction without first obtaining a Prevention of Significant Deterioration Permit, we may be subject to severe penalties from the Environmental Protection Agency.

        We must obtain an Air Contamination Discharge Permit from the Kansas Department of Health and Environment before we begin construction. We plan to submit this permit application with the assistance of Air Resources Specialists, Inc. no later than 90 days before construction begins in order to allow sufficient time for the review and public notice process.

        Risk Management Plan.    Before we can store hazardous and flammable regulated chemicals such as anhydrous ammonia or denatured ethanol at the plant site, we need to prepare and submit a risk management plan to the Environmental Protection Agency and implement safety measures that will prevent an accidental release of these chemicals.

        National Pollutant Discharge Elimination System Permit.    We must obtain a National Pollutant Discharge Elimination System Permit for any waste water discharges and surface water runoff from the Kansas Department of Health and Environment. Specifically, we will use a significant amount of water per day to cool our closed circuit systems in the proposed ethanol plant and to produce ethanol. Under normal operating conditions, our plant will not discharge process waste water, but we must obtain a permit that will allow us to discharge process waste water in case of emergency failure of our waste water treatment equipment. We will also need to obtain a permit that will allow us to discharge waste water used in the plant's cooling tower and boiler under normal operating conditions. A National Pollutant Discharge Elimination System Permit must be applied for at least 180 days prior to any discharge. We have not applied for this permit, but plan to do so soon after we begin construction.

        Spill Prevention, Control and Countermeasures Plan.    We must prepare a spill prevention, control and countermeasures plan in accordance with standards set by the Environmental Protection Agency within 6 months of beginning operations of the plant. The plan will outline our spill prevention measures for oil-based products such as denatured ethanol. The plan must be reviewed and certified by a professional engineer. We are required to implement the plan within one year of beginning operations of the plant.

        Tier II Forms.    Under the Comprehensive Environmental Response Compensation and Liability Act, we must file Tier II forms with the Environmental Protection Agency once we begin operations and annually thereafter. Tier II forms list potentially hazardous chemicals stored at our plant site in order to provide notice to local fire and emergency officials of the potential hazards that exist at our site.

        Toxic Release Inventory Reporting.    Under the Emergency Planning and Community Right-to-Know Act, we must annually file reports with the Environmental Protection Agency documenting the quantity of certain regulated chemicals manufactured or processed by us each year.

        Nuisance.    We could also be subject to environmental or nuisance claims from adjacent property owners or residents in the area arising from foul smells or other air or water discharges from the plant, although we do not expect any such claims.

Legal Proceedings

        From time to time in the ordinary course of our business, we may be named as a defendant in legal proceedings related to various issues, including without limitation, workers' compensation claims, tort claims or contractual disputes. We are not currently involved in any such legal proceedings and are not aware of any potential claims. We carry insurance which will provide protection against general commercial liability claims and claims against our managers and officers, and intend to carry insurance against business interruption, automobile liability and workers compensation claims.

MANAGEMENT

Initial Board of Managers

        A group of nine individuals will serve as our initial Board of Managers until the members hold a special member meeting to elect a new Board of Managers. We expect to hold that special meeting in the first quarter of 2004. A new Board of Managers will be elected at that time, as outlined in the Operating Agreement. Because Western Plains Energy is a newly formed company, all members of the initial Board of Managers are serving in their initial term of office. They were selected because of their involvement in the formation stage of Western Plains Energy, their experience in the agriculture industry and, in the case of Robert Casper, his experience in the ethanol industry.

        With the exception of Robert Casper, who joined our Board of Managers on November 28, 2001, all of the following individuals have served on our Board of Managers since the company was formally organized under Kansas law on July 10, 2001. The table below describes important information about the initial members of the Board of Managers.

Name, Address and Telephone	Age	Occupation	Background
Brian G. Baalman HC1 Box 62 Menlo, KS 67753	43	Farmer, Feed Yard Owner	Brian has been farming in Sheridan, Thomas, and Gove counties in Kansas since 1974. He also owns a 10,000 head feed yard that he leases to a third-party. He is a lifetime resident of Menlo, Kansas and is currently the Vice President of the Kansas Corn Growers Association and a member and current Vice President of the St. Martin's Parish Council. He was previously the President of the Northwest Kansas Corn Growers Association.
Ronald L. Blaesi HC 2, Box 86 Sharon Springs, KS 67758	53	Farmer
			Ron has been a cash grain farmer since 1971 in the Sharon Springs area of Kansas. He received a Bachelor of Science degree in History from Kansas State University in 1971. He currently is the Secretary of the Board of Directors of the Kansas Corn Commission, is the President of the Northwest Kansas Farm Management ASS, and holds various positions in the National Corn Growers organization. He previously served as President of the Wallace County Farm Bureau and on the Board of Directors of the Wallace County Farmers Union.

Robert K. Casper 12700 Meadow Court Wichita, KS 67206	46	President of Ethanol Products, LLC
			Bob received a degree in Biology from Trinity University in 1977. Prior to joining Ethanol Products in 2000, Bob was an Executive Vice President at Koch Petroleum Group, LP for seven years and an Executive Vice President with Koch Carbon, Inc. for the prior five years. Bob is currently a board member of the Maurine Connelly Brinker Foundation. He also served as the managing director of Koch Hydrocarbon Partnership, B.V. from 1998 to 1999, as a director of Koch Supply and Trading, LTD from 1993 to 1999, as Vice President of C. Reiss Holding Company from 1986 to 1992, and as Vice President of Matador Coal Company from 1988 to 1992.
Benedict C. Dickman 506 South Second P.O. Box 275 Grinnell, KS 67738	47	Farmer
			Ben received a Bachelor of Science degree in Agricultural Economics from Kansas State University in 1975. He has been farming in the Grinnell, Kansas area since 1976 and is currently a member of the school board for the U.S.D. 291 Grinnell School District. He served as a board member for the Northwest Kansas Groundwater Management District from 1980 to 1986 and as a member of the Smoky Hill—Saline Basin Advisory Committee from 1985 to 1996.
Gary L. Johnson 3572 Highway 40 Oakley, KS 67748	54	Co-owner of the Mitten Truck Stop in Oakley, Kansas
			Gary has been the co-owner of the Mitten Truck Stop, Inc. for the last 33 years. He attended Cowley County Jr. College for two years. He is a past board member and officer of the Oakley Jaycees, the Logan County Fair Board, the Oakley Country Club, the Oakley Trap Club, and the Tri-County Chapter of Pheasants Forever. He currently serves on the board of the Kansas Oil Marketers Association, the National Texaco Travel Plaza Association, and the National Texaco Wholesale Association.

Ken A. Krien P.O. Box 550 Bird City, KS 67731	61	Sales of Crop Production Fertilizer and Chemicals, Farmer
			Ken is the owner of Krien Farm Supply and has farmed in the Bird City, Kansas area since 1970. Ken graduated from the High School in St. Francis, Kansas. He is a Mason and also serves as a board member of the Cheyenne County Airport Authority in St. Francis, Kansas. He was the mayor of Bird City, Kansas from 1976 to 1980 and from 1984 to 1992. Ken was also a city council member in Bird City, Kansas from 1974 to 1976. He served on the Cheyenne County Fair Board from 1972 to 1978. He also was a member of the Bird City Methodist Church's Board of Trustees from 1992 to 1998.
David J. Mann 2334 Road 70 Quinter, KS 67758	49	Farmer, Cattle Rancher
			Dave has been a farmer and a cattle rancher in the Quinter, Kansas area for 29 years. He attended Kansas State University for two years. He is a past member of the school board for the U.S.D. 293 School District, a past member of the board of the Northwest Kansas Educational Service Center in Oakley, Kansas and the Northwest Kansas Groundwater Management District #4. Dave is also a member of the Church of the Brethren in Quinter, Kansas and has served in various positions in the church.
Richard L. Sterrett 414 Main Street Quinter, KS 67752	57	Farmer, Businessman
			Dick has been farming and involved in business in the Quinter, Kansas area since 1961. Dick attended Fort Hays State College. Dick currently serves as the President of the Board of Trustees of the Gove County Medical Center and the Ogallala Aquifer Management Committee to the Governor of Kansas. He is a member of the Smoky Hill-Saline Basin Advisory Committee to the Kansas Water Authority. Dick is a past board member of the Northwest Kansas Groundwater Management District, the Kansas Fertilizer and Chemical Institute, and Williams Company's Dealer Advisory Council.

Jeff Torluemke P.O. Box 474 Hoxie, KS 67740	42	Executive Vice-President of the State Bank; Farmer
Jeff has been the Executive Vice-President of the State Bank since 1993. Prior to that, he held various positions, including Chairman, of the Peoples State Bank in Colby, Kansas from 1985 to 1993. He has also farmed in the Hoxie area since 1976. Jeff received his Bachelor of Science degree in Agricultural Economics from Colorado State University in 1981. He has also served as President of the Bankers Association of Northwest Kansas, on the Agricultural Committee of the Kansas Bankers Associations, and as the Exalted Ruler of the Hoxie, Kansas Elks Lodge.

Officers of the Board of Managers

        Individual members of the Board of Managers have been elected by the Board of Managers to assist with the administration of the Board's responsibilities under the Operating Agreement. The President of the Board presides over meetings of the Board of Managers, with the Vice President of the Board taking over such duties in the absence of the President. The Secretary of the Board assists with numerous administrative responsibilities. The Board has initially elected Mr. Torluemke to serve as President, Mr. Sterrett to serve as Vice President and Mr. Dickman to serve as Secretary. The officers of the Board are not considered to be executive officers of Western Plains Energy and do not currently receive any compensation for their services as officers of the Board.

Compensation of Managers

        We do not anticipate paying our current managers any cash compensation for serving as initial managers. Managers will, however, be reimbursed for reasonable expenses incurred in carrying out their duties as managers. A per diem fee for attending meetings may be set by the Board of Managers following the completion of this offering. All managers who are members of Western Plains Energy will receive the same membership benefits all other members receive. Each member of our current Board of Managers (with the exception of Robert Casper) purchased Class D for $5,000, which units provided Western Plains Energy with its initial capitalization. Each Class D unit will automatically convert into two Class A units at the completion of this offering.

Executive Officers

        Our initial Board of Managers has elected Jeff Torluemke to serve as Western Plains Energy's Chief Executive Officer and Dick Sterrett to serve as Chief Financial Officer for an indefinite term. Messrs. Torluemke and Sterrett are currently the only executive officers of Western Plains Energy. Biographies for these executive officers are included under "Management—Initial Board of Managers" above.

Compensation of Executive Officers

        Messrs. Torluemke and Sterrett receive no salary or other compensation for their services as Chief Executive Officer and Chief Financial Officer, respectively. Neither has received any options or other long-term incentive awards.

        Summary Compensation Table.    The following table sets forth all the compensation paid to each of our executive officers prior to December 31, 2001, the last period for which audited financial statements exist.

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Period ending Dec. 31,	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts	All Other Compensation ($)
Jeff Torluemke Chief Executive Officer	2001	—	—	—	—	—	—	—

Project Coordinator

        We have retained Val-Add Service Corporation on a fee-for-services basis to be our project coordinator. Val-Add is a South Dakota-based consulting firm that provides services to businesses in South Dakota and neighboring states. Once we decided to build an ethanol plant, Steven R. Sershen, the President and owner of Val-Add, consulted with our Board of Managers. Mr. Sershen's work experience includes positions with New York Life Insurance, Steiger Tractor, Inc., Citicorp, 1st USA, Inc., and Prudential Life Insurance Company. Mr. Minish's experience includes sales and managerial positions in the agribusiness industry, including serving as a grain elevator manager and having marketing management responsibility for American Cyanamid's domestic insecticide products. He has also been employed as a commodity broker.

        We entered into a consulting agreement with Val-Add effective as of June 27, 2001. Val-Add is assisting us with the development of our proposed ethanol plant. The consulting agreement is of indefinite duration and can be terminated by either party upon 10 days written notice to the other party. Under the contract, Western Plains Energy will pay Val-Add $5,000 per month for services rendered and a bonus of $60,000 payable in three installments of $20,000 upon the completion of certain milestones. If the consulting agreement is terminated, our payment obligations to Val-Add will cease, except that Val-Add will be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which Val-Add has not yet been paid. Val-Add is also entitled to reimbursement for travel expenses at a flat rate of $450 per trip from the Sioux Falls, South Dakota area to Hoxie, Kansas, postage, and copying.

        We also entered into a Service Agreement with Val-Add effective as of November 1, 2001. Under this Agreement, Val-Add will provide record keeping, data entry, file retention, news letters, billings, grain delivery schedules, and member share certificate processing services. We will pay Val-Add $25.00 per hour for these services, plus a flat monthly fee of $50. We will also reimburse Val-Add for postage, outside printing, phone and travel expenses. The Service Agreement is of indefinite duration and can be terminated by either party upon 10 days written notice to the other party.

        Val-Add plays no role in the management of our company, other than providing the services set forth above.

Prior Performance of Val-Add Service Corporation

        The following paragraphs contain information about Val-Add's involvement with entities involved in the development and construction of ethanol plants. As of the date of this filing, the ethanol plants described below are at various stages of construction and none are in operation. Two are scheduled to be completed and begin production within four months. This discussion is a narrative summary of Val-Add's experience with such ethanol companies since Val-Add began operations in September 2000.

Great Plains Ethanol, LLC

        Great Plains Ethanol, LLC was formed in December 2000 for the purpose of developing an ethanol plant in southeastern South Dakota. Great Plains entered into a contract with Val-Add that same month whereby Val-Add agreed to act as project coordinator for the ethanol plant project. Val-Add assisted Great Plains with the development and structuring of its business plan. The total estimated cost of the project, including owner's project costs, was $52,000,000.

        As of the date of this filing, Great Plains Ethanol has raised approximately $18,638,600 through the sale of equity to 504 investors. Val-Add is currently assisting Great Plains in its final negotiations with AgCountry Farm Credit Services for $32,500,000 in debt financing. In addition, Great Plains has secured a grant from the United States Department of Agriculture in the amount of $401,704 and anticipates receiving an additional $1,500,000 in tax increment financing, which has been approved by the Turner County, South Dakota Board of Commissioners. As of March 31, 2002, the estimated cost of the project is $53,000,000. Construction of the plant commenced on April 13, 2002, with an estimated construction time of 14 to 16 months. See Table 1 below for a summary of the estimated and actual funds raised.

Northern Growers Cooperative

        The steering committee of Northern Growers Cooperative was formed in the Fall of 1999 for the purpose of building a 40 million gallon per year capacity ethanol plant in Grant County, South Dakota. In January 2000, Northern Growers Cooperative retained Steven Sershen to act as project coordinator for the development of the ethanol plant. In October 2000, Steven Sershen assigned the agreement to Val-Add, and on February 1, 2001, Northern Growers Cooperative assigned the agreement to Northern Lights Ethanol, LLC. As project coordinator, Val-Add assisted in negotiations with Broin and Associates, Inc., which Northern Growers selected as the design/builder and manager for the project.

        Northern Growers Cooperative completed a membership drive in January 2001. The drive raised $12,700,000 from 650 investors, of which Northern Growers Cooperative kept $200,000 for operating expenses and contributed $12,500,000 to Northern Lights for development and construction of the ethanol plant. In addition, Broin Investments I, LLC contributed $3,700,000. Northern Lights also secured $31,100,000 in debt financing from U.S.Bank National Association, Sioux Falls. In addition, Grant County, South Dakota, approved up to $2.5 million in tax increment financing for Northern Lights through the issuance of tax increment financing bonds, although Northern Lights only anticipates receiving between $1.5 and $1.8 million through tax increment financing. As of March 31, 2002, Northern Lights had not received any of the funds from the sale of the bonds.

        In November 2000, Northern Growers Cooperative signed a design/build construction contract with Broin and Associates, Inc., which was assigned to Northern Lights in February 2001. The contract contained a construction cost of $43,857,792 for a turn-key plant, including allowances for site preparation and all machinery and equipment. The total estimated cost of the project, including owner's project costs, was $48,800,000. Construction of the ethanol plant began in March 2001.

        As of May 23, 2002, the project is 45 days ahead of the construction schedule and production is expected to commence on June 24, 2002. The project is within the original projected budget, with the exception of certain enhancements approved by the Board of Managers. These enhancements include a thermal oxidizer, additional ethanol storage capacity, and additional rail handling equipment. The enhancements will increase the overall cost of the project by approximately $2 million. As of the date of this filing, Northern Lights is negotiating with U.S. Bank for additional debt financing to pay for the additions. Northern Lights is also in discussions with leasing companies regarding the possibility of leasing some of the additional equipment. See Table 2 below for a summary of the projected and actual funds raised.

Tall Corn Ethanol Cooperative

        The steering committee of Tall Corn Ethanol Cooperative was formed in the Fall of 1999 for the purpose of building a 40 million gallon per year capacity ethanol plant in northwest Iowa. A letter of intent was signed with Broin and Associates, Inc. in the Fall of 1999 for the construction of the ethanol plant. In April 2000, Tall Corn Ethanol Cooperative retained Steven Sershen to assist with project coordination for the development of the ethanol plant. This agreement was assigned to Val-Add on October 1, 2000.

        Tall Corn Ethanol Cooperative commenced a membership drive in the Fall of 2000 and raised approximately $9,600,000 from 450 investors, which was contributed to TCE, LLC, the owner of the ethanol plant, in consideration for a 58.77% interest in TCE, LLC. The aggregate number of investors in Tall Corn Ethanol Cooperative has been reduced to 440 through redemptions and inter-family transfers. In addition, Broin Investments I, LLC contributed $5,235,000 and another investment group contributed $1,500,000 for equity in TCE, LLC. TCE, LLC also secured $32,000,000 in debt financing from CoBank, ACB, Omaha, Nebraska, and approximately $509,000 from grants and other non-recourse loans. TCE, LLC has received approximately $1.5 million in tax increment financing.

        The original projected cost of the project, including owner's project costs, was $50,400,000. As of the date of this filing, the plant is in the final stages of construction and is expected to be completed within the period of time called for in the construction contract. The construction has been completed within the allocated budget with the exception of the certain enhancements that were approved by the Board of Managers and additional expenses related to the grading of the site. The additions approved by the Board of Mangers include a thermal oxidizer, additional rail handing equipment, additional ethanol storage capacity, and a contingency reserve of $300,000 related to litigation against TCE, LLC by the grading subcontractor. The Board of Mangers anticipates that the actual cost of the project will be approximately $52,600,000. See Table 3 below for a summary of the projected and actual funds raised.

        Tables 1, 2 and 3 contain a summary of the original financing and project cost estimates for Great Plains Ethanol, Northern Growers Cooperative and Tall Corn Ethanol Cooperative. The information is being presented to provide information to investors regarding the results of certain ethanol projects coordinated by Val-Add.

Table 1:    Great Plains Ethanol—Comparison of Estimated Financing and Project Costs with Actual Financing and Project Costs.

	Original Estimates	Actual Results or Revised Estimates
Amount Raised through the Sale of Equity (504 Investors)	$12,750,000	$18,638,600
Amount Raised through Grants	0	401,704
Amount Raised through Debt Financing	38,250,000	32,500,000	(1)
Tax Increment Financing	1,000,000	1,500,000	(2)

TOTAL FINANCING	52,000,000	53,040,304
Approved Change Orders and Project Enhancements		1,000,000

TOTAL PROJECT COST	52,000,000	53,000,000

Table 2:    Northern Growers Cooperative/Northern Lights Ethanol—Comparison of Estimated Financing and Project Costs with Actual Financing and Project Costs.

	Original Estimates(2)	Actual Results or Revised Estimates
Amount Raised through the Sale of Equity (650 Investors in Northern Growers Cooperative)	$8,250,000	$16,200,000
Amount Raised through Grants	0	0
Amount Raised through Debt Financing	39,550,000	33,100,000	(3)
Tax Increment Financing	1,000,000	1,500,000	(2)

TOTAL FINANCING	$48,800,000	50,800,000
Approved Change Orders and Project Enhancements		2,000,000

TOTAL PROJECT COST	48,800,000	50,800,000

Table 3:    Tall Corn Ethanol Cooperative/TCE, LLC—Comparison of Estimated Financing and Project Costs with Actual Financing and Project Costs.

	Original Estimates(1)	Actual Results or Revised Estimates
Amount Raised through the Sale of Equity (440 Investors in Tall Corn Ethanol Cooperative(4)	$14,300,000	$16,335,000
Amount Raised through Grants and Non-Recourse Loans	0	509,000
Amount Raised through Debt Financing	35,700,000	$34,500,000	(3)
Tax Increment Financing	1,000,000	$1,500,000
TOTAL FINANCING	$51,000,000	$52,844,000
Approved Change Orders and Project Enhancements		1,600,000
TOTAL PROJECT COST	$51,000,000	$52,600,000

Footnotes to the tables:

1.
Great Plains Ethanol is in the final stages of negotiations on the loan for $32,500,000 from AgCountry Farm Credit Services.

2.
The sale of tax increment bonds has been approved by the county, although the actual amount to be received by the company has not been determined.

3.
The company is in the process of negotiating additional financing to finance additions approved by the Board of Managers. The figure includes the original financing received from the bank and the additional amount sought by the company.

4.
There were 450 initial investors in Tall Corn Ethanol Cooperative, but the number of investors was later reduced through redemptions and intra-family transfers.

Management

        We entered into a letter of understanding with ICM on November 16, 2001 that outlines the principal terms of our anticipated Management Placement Agreement with ICM. As outlined in the letter of understanding, ICM will provide us a plant manager for a two-year period beginning six to nine months before the plant is expected to start operations. The plant manager will be hired and paid by ICM and report to both ICM and our board of managers. The plant manager will have day-to-day control of plant operations. ICM will train the plant manager and provide support including, but not limited to, support for process consulting, engineering services, Distribution Control System assistance, monitoring and microbiology assistance. We will pay ICM a service fee of $250,000 per year for the services of the plant manager. We will also reimburse ICM personnel for all travel, meals, and lodging expenses incurred in providing management support for the plant during this period. At the end of the two-year period, we will have the option to hire the plant manager with a salary and benefits package substantially similar or better than ICM's compensation. We may also choose to terminate the plant manager and hire other management at the end of this period with six-month advance notice to ICM. ICM plays no role in the management of our company, other than as set forth above. However, we will also make a non-voting advisory seat on the board of managers available to ICM during the period that the plant manager is employed by ICM.

Relationships Between Managers, Executive Officers and Significant Employees

        None of our current managers or officers are related, and we do not anticipate at this time that any family relationship will exist between any of our managers, officers or key employees.

Involvement in Certain Legal Proceedings

        None of our initial managers or executive officers has been involved in any bankruptcy or insolvency actions within two years prior to the date of this prospectus. None of our initial managers or executive officers has been convicted of any crime or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses) or subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities, or has been found by a court of competent jurisdiction, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

OWNERSHIP BY MANAGEMENT AND CERTAIN MEMBERS

        The following table sets forth the current beneficial ownership of our capital units by management and any beneficial owner of more than 5% of any class of our capital units.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Owner (in units)	Percent of Class
Class C	Ethanol Products, LLC(2)	50	100%
Class C	Robert Casper, Manager(3)	50	100%
Class D	Jeff Torluemke, Chief Executive Officer, Manager	8	9.63%
Class D	Richard Sterrett, Chief Financial Officer, Manager	14	16.86%
Class D	Brian Baalman, Manager(4)	24	28.88%
Class D	Ronald Blaesi, Manager(5)	4	4.81%
Class D	Benedict Dickman, Manager(6)	2	2.4%
Class D	Gary Johnson, Manager	7	8.43%
Class D	Ken Krien, Manager(7)	8	9.63%
Class D	David Mann, Manager	4	4.81%
Class D	Tri M, Inc.(8)	8	9.63%
Class C	Managers and executive officers, as a group(3)	50	100%
Class D	Managers and executive officers, as a group	71	85.45%

(1)
Except as otherwise listed, the addresses for each of the individual Managers listed above is set forth under "Management—Initial Board of Managers."

(2)
The address for Ethanol Products is 111 South Ellis, Wichita, Kansas 67211.

(3)
Represents the 50 Class C units owned of record by Ethanol Products, LLC. Mr. Casper is also the President of Ethanol Products, LLC and has an 18.5% ownership interest in Ethanol Products, LLC. Mr. Casper's address is 111 South Ellis, Wichita, Kansas 67211.

(4)
Includes 6 Class D units owned by the Baalman Feedyard Partnership, 6 Class D units owned by the Gary and Janice Baalman, L.P., and 6 Class D units owned by the B2C Partnership. The Baalman Feedyard Partnership is a Kansas general partnership. Its two partners are: B2C Partnership, a Kansas general partnership owned and controlled by two Kansas corporations, one solely owned by Mr. Baalman and one solely owned by his spouse; and the Gary and Janice Baalman, L.P., a Kansas limited partnership which has general and limited partners that are trusts and entities owned and controlled by Mr. Baalman's father and mother. The Gary and Janice Baalman, L.P. also owns 6 Class D units. The B2C Partnership also owns 6 Class D units.

(5)
Mr. Blaesi owns these 4 Class D units jointly with Dwight Blaesi.

(6)
These Class D units are owned by BJ Ag Producers, Inc., a Kansas corporation. Mr. Dickman is the President and 50% owner of BJ Ag Producers, Inc. Mr. Dickman's spouse also owns 50% of BJ Ag Producers, Inc.

(7)
These Class D units are owned the Krien Family Limited Partnership, L.P., a Kansas limited partnership. The Krien Family Limited Partnership's general partner is the Krien Holding Company, Inc., an entity controlled by Mr. Krien and his spouse. The Krien Holding Company, Inc. owns 2% of the Krien Family Limited Partnership, L.P. The Krien Family Limited Partnership, L.P.'s limited partners are the Ken A. Krien Revocable Living Trust and the Sherry D. Krien Revocable Living Trust, both of which own a 49% interest in the limited partnership.

(8)
The address for Tri M, Inc. is P.O. Box 356, Hoxie, Kansas 67740.

Class A Capital Units

        At their option, initial members of the Board of Managers who are producers may purchase Class A capital units for the same price and under the same terms as all other persons purchasing Class A capital units. However, our affiliates, such as members of the Board of Managers and their families, may not purchase more than 10% of the capital units in this offering until we receive subscriptions for the minimum offering amount. After the minimum offering amount is sold, affiliates may purchase any amount of Class A capital units.

Class B Capital Units

        At their option, initial members of the Board of Managers may purchase Class B capital units for the same price and under the same terms as all other persons purchasing Class B capital units. However, our affiliates, such as members of the Board of Managers and their families, may not purchase more than 10% of the capital units in this offering until we receive subscriptions for the minimum offering amount. After the minimum offering amount is sold, affiliates may purchase any amount of Class B capital units.

Class C Capital Units

        Class C units are not being offered in the offering. Ethanol Products, LLC purchased 50 Class C units in a private placement and no additional Class C units will be offered.

Class D Capital Units

        Members of our initial Board of Managers, business entities controlled by members of our initial Board of Managers, and certain other investors, including Steven Sershen, the owner of our project coordinator Val-Add, purchased a total of 83 Class D units for $5,000. Upon completion of this offering, each Class D unit will convert automatically into two Class A units.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        With the exception of Robert Casper, who is the President and an 18.5% equity owner of Ethanol Products, the individual members of our initial Board of Managers have not entered into, and do not anticipate entering into, any contractual or other transactions between themselves and Western Plains Energy, except for Subscription Agreements for their Class D units and any Subscription Agreements they may execute individually in this offering in forms identical to those provided to other investors. Other than the conversion of their Class D units into two Class A units, neither the initial members of our Board of Managers nor the project coordinator is receiving any compensation relative to the capital units we are selling in this offering.

DESCRIPTION OF CAPITAL UNITS AND OPERATING AGREEMENT

        Western Plains Energy is offering two classes of securities in this offering in the form of Class A and B capital units. If you purchase capital units, you must also agree to the terms of our Operating Agreement and become a member of Western Plains Energy. Our Articles of Organization may be amended and restated from time to time, as provided in our Operating Agreement. Our Operating Agreement may also be amended from time to time, as provided for in our Operating Agreement.

        The rights, privileges, obligations and restrictions associated with membership in Western Plains Energy are found in the Articles of Organization and Operating Agreement attached to this prospectus as Appendix A. The following provisions are intended to be a summary of the Articles of Organization and Operating Agreement. You should refer to the Articles of Organization and Operating Agreement for a complete description of these provisions.

The Limited Liability Company Structure

        During the initial planning stages of this ethanol plant construction, its organizers determined that a limited liability company structure would be best suited to accomplish the objectives of the project and serve the purposes of potential investors. Accordingly, Western Plains Energy was formed.

        In determining how to structure the entity, the Board of Managers considered numerous factors. The primary factor was that the limited liability company form permits a wide universe of potential members. The limited liability company structure allows for flexibility and opportunities to raise equity capital.

        In addition, the Board of Managers believes that, while no assurance can be given, the liquidity of members' equity interests, even with our significant restrictions on transferability, would be enhanced if membership were opened up to investors who are not involved in agricultural production. Organizing as a limited liability company enables us to maintain single-level tax status, which means that we will not be required to pay income taxes at the company level before making distributions to our members.

Issuance of Capital Units

        Upon the adoption of the Operating Agreement, we issued a total of 83 Class D units to members of our initial Board of Managers (with the exception of Robert Casper), business entities controlled by board members and to certain other founding members. We also sold 50 Class C capital units to Ethanol Products, LLC in a private placement. We are authorized to issue up to a total of 3,967 Class A and B capital units in the offering. When issued, all capital units will be non-assessable and will not be subject to redemption or conversion, other than as set forth below.

Member Qualifications and Ownership Classes

        To purchase capital units in the offering, you must agree to become a member of Western Plains Energy and be bound by our Operating Agreement. If you transfer your capital units, the new owner will be required to sign our Operating Agreement and also become a member. In limited circumstances, an individual or entity may acquire our capital units without becoming a member (for example, through inheritance). If this occurs, we will generally have the option to redeem the capital units at a price of $500.00 if the new owner does not agree to become a member. See "Redemption" below for additional information on redemption. The following sections describe some of the important rights, privileges and obligations of our different classes of members and the terms upon which interested investors may become members of Western Plains Energy. Investors may purchase units of more than one class.

        Class A Members.    Class A members are owners of Class A units that have signed and agreed to be bound by the terms of our Operating Agreement.

        Ownership Restrictions.    Class A members will be initially limited to "producers," which is defined as persons or entities engaged in the production of agricultural products, including a tenant of land used for production of the agricultural products, a landlord of land who receives rent based upon the amount of farm production or cash rent, an agricultural association, and a privately owned grain elevator company. Following the completion of the offering, Class A members will be permitted to transfer their Class A units to producers or non-producers. Any transfer must comply with the restrictions described under "Disposition of Capital Units; Restriction on Transfer" below, and any new owner of the Class A units will have the same obligations as the original Class A member.

        Minimum Investment.    The minimum Class A investment in the offering will be $10,000 or 2 units per investor. Following the completion of the offering, no minimum will apply to transfers of Class A units; however, purchases or transfers of partial Class A units will not be permitted.

        Voting Rights.    Class A members will be entitled to vote on all matters coming to a vote of the Class A members. Each Class A member may cast only one vote on each matter brought to a vote of the Class A members regardless of the member's percentage of ownership. On all matters to be voted upon by the Class A members, the affirmative vote of the majority of the Class A members will be the act of the Class A members.

        Freight Allowance for Grain Delivery or DDGS/DWGS Purchases.    All Class A members will have the opportunity to sell grain to us or purchase distiller's dried grains with solubles and distiller's wet grains with solubles from us. Class A members will receive an annual freight allowance for delivery of up to 2,500 bushels of corn per Class A unit or purchase of up to 70 tons of distiller's grains per Class A unit. A copy of the current freight allowances approved by the initial Board of Managers is attached as Exhibit A to the Operating Agreement. After the offering, the Board may, in its sole discretion, amend this current freight allowance. Class A members are under no obligation to enter into a contract to deliver grain to us or purchase distiller's grains from us. Contracts that Class A members enter into with us will be at our posted market prices at the time the contract is executed.

        Class B Members.    Class B members are owners of Class B units that have signed and agreed to be bound by the terms of our Operating Agreement.

        Ownership Restrictions.    Class B investors may include any interested investor, including Class A investors. Class B units do not have restrictions on ownership.

        Minimum Investment.    The minimum Class B investment will be $35,000 or 7 units per investor. Following the completion of the offering, no minimum will apply to transfers of Class B units; however, purchases or transfers of any partial Class B units will not be permitted.

        Voting Rights.    Class B members will be entitled to vote on all matters coming to a vote of the Class B members. Each Class B member will be entitled to one vote for each Class B unit held by the Class B member. On all matters to be voted upon by the Class B members, Class B members will vote with the Class C members as a single class and the affirmative vote of the Class B and Class C members holding a majority of the Class B and Class C capital units will be the act of the Class B and Class C members.

        Freight Allowance for Grain Delivery or DDGS/DWGS Purchases.    Class B members will not receive a freight allowance for grain delivery to the ethanol plant or for purchasing DDGS/DWGS produced at the plant.

Comparison of Rights of Class A and Class B Capital Units

        In general, Class A and Class B members have the same ownership rights. Primarily, Class A and Class B members share in distributions, if any, on a per unit basis. In addition, although the Class A and Class B members will vote separately, with the exception of the election of representatives on the Board of Managers (discussed in detail under "Description of Capital Units and Operating Agreement—Election of Board of Managers" below), they will vote on all of the same matters that our members are entitled to vote on under our Operating Agreement: our merger or consolidation with another business entity, the sale of substantially all of our assets, our voluntary dissolution, and any other matter the Board submits to a vote of the members in its discretion. There are no matters that will require the affirmative vote of one class and not the other, although the holders of the smaller class may, in some circumstances, have a disproportionately large control over those matters that members are entitled to vote on. You should consider these, and other factors, in deciding whether to purchase Class A or Class B capital units if you are a producer or how to allocate your investment, should you decide to invest in our company.

        However, as discussed above under "Description of Capital Units and Operating Agreement—Membership Qualifications and Ownership Classes—Class A Members," Class A members initially must be "producers" and will receive a freight allowance from us for delivering grain to us or purchasing distiller's dried grains with solubles and distiller's wet grains from us. Class B members need not be "producers" but will not receive a freight allowance from us for delivering grain to us or purchasing distiller's dried grains with solubles and distiller's wet grains from us.

        Class C Members.    Class C members are owners of Class C units that have signed and agreed to be bound by the terms of our Operating Agreement. Class C units are not being offered in this prospectus.

        Ownership Restrictions.    The initial Class C member purchased its Class C units in a private placement at a price of $5,000 per unit. Following completion of the offering, Class C members will be permitted to transfer their Class C units subject to significant restrictions described under "Disposition of Capital Units; Restriction on Transfer" below.

        Limits on Investment.    Ethanol Products was limited to a $250,000 investment in Class C units.

        Voting Rights.    The Class C members will be entitled to vote on all matters coming to a vote of the Class C members. Each Class C member will be entitled to one vote for each Class C unit held by the Class C member. On all matters to be voted upon by the Class C members, Class C members will vote with the Class B members as a single class and the affirmative vote of the holders of majority of the Class C and Class B capital units will be the act of the Class C and Class B members.

        Freight Allowance for Grain Delivery or DDGS/DWGS Purchases.    Class C members will not receive a freight allowance for grain delivery to the ethanol plant or for purchasing DDGS/DWGS produced at the plant.

        Class D Members.    Class D members are the members of our initial Board of Managers, business entities controlled by board members, and certain other purchasers involved in our formation who have each purchased Class D units and have signed and agreed to be bound by the terms of our Operating Agreement.

        Voting Rights.    The Class D members will be entitled to vote on all matters coming to a vote of the Class D members. Each Class D member may cast only one vote on each matter brought to a vote of the Class D members regardless of the member's percentage of ownership. On all matters to be voted upon by the Class D members, the affirmative vote of the holders of the majority of the Class D units will be the act of the Class D members.

        Conversion of Class D Units.    Upon the completion of the offering, each Class D unit will automatically convert into two Class A units and entitle the owner to the rights, privileges and obligations of a Class A member. Following such conversion, the Class D units will cease to exist.

        Freight Allowance for Grain Delivery or DDGS/DWGS Purchases.    Class D members will not receive a freight allowance for grain delivery to the ethanol plant or for purchasing DDGS/DWGS produced at the plant.

        Admission of Additional Members.    The Board of Managers may admit additional members to the Company in their discretion if capital units are transferred to any non-member or upon the sale or issuance of additional capital units by the Company; however, no additional members may be admitted without the approval of the Board of Managers, and the Board of Managers may refuse to admit any person or entity as a member in its sole discretion. No additional members will be admitted without signing and agreeing to be bound by the Operating Agreement.

        If any person becomes the beneficial owner of capital units and does not become a member, whether through the failure to sign our Operating Agreement, because the Board of Managers refuses to admit such person, or for any other reason, we may redeem such person's capital units at a price of 10% of the price at which such units were originally issued by Western Plains Energy. Any person who owns capital units, but is not a member, will be entitled to receive distributions and other economic rights related to ownership of the capital units, and will be required to pay the corresponding share of taxes relating to such person's capital units; however, such person will not be entitled to voting and other rights associated with membership.

        Additional Capital Units and Classes of Members.    Following the offering, the Board of Managers may create and issue additional capital units or additional classes of capital units on such terms and conditions as the Board of Managers may determine at the time of admission.

        Representations and Warranties of Members.    When signing our Operating Agreement, you will be required to make a number of representations and warranties to the Company and every other member. These representations and warranties include, but are not limited to, the following:

  •
  if you are a legal entity, that you are duly organized, validly existing and in good standing under the laws of the state of organization and are duly qualified and in good standing as a foreign corporation in the jurisdiction of your principal place of business (if not incorporated therein);

  •
  that you have full authority to execute and agree to the Operating Agreement and to perform your obligations under the Operating Agreement;

  •
  that you have duly executed and delivered the Operating Agreement; and

  •
  that your authorization, execution, delivery, and performance of the Operating Agreement does not conflict with any other agreement or arrangement to which you are a party or by which you are bound.

Rights of Members

        Election of Board of Managers.    The initial Board of Managers consists of nine individuals. The initial Board of Managers will resign effective upon the completion of an election for the Board of Managers at Western Plains Energy's first special member meeting, which is expected to be held during the first quarter of 2004. Following that meeting, the Board of Managers will consist of nine managers. Managers will hold office for a three year term with the Managers elected at the first annual meeting being elected to staggered one, two and three year terms. The election process will be determined by the Board of Managers in advance of each annual election.

        Beginning with the elections at the first annual meeting, the Class B and C Members, voting together as a single separate class, will always have the right to elect at least one person to the Board of Managers. If no Class B Units are sold in the Offering, then the Class C Member will always have the right to elect at least one person to the Board of Managers, also beginning with the elections at the first annual meeting. The Class B and Class C Members, voting together as a separate class, will elect one additional person to the Board of Managers for each additional 11% of the Capital Units that are Class B Units if the percentage of total equity raised through the sale of Class B Units is more than 22% (as illustrated by the chart below), except that the Class A member will always elect at least one manager. All other Managers will be elected by the Class A Members.

Percentage of Total Equity Raised Through Sales of Class B Units	Class A	Class B and Class C	Total
22% or less	8	1	9
At least 22% but less than 33%	7	2	9
At least 33% but less than 44%	6	3	9
At least 44% but less than 55%	5	4	9
At least 55% but less than 66%	4	5	9
At least 66% but less than 77%	3	6	9
At least 77% but less than 88%	2	7	9
At least 88%	1	8	9

        Voting by Classes.    Other than the election of managers, as described above, the following are the only matters which the members may vote on:

  •
  our merger or consolidation with another business entity;

  •
  the sale of substantially all of our assets;

  •
  our voluntary dissolution; and

  •
  any other matter the Board submits to a vote of the members in its discretion.

        These matters must be approved by a majority of the Class A members and a majority of the Class B or Class C votes, with the Class B and C voting together as a single separate class.

        Other than the election of representatives to the Board of Managers as described above, our Board of Managers will decide all other matters, as described under "Board of Managers" below.

        Annual Distributions.    The Operating Agreement requires that we make an annual distribution of a minimum of 20% of the net cash we earn from operations if the following conditions are met:

  •
  our net cash from operations is in excess of $500,000 for the year;

  •
  the distribution does not violate or cause us to default under any the terms of any of our credit facilities or debt instruments; and

  •
  the distribution is not prohibited by any law restricting distributions in the event of insolvency.

        Net cash from operations equals gross cash proceeds from operations less the portion thereof used to pay, or set aside as reserves for, the Company's expenses, debt payments, capital improvements, obligations, replacements and contingencies. The portion of cash proceeds to be set aside as reserves is determined by the Board of Managers as a matter of its sole discretion, based on its estimate of the anticipated cash requirements of our business. Net cash from operations is therefore not required to be determined in accordance with generally accepted accounting principles.

        The Board of Managers may but is not required to make additional distributions to our members. We will make all distributions to our members in proportion to the number of capital units each member owns, regardless of class.

        Right to Information; Confidentiality.    Prior to our annual meeting each year, we will send each member a copy of our annual report and audited financial statements for the previous year. Each member is entitled to have access to certain financial and other information under Kansas law. In fulfilling our obligation to provide such information to you, we may require that you follow certain statutory procedures and we may charge you a nominal fee for copies. By signing the Operating Agreement, you agree to hold in strict confidence any information that is not publicly available regarding our business, affairs, properties, and financial condition you may receive from us. You also agree to keep confidential certain information about other companies you may receive from us. We will identify such confidential information provided to members by clearly marking the copies as confidential. If you violate the confidentiality provisions of the Operating Agreement, we may pursue any legal or equitable remedy available to us. For example, we could sue you to recover monetary damages to compensate us for our losses resulting from your disclosure of confidential information to our competitors or ask a court to prevent you from making additional disclosure or from further distribution of confidential information.

        Meetings.    We plan to have an annual meeting of members for the transaction of all business which may come before the meeting on a date determined by the Board of Managers. We may have a special members meeting at any time at the request of the President, the Board of Managers or the holders of at least 10% of the capital units of any class entitled to be voted at such meeting. Any such request must state the purpose or purposes of such meeting and the matters proposed to be acted on at the special meeting. Notices will be sent to members of the time and place of any annual or special meeting of members. Members may vote by proxy at any annual or special meeting of members.

        No Preemptive Rights.    You will not have any preemptive rights to purchase additional capital units if we offer to sell or issue additional capital units or other securities in the future. If we make an additional offering of capital units or other securities, the Board of Managers may decide to offer the members an opportunity to participate, but it is under no obligation to do so.

        Conversion Rights.    Each Class D unit will be automatically converted into two Class A units if this offering is completed. No other classes of capital units have any conversion rights.

        No Dissenters' Rights.    Members do not have dissenters' rights. This means that if we were to merge, consolidate, exchange or otherwise dispose of all or substantially all of our property, you will not have the right to seek appraisal or payment of fair value for your capital units.

Management

        We will be managed by a Board of Managers.

        Board of Managers.    Our initial Board of Managers will have nine members, who, with the exception of Robert Casper, have been involved in the formation and planning stages of this project since the summer of 2001. The initial Board of Managers members are Brian Baalman, Ronald Blaesi, Robert Casper, Ben Dickman, Gary Johnson, Ken Krien, Dave Mann, Dick Sterrett, and Jeff Torluemke. Robert Casper joined the Board in November 2001. The initial Board of Managers will serve until a special member meeting is held. Assuming that construction begins in the Fall of 2002, the special member meeting is expected to be held in the first quarter of 2004. The only purpose of the first special member meeting will be to elect a new Board of Managers as described above under "Election of Board of Managers."

        Other than the initial managers, each manager will hold office for staggered terms of three years, except that at the first special member meeting, the managers will be elected to staggered one, two and three year terms. Managers may be removed for any reason by the affirmative vote of a majority of members of the class which elected such manager. If a vacancy occurs as a result of the death or disability of a member of the Board of Managers elected by the Class A member or the Class B or Class C members as a separate class, then the Board of Managers will appoint a new manager to fill the vacancy until the next member meeting held for the purposes of electing managers. The members of the class in which the vacancy occurred will then elect a new manager to fill that vacancy for the remainder of the original term. Our Board of Managers may also delegate its authority to a committee or committees it designates.

        The initial members of the Board of Managers will not receive a per diem fee or any other compensation for attending meetings. A per diem fee or other compensation for attending meetings and serving as a manager may be set by the Board of Managers following completion of the offering. Managers who are members of the Company will receive the same membership benefits that all other members receive. Managers may be reimbursed for reasonable expenses incurred in carrying out their duties as managers.

        In general, our Board of Managers will manage the business and affairs of Western Plains Energy. Our Board of Managers' decisions generally must be approved by a majority vote of disinterested managers. Specific examples include:

  •
  directing the expenditure or investment of our funds and borrowings from banks or other lending institutions;

  •
  entering into contracts and agreements for the ethanol plant, including any contracts with any other member; and

  •
  making distributions to members.

        Certain decisions by our Board of Managers require greater than a majority vote. These include the following:

  •
  Amendments to our Operating Agreement and/or Articles of Organization, the issuance of additional capital units and the borrowing of any amount more than $50,000;

        There are also certain actions that our Board of Managers cannot take without the approval of each class of our members. These are:

  •
  the merger or consolidation of Western Plains Energy with another entity;

  •
  the sale of substantially all of Western Plains Energy's assets; and

  •
  the voluntary dissolution of Western Plains Energy.

        Officers.    The Board of Managers will elect a president of the Board of Managers who will preside over the meetings of the Board of Managers and perform other duties as may be necessary from time to time in accordance with the Operating Agreement. The Board of Managers may also elect one or more Vice Presidents, as it may deem appropriate, to act in the absence of the President, and a Secretary to perform the duties and functions of that office. All officers of the Board of Managers must be members of the Board of Managers and, unless the Board of Managers decides otherwise, they will receive no compensation for their services as officers of the Board of Managers other than any fee they may receive for serving as a manager.

        The Board of Managers has appointed a Chief Executive Officer and Chief Financial Officer, to serve as the principal executive officer and the principal accounting and financial officer, respectively, and to fulfill the day-to-day functions and duties of those positions with such salary and upon such other terms and conditions as the Board deems appropriate. Following the completion of the offering, the Board of Managers shall appoint and determine the salary and other terms of employment of the Chief Executive Officer and Chief Financial Officer and such other officers as it may determine are necessary and desirable to conduct our business.

Indemnification

        We will generally indemnify, or reimburse, any of our officers, members, managers, and former officers, members, managers against expenses actually and reasonably incurred by such person in connection with the defense of an action, suit or proceeding, civil or criminal, in which such person is made a party by reason of being or having been an officer, member, manager with us. Also, none of our officers, members, or managers shall generally be liable to us or our members for monetary damages for an act or omission in such person's capacity as an officer, member or manager of the Company. However, an officer, member or manager will not be entitled to indemnification and may be liable to the company or our members if the person is found liable for any of the following:

  •
  breaching his or her duty of loyalty to us or our members;

  •
  an act or omission not in good faith that constitutes a breach of duty to us or our members or an act or omission that involves intentional misconduct or a known violation of the law;

  •
  a transaction from which the person received an improper benefit whether or not the benefit resulted from an action taken within the scope of the person's office or duties; or

  •
  an act or omission for which the liability of the person is expressly provided for by applicable statute.

        The Kansas Limited Liability Company Act provides no specific limitations on the indemnification of officers, managers or members of limited liability companies. In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is against public policy and unenforceable.

Disposition of Capital Units; Restriction on Transfer

        You will not be permitted to freely transfer or sell your capital units. All transfers must be approved by the Board of Managers and must comply with our Capital Units Transfer System, which is designed to conform with certain tax and securities regulations that are important for us to maintain our single-level tax status and to comply with the securities laws. The transfers that are permitted under the federal tax regulations include various "private transfers" which are described below. The Capital Units Transfer System will also include a "qualified matching service" under the federal tax regulations. We plan to engage a third-party who is registered as a broker-dealer to operate the qualified matching service.

        Under the federal tax regulations, a qualified matching service may provide the following services:

  •
  Provide prior pricing information, including information regarding resales of interests and actual prices paid for interests; a description of our business; financial and reporting information from our financial statements and reports; and information regarding material events involving us; including special distributions, capital distributions, and refinancings or sales of significant portions of our assets;

  •
  Assist with the transfer documentation necessary to transfer our capital units; and

  •
  Receive and deliver funds for completed transactions.

        Our matching service must comply with a number of technical administrative and timing requirements in order to be a "qualified matching service" under the federal tax regulations. In particular, it must consist of a computerized or printed listing system that lists customers' bid and/or ask quotes in order to match members who want to sell their interests in our company (the selling member) with persons who want to buy interests. Matching will occur either by matching the list of interested buyers with the list of interests sellers or through a bid and ask quote system that allows interested buyers to bid on the listed capital units.

        The selling member cannot enter into a binding agreement to sell his capital units until the 15th calendar day after the date information regarding the offering of the interest for sale is made available to potential buyers and such time period is evidenced by contemporaneous records ordinarily maintained at a central location.

        The closing of the sale offered by the qualified matching service must not occur prior to the 45th calendar day after the date information regarding the offering of the capital units for sale is made available to potential buyers and such time period is evidenced by contemporaneous records ordinarily maintained at a central location.

        The selling member's information must be removed from the qualified matching service within 120 calendar days after the date information regarding the offering of the capital units for sale is made available to potential buyers and, following any removal (other than removal by reason or a sale of any part of such capital units) of the selling member's information from the qualified matching service, no offer to sell capital units is entered into the qualified matching service by the selling member for at least 60 calendar days.

        No more than 10% of the total membership interests in our company in any calendar year may be transferred through the qualified matching service. We may also approve an unlimited number of "private transfers," which include transfers by gift or sale to qualified family members, transfers upon death of a member and certain block transfers in an amount exceeding 2% of the total outstanding capital units.

        To find out more about the restrictions, see "Federal Income Tax Consequences—Publicly Traded Partnership Rules," below. If any member transfers his or her capital units in violation of the publicly traded partnership rules or without our prior written consent, the transfer will be null and void and we will have the option to redeem the capital units subject to the attempted transfer.

        The Board of Managers will not approve any sale or transfer of capital units unless it is registered under the Securities Act of 1933, as amended, and any applicable state securities laws or we have determined that it is exempt from registration under those laws. In addition, the Board of Managers will not approve any sale or transfer that would result in the loss of our partnership status within the meaning of the tax code.

Bankruptcy of a Member

        If any member becomes bankrupt or subject to insolvency proceedings as described in the Operating Agreement, we will have the right to offer the bankrupt member's capital units for sale through the Capital Units Transfer System, and if such a sale is not completed within 240 days, we will have the option to redeem and cancel the bankrupt member's capital units at a purchase price equal to 10% of the original issue price or the lowest amount which may be approved by the bankruptcy court.

Redemption

        Once you become a member of Western Plains Energy, we may redeem your capital units at a price of $500 per unit upon any of the following events:

  •
  if you try to transfer your capital units without following the procedures required by the Operating Agreement;

  •
  if you breach any grain delivery or distiller's grain purchase agreement that you have with us and fail to cure the breach;

  •
  if anyone who acquires your capital units does not become a member within a year after the acquisition; or

  •
  if you become bankrupt and we are not able to sell your capital units within 240 days through the Capital Units Transfer System.

        In addition, if you fail to pay any outstanding balance on your promissory note for payment for your capital units in the offering, we may redeem your capital units and you will forfeit all amounts you have paid to us as liquidated damages.

Capital Accounts

        In accordance with the tax regulations discussed in greater detail under "Federal Income Tax Consequences," we will establish a capital account for each member. Each member's capital contribution will equal the amount of such member's payment for its capital units. The capital accounts will be used solely to determine relative distributions upon liquidation as set forth below. You will not be entitled to the return of any part of your contribution or to be paid interest in respect of either your capital account or your capital contributions. If you transfer your capital units, your capital account balance with respect to the transferred units will be credited to the new owner of the capital units at its then current balance, regardless of the price paid in the transfer.

Termination of Membership

        Your membership interest in Western Plains will terminate if you sell or transfer it or if we redeem your capital units.

Liability of Members

        If you purchase capital units, you will not be personally liable for a debt, obligation, or liability of Western Plains Energy solely by reason of being a member.

Sinking Fund Provisions

        There are no sinking fund provisions.

Further Calls or Assessments

        Members will not be liable for further calls or assessments by Western Plains Energy, other than for the balance of your subscription after the closing of this offering.

Liquidation upon Dissolution

        Our voluntary dissolution may be effected only upon the prior approval of the affirmative vote of the majority of each class. In the event of a voluntary or involuntary dissolution and liquidation, our assets will be distributed first to our creditors in the order of priority as provided by law, and then to our members in proportion to their respective capital accounts, which will correspond to the number of capital units owned by each member. None of the classes of members have any priority upon liquidation over any other classes. However, upon liquidation a special allocation shall be made with respect to the capital accounts relating to the converted Class D units so that the owners of such units will receive the same treatment upon liquidation as any Class A members who purchased Class A units in the offering. To the extent that a deficit, if any, in the capital account of any member results from or is attributable to deductions and losses of Western Plains Energy (including non-cash items such as depreciation), or distributions of money pursuant to the terms of the Operating Agreement to all members in proportion to the number of capital units owned by each member, upon dissolution of Western Plains Energy such deficit will not be an asset of Western Plains Energy and such members will not be obligated to contribute such amount to Western Plains Energy to bring the balance of their capital accounts to zero.

FEDERAL INCOME TAX CONSEQUENCES

        This section sets forth the opinion of our tax counsel, Leonard, Street and Deinard Professional Association, as to the material federal income tax consequences relating to an investment in capital units of Western Plains Energy. This section is based on current provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations and current administrative rulings and court decisions, all of which are subject to change. Subsequent changes in these authorities may cause the tax consequences to vary substantially from the consequences described below.

        This section assumes each investor is an individual and does not generally discuss the federal income tax consequences to corporate taxpayers, tax-exempt pensions, profit-sharing trusts or IRA's, foreign taxpayers, estates or taxable trusts as to transferees of capital units.

        Except as expressly noted, the statements, conclusions and opinions contained in this section and the opinion attached as Exhibit 8.1 to the registration statement constitute the opinion of our tax counsel, Leonard, Street and Deinard Professional Association, regarding material federal income tax consequences of owning capital units. Our tax counsel's opinion is based upon the assumption that events will occur in the manner described in the registration statement. In each case, our tax counsel is of the opinion that, if the issue were litigated, although the outcome of the litigation cannot be predicted with certainty, a court should hold as set forth below. Our tax counsel emphasizes that its opinion extends only to matters of law. You should know that the legal opinion of our tax counsel does not assure the intended tax consequences because it does not bind either the Internal Revenue Service or the courts. No rulings have been or will be requested from the IRS regarding the tax matters we describe.

        This section does not address all the tax considerations that may be relevant to particular members in light of their personal investment circumstances, or to certain types of members that may be subject to special tax rules. Therefore, you are urged to consult your tax advisors regarding the tax consequences to you of owning capital units.

Federal Income Tax Consequences Of Capital Unit Ownership

        Tax Status Of Western Plains Energy.    Single-tax treatment and the ability to make cash distributions to members without incurring an entity level federal income tax depend on the treatment of Western Plains Energy as a partnership for income tax purposes. Our tax counsel is of the opinion that Western Plains Energy will be treated as a partnership for federal income tax purposes. This means that Western Plains Energy will pay no federal income tax and members will pay tax on their share of Western Plains Energy's net income. Under Treasury Regulations known as the "check-the-box" regulations, an unincorporated entity such as a limited liability company generally will be taxed as a partnership unless the entity is considered a publicly traded partnership or the entity affirmatively elects to be taxed as a corporation.

        Western Plains Energy will not elect to be taxed as a corporation and will endeavor to take steps as are feasible and advisable to avoid classification as a publicly traded partnership. In early 1997, a study of partnership law by the staff of the Congressional Joint Committee on Taxation questioned the legal authority of the Treasury to issue the check-the-box regulations. Although none of the staff's recommendations were enacted into law, Congress has shown no inclination to adopt legislation that would jeopardize the tax classification of the many entities that have acted in reliance on the check-the-box regulations.

        If Western Plains Energy fails to qualify for partnership taxation for whatever reason, it would be treated as a "C corporation" for federal income tax purposes. As a "C corporation," it would be taxed on its taxable income at corporate rates. Currently the maximum effective federal corporate rate is 35%. Distributions to members would generally be taxed again to members as corporate dividends, but members would not be required to report their respective shares of Western Plains Energy's income, gains, losses, deductions or credits on their tax returns. Because a tax would be imposed upon Western Plains Energy as an entity, the cash available for distribution to members would be reduced by the amount of tax paid which could cause a reduction in the value of the capital units.

        Publicly Traded Partnership Rules.    To qualify for taxation as a partnership, Western Plains Energy must not be treated as a publicly traded partnership under Section 7704 of the tax code. Generally, the tax code provides that a publicly traded partnership will be taxed as a corporation. The tax code defines a publicly traded partnership as a partnership whose interests are traded on an established securities market, or are readily tradable on a secondary market (or the substantial equivalent). Western Plains Energy is subject to the publicly traded partnership rules because it has elected to be classified and taxed as a partnership.

        Our tax counsel is of the opinion that Western Plains Energy will not be treated as a publicly traded partnership provided that transfers of capital units are made only pursuant to the "safe harbors" permitted in its Operating Agreement and described below. Under Section 1.7704-1 of the Treasury Regulations, interests in a partnership are not considered traded on an established securities market or readily tradable on a secondary market or its substantial equivalent unless the partnership participates in the establishment of the market or the inclusion of its interests in a market, or the partnership recognizes any transfers made on the market by redeeming the transferor partner's interests or admitting the transferee as a partner.

        Western Plains Energy does not intend to list the Class A or Class B capital units on any stock exchange or the NASDAQ Stock Market, nor will it provide any information to broker-dealers which would enable broker-dealers to trade capital units under Rule 15c2-11 of the Securities Exchange Act of 1934, as amended. In addition, Section 4.1(a) of its Operating Agreement generally only permits transfers of capital units that will preserve the partnership tax status of Western Plains Energy by complying with the provisions of the Treasury Regulations. These generally provide that interests will not be treated as readily tradable on a secondary market or its substantial equivalent if the interests are transferred only pursuant to "safe harbors" that include:

  •
  "private" transfers;

  •
  qualified redemptions and repurchases; and

  •
  transfers pursuant to a qualified matching service; and

        Private transfers include, among others:

  •
  transfers in which the transferee's tax basis is determined by reference to the transferor's tax basis in the interest transferred;

  •
  transfers by reason of death, including transfers from an estate or testamentary trust;

  •
  transfers, including gifts, between members of a "family" (within the meaning of Section 267(c)(4) of the tax code);

  •
  transfers from retirement plans qualified under Section 401(a) of the tax code or an IRA; and

  •
  "block" transfers. A block transfer is a transfer by a member and any related person as defined in the tax code in one or more transactions during any 30 calendar day period of interests representing in the aggregate more than two percent of the total interests in partnership capital or profits.

        Transfers pursuant to a qualified redemption or repurchase are disregarded in determining whether interests are readily tradable on a secondary market if several conditions are met. First, the redemption or repurchase cannot occur until at least 60 days after the partnership receives written notice of the member's intent to exercise the redemption or repurchase right. Second, either the purchase price is not established until at least 60 days after receipt of notification or the purchase price is established not more than four times during the entity's tax year. Third, the sum of the interests in capital or profits transferred during the year, other than in private transfers, cannot exceed 10 percent of the total interests in partnership capital or profits.

        Transfers through a qualified matching service also are disregarded in determining whether interests are readily tradable. A matching service is qualified only if:

  •
  it consists of a computerized or printed system that lists customers' bid and/or ask prices in order to match members who want to sell with persons who want to buy;

  •
  matching occurs either by matching the list of interested buyers with the list of interested sellers or through a bid and ask process that allows interested buyers to bid on the listed interest;

  •
  the seller cannot enter into a binding agreement to sell the interest until the fifteenth calendar day after his interest is listed, which date must be confirmable by maintenance of contemporaneous records;

  •
  the closing of a sale effected through the matching service does not occur prior to the forty-fifth calendar day after the interest is listed;

  •
  the matching service displays only quotes that do not commit any person to buy or sell an interest at the quoted price, nonfirm price quotes, or quotes that express an interest in acquiring an interest without an accompanying price, nonbinding indications of interest;

  •
  the matching service does not display quotes at which any person is committed to buy or sell a interest at the quoted price (firm quotes);

  •
  the seller's information is removed within 120 days of its listing and is not reentered into the system for at least 60 days after its deletion; and

  •
  the sum of the percentage interests transferred during the entity's tax year, excluding private transfers, does not exceed 10 percent of the total interests in partnership capital or profits.

Tax Treatment Of Western Plains Energy's Operations

        Use Of Calendar Year.    Because Western Plains Energy will be taxed as a partnership, we will have our own taxable year separate from the taxable years of our members. Unless a business purpose can be established to support a different taxable year, a partnership must use the "majority interest taxable year" which is the taxable year that conforms to the taxable year of the holders of more than 50% of its interests. In Western Plains Energy's case, the majority interest taxable year is the calendar year (i.e., fiscal year ending December 31).

        Flow-Through Of Partnership Taxable Income Or Loss to Members.    Each member will be required to report on his income tax return for his taxable year with which or within which ends Western Plains Energy's taxable year his distributive share of the income, gains, losses, deductions and credits of Western Plains Energy without regard to whether corresponding cash distributions are received. Our tax counsel is of the opinion that the allocations to members in the Operating Agreement will be respected under applicable provisions of the tax code and Treasury Regulations.

        To illustrate the flow-through of such items, if you were a member for the entire calendar year 2002 and you use a calendar year for your individual income taxes, you would include your share of Western Plains Energy's 2001 taxable income or loss on your income tax return for the year 2002 (to be filed by April 15, 2003). If you had a June 30 fiscal year you would report your share of Western Plains Energy's 2002 taxable income or loss on your income tax return for the fiscal year ending June 30, 2003. Western Plains Energy will provide each member with an annual Schedule K-1 indicating the member's share of Western Plains Energy's annual income, gains, losses, deductions and credits and their separately stated components within a reasonable time following the end of each calendar year.

        Because you will report your annual share of Western Plains Energy's taxable income or loss without regard to the amount of any cash distributions you receive, it is possible that you would incur a tax liability for a taxable year in excess of the amount of cash Western Plains Energy distributes to you for the period.

        Tax Treatment Of Distributions.    In addition to a member's distributive share of income or gains of Western Plains Energy, certain distributions in excess of a member's tax basis in his units are taxable income. Generally cash distributions first reduce a member's basis in his units. To the extent cash distributions exceed the member's basis, they are treated as gain from a sale or exchange of the units. This gain is not attributable to a member's distributive share of Western Plains Energy's income. In fact, a member's distributive share of Western Plains Energy's income will increase the member's basis in his units, reducing any such gain from a distribution in excess of basis. Because Western Plains Energy anticipates that cash distributions to a member for a fiscal period will not exceed the increase in the member's basis resulting from the member's share of income for the period, we expect that cash distributions generally will not result in a gain from a sale or exchange for federal income tax purposes. Distributions will not exceed his basis in his units immediately before the distribution.

Initial Tax Basis Of Units And Periodic Basis Adjustments

        Our tax counsel is of the opinion that a member's basis in his membership interest is determined and adjusted as follows. Under tax code Section 722, a member's initial basis will be equal to the sum of the amount of money and the adjusted basis of any property he contributes to Western Plains Energy. This amount is increased by a member's share of Western Plains Energy's debt. Since members are only contributing cash, each member's initial basis in Western Plains Energy units should be equal to the amount of his subscription plus the member's share of Western Plains Energy's debt.

        A member's initial basis will be increased to reflect the member's distributive share of Western Plains Energy's taxable income and tax-exempt income and any increase in a member's share of Western Plains Energy's debt. If a member makes additional capital contributions at any time, the adjusted unit basis is increased by the amount of any cash contributed or his adjusted basis in any property he contributes.

        A member's basis will be decreased, but not below zero, by

  •
  the amount of any cash distributed to the member;

  •
  the basis of any other property distributed to the member;

  •
  the member's distributive share of losses and nondeductible expenditures of Western Plains Energy that are "not properly chargeable to capital account"; and

  •
  any reduction in that member's share of Western Plains Energy's debt.

        The basis calculations are complex. A member is only required to compute the basis in his membership interest if the computation is necessary to determine his tax liability but accurate records should be maintained. Typically, basis computations are necessary at the following times:

  •
  the end of a taxable year during which Western Plains Energy suffered a loss, for the purpose of determining the deductibility of the member's share of the loss;

  •
  upon the liquidation or disposition of a member's interest; and

  •
  upon the nonliquidating distribution of cash or property to a member, in order to ascertain the basis of distributed property or the taxability of cash distributed.

        Our tax counsel is of the opinion that distributions to a member will not be taxable to the member unless the amount of the distribution exceeds the member's basis in his interest immediately before the distribution. In the case of income from annual operations, this basis will first be increased by the member's share of income for a fiscal year, and then be reduced by the amount of his distribution for this period. Accordingly, except in the case of a taxable sale of a unit or liquidation of Western Plains Energy, exact computations of basis ordinarily are not necessary, because Western Plains Energy anticipates that annual distributions from operations will not exceed a member's share of income. A member who regularly receives cash distributions that are less than or equal to his share of Western Plains Energy's taxable income will have a positive unit basis at all times.

        Deductibility Of Losses; Passive Loss Limitations.    In general, a member may deduct losses allocated to him, subject to a number of restrictions. Those restrictions include a general rule that losses cannot be deducted if they exceed a member's basis in his units nor to the extent they exceed the member's at-risk amount. Our tax counsel is of the opinion that these specific restrictions are not likely to impact the members of Western Plains Energy, but that, if Western Plains Energy incurs a taxable loss or if taxable income is insufficient to cover interest expense on Western Plains Energy's related borrowing, the passive activity loss deduction rules are likely to have widespread effect.

        Tax code Section 469 substantially restricts the ability of taxpayers to deduct losses from passive activities. Passive activities generally include activities conducted by pass-through entities, such as Western Plains Energy and other partnerships, limited liability companies or S corporations, in which the taxpayer does not materially participate. Generally, losses from passive activities are deductible only to the extent of the taxpayer's income from other passive activities. Passive activity losses that are not deductible because of these rules may be carried forward and deducted against future passive activity income or may be deducted in full upon disposition of a member's entire interest in Western Plains Energy to an unrelated party in a fully taxable transaction.

        It is important to note that "passive activities" do not include dividends and interest income that normally are considered to be "passive" in nature; nor do they include farming operations in which the taxpayer is a material participant.

        Members may borrow funds to purchase their equity interest in Western Plains Energy and deduct the interest expense. However, this interest expense will be aggregated with other items of income and loss from passive activities and subjected to the passive activity loss limitation. To illustrate, if a member's only passive activity is Western Plains Energy, and if Western Plains Energy incurs a net loss, no interest expense on related borrowing would currently be deductible. If that member's share of Western Plains Energy's taxable income is less than the related interest expense, the excess would be nondeductible. In both instances, the disallowed interest would be suspended and would currently be deductible against future passive activity income or upon disposition of the member's entire interest in Western Plains Energy to an unrelated party in a fully taxable transaction.

        Alternative Minimum Tax.    If Western Plains Energy adopts accelerated methods of depreciation, it is possible that taxable income for Alternative Minimum Tax purposes might exceed regular taxable income passed through to the members. No decision has been made on this point but we believe that most members are unlikely to be adversely affected by excess alternative minimum taxable income.

Tax Consequences Of Disposition Of Units

        Recognition Of Gain Or Loss.    Gain or loss will be recognized on a sale of capital units equal to the difference between the amount realized and the member's basis in the units sold. The amount realized for this purpose includes cash and the fair market value of other property received plus the member's share of Western Plains Energy's debt. Because of the inclusion of debt in both the amount realized and the member's tax basis in the units sold, it is possible that a member could have a tax liability on sale that exceeds the proceeds of sale. While this result is common in "tax shelters," it is quite unlikely in the case of a typical business operation such as Western Plains Energy's with a substantial equity investment by the members.

        Our tax counsel is of the opinion that, assuming a member's capital units are a "capital asset" in his hands, which is ordinarily the case, gain or loss recognized by such member on the sale or exchange of a capital unit held for more than one year will be taxed as long-term capital gain or loss. A portion of this gain or loss, however, will be separately computed and taxed as ordinary income or loss under tax code Section 751 to the extent attributable to depreciation recapture or other "unrealized receivables" or "substantially appreciated inventory" owned by Western Plains Energy. Western Plains Energy will adopt conventions to assist those members that sell units in apportioning the gain among the various categories.

        Allocations And Distributions Following Unit Transfers.    If any unit is transferred during any accounting period in compliance with the provisions of Article 4 of the Operating Agreement, then solely for purposes of making allocations and distributions, Western Plains Energy expects to use an interim closing of the books method, rather than a daily proration of profit or loss for the entire period, and the convention that recognizes the transfer as of the beginning of the month following the month in which the notice, documentation and information requirements of Article 4 have been substantially complied with. All distributions on or before the end of the calendar month in which these requirements have been substantially complied with will be made to the transferor and all distributions thereafter will be made to the transferee. However, the Board of Managers has the authority to adopt any other reasonable permitted method or convention.

        Effect Of Tax Code Section 754 Election On Unit Transfers.    The adjusted basis of each member in his capital units ("outside basis") initially will equal his proportionate share of the adjusted basis of Western Plains Energy in its assets ("inside basis"), and both will reflect initial unit values. Over time, however, it is probable that changes in unit values and cost recovery deductions will cause the value of a unit to differ materially from the member's proportionate share of the inside basis.

        Section 754 of the tax code permits a partnership to make an election that allows a transferee who acquires units either by purchase or upon the death of a member to adjust his share of the inside basis to fair market value as reflected by the unit price in the case of a purchase or the estate tax value of the unit in the case of an acquisition upon death of a member. Once the amount of the transferee's basis adjustment is determined, it is allocated among Western Plains Energy's various assets pursuant to tax code Section 755.

        A Section 754 election is beneficial to the transferee when his outside basis is greater than his proportionate share of the entity's inside basis. In this case, a special calculation is made solely for the benefit of the transferee that will determine his cost recovery deductions and his gain or loss on disposition of limited liability company property by reference to his higher outside basis. The Section 754 election will be detrimental to the transferee if his outside basis is less than his proportionate share of inside basis.

        Tax code Section 743 (b) provides that the partnership or limited liability company is responsible for making the basis adjustments. However, the unit transferees are required to report the basis adjustments. Transferees accomplish this by attaching statements to their returns that show how the Section 743 (b) adjustment was determined and how the adjustment was allocated among the various partnership properties.

        Treasury Regulations clarify that partnerships are required to make the basis adjustments. In addition, these regulations place the responsibility for reporting basis adjustments on the partnership. The partnership reports basis adjustments by attaching statements to its returns when it acquires knowledge of transfers subject to Section 743. In addition, partnerships are required to adjust specific partnership items in light of the basis adjustments. Consequently, amounts reported on the transferee's Schedule K-1 are adjusted amounts.

        Transferees are subject to an affirmative obligation to notify partnerships of their basis in acquired interests. To accommodate partnership concerns about the reliability of the information provided, partnerships are entitled to rely on the written representations of transferees concerning either the amount paid for the partnership interest or the transferee's basis in the partnership interest under tax code Section 1014, unless clearly erroneous.

        Section 4.2 of the Operating Agreement provides that Western Plains Energy will not make a Section 754 election unless the Tax Matters Partner determines in its sole discretion to do so. We would be unlikely to make such an election unless the tax benefits made available to affected transferees by the election are likely to be sufficient to justify the increased cost and administrative burden of accounting for the resulting basis adjustments. Depending on the circumstances, the value of units may be effected positively or negatively by whether or not Western Plains Energy makes a Section 754 election. The Tax Matters Partner intends to monitor prices at which units change hands and is likely to authorize the election only when and if unit prices become materially greater than Western Plains Energy's per unit inside basis and only if it determines that this material difference is likely to continue or increase over time. If Western Plains Energy decides to make a Section 754 election, the election is made by Western Plains Energy on a timely filed partnership income tax return and it is effective for transfers occurring in taxable year of the return in which the election is made. Once made, the Section 754 election is irrevocable unless the Internal Revenue Service consents to its revocation.

        IRS Reporting Requirement.    Article 4 of the Operating Agreement contains the requirements for a valid transfer of units, including proper documentation and Board approval. In addition, the IRS requires a taxpayer who sells or exchanges a unit to notify Western Plains Energy in writing within thirty days or, for transfers occurring on or after December 16 of any year, by January 15 of the following year. Although the IRS reporting requirement is limited to "Section 751(a) exchanges," it is likely that any transfer of a capital unit will constitute a Section 751(a) exchange. The written notice required by the IRS must include the names and addresses of both parties to the exchange, the identifying numbers of the transferor and, if known, of the transferee and the exchange date. The IRS imposes a penalty of $50 for failure to file the written notice unless reasonable cause can be shown.

Other Tax Matters

        Tax Information To Members; Consistent Reporting.    Western Plains Energy will be required to provide each member with a Schedule K-1 (or authorized substitute therefore) on an annual basis. Harsh penalties are provided for failure to do so unless reasonable cause for the failure is established.

        Each member's Schedule K-1 will set out the holder's distributive share of each item of income, gain, loss, deduction or credit that is required to be separately stated. Each member must report all items consistently with Schedule K-1 or, if an inconsistent position is reported, must notify the IRS of any inconsistency by filing Form 8062 "Notice of Inconsistent Treatment or Administrative Adjustment Request, AAR" with the original or amended return in which the inconsistent position is taken.

        IRS Audit Procedures.    Prior to 1982, regardless of the size of a partnership, adjustments to a partnership's items of income, gain, loss, deduction or credit had to be made in separate proceedings with respect to each partner individually. Because a large partnership sometimes had many partners located in different audit districts, adjustments to items of income, gains, losses, deductions or credits of the partnership had to be made in numerous actions in several jurisdictions, sometimes with conflicting outcomes.

        The Tax Equity and Fiscal Responsibility Act of 1982 established unified audit rules applicable to most (but not all) partnerships. These rules require the tax treatment of all "partnership items" to be determined at the partnership, rather than the partner, level. Partnership items are those items that are more appropriately determined at the partnership level than at the partner level, as provided by regulations. Since Western Plains Energy will be taxed as a partnership, these rules are applicable to it and its members.

        The IRS may challenge the reporting position of a partnership by conducting a single administrative proceeding to resolve the issue with respect to all partners. But the IRS must still assess any resulting deficiency against each of the taxpayers who were partners in the year in which the understatement of tax liability arose. Any partner of a partnership can request an administrative adjustment or a refund for his own separate tax liability. Any partner also has the right to participate in partnership-level administrative proceedings. A settlement agreement with respect to partnership items binds all parties to the settlement.

        IRS rules establish the "Tax Matters Partner" as the primary representative of a partnership in dealings with the IRS. The Tax Matters Partner must be a "member-manager" which is defined as a limited liability company member who, alone or together with others, is vested with the continuing exclusive authority to make the management decisions necessary to conduct the business for which the organization was formed. In Western Plains Energy's case, this would be a member of the Board of Managers. Section 7.10 of the Operating Agreement authorizes the Board of Managers to designate a Manager who owns capital units as the Tax Matters Partner. In the event the designated Manager no longer owns any capital units, then the Board of Managers shall appoint another Manager who owns capital units as the Tax Matters Partner.

        The IRS generally is required to give notice of the beginning of partnership-level administrative proceedings and any resulting administrative adjustment to all partners whose names and addresses are furnished to the IRS. For partnerships with more than 100 partners, however, the IRS generally is not required to give notice to any partner whose profits interest is less than one percent.

        After the IRS makes an administrative adjustment, the Tax Matters Partner (and, in limited circumstances, other partners) may file a petition for readjustment of partnership items in the Tax Court, the district court in which the partnerships principal place of business is located, or the Claims Court.

        New Elective Procedures For Large Partnerships.    The Taxpayer Relief Act of 1997 contains an elective provision under which the income tax reporting and IRS auditing of partnerships of more than 100 partners is streamlined. This statute reduces the number of items that must be separately stated on the Schedules K-1 that are issued to the partners which will ease the burden on their tax preparers.

        If the election is made, IRS audit adjustments generally will flow through to the partners for the year in which the adjustment takes effect. However, the partnership may elect to pay an imputed underpayment that is calculated by netting the adjustments to the income and loss items of the partnership and multiplying that amount by the highest tax rate whether individual or corporate. A partner may not file a claim for credit or refund of his allocable share of the payment.

        Timing adjustments are made in the year of audit in order to avoid adjustments to multiple years where possible. In addition, the partnership, rather than the partners individually, generally is liable for any interest and penalties that result from a partnership audit adjustment. Penalties, such as the accuracy and fraud penalties, are determined on a year-by-year basis, without offsets, based on an imputed underpayment. Any payment for Federal income taxes, interest, or penalties, that an electing large partnership is required to make is non-deductible.

        Under the electing large partnership audit rules, a partner is not permitted to report any partnership items inconsistently with the partnership return, even if the partner notifies the IRS of the inconsistency. The IRS may treat a partnership item that was reported inconsistently by a partner as a mathematical or clerical error and immediately assess any additional tax against that partner. The IRS is not required to give notice to individual partners of the commencement of an administrative proceeding or of a final adjustment. Instead, the IRS is authorized to send notice of a partnership adjustment to the partnership itself by certified or registered mail. An administrative adjustment may be challenged in the Tax Court, the district court in which the partnerships principal place of business is located, or the Claims Court. However, only the partnership, and not partners individually, can petition for a readjustment of partnership items.

        The Board of Managers of Western Plains Energy will review the new large partnership procedures with its legal counsel and certified public accountants to determine whether it appears advantageous to elect to be subject to the new procedures.

        Self-Employment Tax.    The tax code and Treasury regulations provide that general partners are subject to self-employment tax on their distributive share of partnership income and that limited partners who do not render services to the partnership are not subject to self-employment tax. Neither the tax code nor the Treasury regulations address the treatment of limited liability company members for self-employment tax purposes. Proposed Regulations, however, were issued in 1997 that provide generally for imposition of the self-employment tax on limited liability company members only if they have personal liability for limited liability company obligations, have authority to contract on behalf of the company, or participate in the company's business for more than 500 hours each year. Few, if any, of the company's members would be subject to self-employment tax under this test.

        The status of the proposed regulations is uncertain because they were subject to a Congressional moratorium that ended July 1, 1998, and the Treasury has not taken steps to finalize them. Nevertheless, because of the similarity of limited liability company members and limited partners, it is believed to be highly likely that Western Plains Energy members will be treated similarly to limited partners, i.e., generally not subject to self-employment tax on their share of limited liability company earnings.

        State Income Taxes.    Members generally are subject to tax in their state of residence as well as in those states in which the entity does business if their share of income exceeds the minimum filing requirements. Since Western Plains Energy will potentially be doing business in several states, this could create a substantial reporting burden for the members. Members should consult their tax advisors with respect to the treatment of their membership in Western Plains Energy, the tax laws of their state of residence or any state in which Western Plains Energy may do business.

PLAN OF DISTRIBUTION

        We have only registered our capital units with the United States Securities and Exchange Commission under the Securities Act of 1933 and with the Office of the Kansas Securities Commissioner, pursuant to Section 17-1257 of the Kansas Statutes; and the Colorado Division of Securities, pursuant to Section 11-55-303 of the Colorado Securities. However, we may consider accepting subscriptions from interested investors located in other states if we are able to comply with the applicable securities law regulations in such states and it is not impractical, unduly burdensome or unreasonably expensive to do so, in the discretion of our Board of Managers. We are not making this offer in any state where this offer is not permitted. We must obtain approval from Kansas and Colorado securities regulatory authority and the securities regulatory authorities in any other state in which we sell the capital units.

        We have no underwriter. We determined the offering price of our capital units arbitrarily. We are not using agents or brokers. The members of our Board of Managers will be the principal persons involved in selling the capital units in reliance on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended. We will not pay our Board of Managers or any other person any commissions in connection with any sales. Our Board of Managers has no relationship to any broker-dealer.

        Affiliates of our company, such as members of our Board of Managers, our current members, and their families may participate in this offering on the same terms and conditions as any other investor. However, our affiliates may not purchase more than 10% of the capital units in this offering until we receive subscriptions for the minimum offering amount. Once the minimum offering amount is reached, affiliates will no longer be limited in the amount of our capital units they may purchase. This could result in affiliates gaining additional control over our company and its policies and decisions. Any affiliates who participate in this offering will be required to represent to us that the units are purchased for investment only and not with a view to, or for sale in connection with, any distribution thereof.

        Subject to the requirements of the Securities Act of 1933 and Kansas and Colorado's securities laws, we plan to promote the offering by advertising in agricultural newspapers in Kansas and Colorado. We plan to distribute a request card that investors may send to us in order to receive a prospectus. We also plan to hold one or more informational meetings for potential investors at undetermined sites in or near Gove County, Kansas. Attendance at a meeting will not be required to purchase the capital units offered in this prospectus. The informational meetings are intended to give investors an opportunity to ask questions of the Board of Managers and, if they choose, to bring their legal or financial advisors to ask questions and obtain information about the project. All attendees at the informational meeting will receive a prospectus. We may also promote the offering at agricultural trade shows in Kansas. Upon request, trade show attendees will receive a prospectus and have the opportunity to ask questions and obtain information about the project from us.

        We anticipate beginning to sell our Class A and B capital units on May 31, 2002 or as soon as practicable after the Securities and Exchange Commission declares our registration statement, of which this prospectus is a part, effective. Assuming that we are able to begin selling our capital units on or around May 31, 2002, we will close this offering on September 1, 2002 if we have raised the minimum offering amount and all of the other conditions for closing have been satisfied; however, we may extend the offering until March 31, 2003 to raise up to $19,835,000 if our Board of Managers decides it is in our best interests to raise more than the minimum amount of our offering. If we decide to extend this offering beyond September 1, 2002, we will notify subscribers by mail of the extension. We may not extend this offering beyond March 31, 2003.

        If you choose to invest in our company, we may reject your subscription, in whole or in part, for any reason. Your subscription will not be revocable. If we choose to accept your subscription, one of our officers or managers will countersign a copy of your subscription agreement and return it to you. This is the only way we will accept your subscription. The fact that we may deposit your subscription deposit check in the escrow account does not mean we have accepted your subscription. Please read the more detailed information about subscribing under "How To Purchase Capital Units."

        First National Bank Trust Department of Goodland, Goodland, Kansas is the escrow agent for funds paid to us by investors for the purchase of capital units. Funds held by the escrow agent can be withdrawn by our Board of Managers after the conditions to the offering have been satisfied and upon the adoption of resolutions identifying the amounts to be withdrawn and the purposes for which the funds will be expended. Our Board of Managers will provide copies of the Board's resolutions authorizing withdrawal of funds to the escrow agent. As soon as the conditions to the offering have been satisfied, the Board of Managers may withdraw funds held in the escrow account for the purposes of paying our expenses. If we do not raise the minimum amount of this offering and satisfy the other closing conditions by March 31, 2003, the escrow agent will promptly return each investor's entire subscription deposit, without interest. In the event that we break escrow but do not proceed with the project for any reason, the escrow agent will be directed to promptly return to our members on a pro rata basis those funds remaining in the escrow account after we have paid all of our debts and liabilities, pursuant to our Operating Agreement.

HOW TO PURCHASE CAPITAL UNITS

        To purchase the capital units we are offering in this prospectus, you should carefully read this prospectus and then proceed as follows:

  1.
  Review the Subscription Agreement found under Appendix C. Complete the information requested in the Subscription Agreement, including the number of capital units to be purchased, and execute the signature page. By signing the Subscription Agreement, you are also acknowledging that you have received this prospectus.

  2.
  Review and execute the Operating Agreement Counterpart Signature Page, found as an attachment to Appendix C.

  3.
  Make a check payable to "Western Plains Energy Escrow Account" in an amount equal to 10% of the purchase price you are requesting.

  4.
  Review and execute the Promissory Note, found as an attachment to Appendix C, for the balance of the purchase price.

  5.
  Deliver to us by mail or in person the completed Subscription Agreement, executed Operating Agreement counterpart signature page, Promissory Note and check as follows:

By Mail: Western Plains Energy, L.L.C. 414 Main Street, P.O. Box 340 Quinter, Kansas 67752	By Hand Delivery: Western Plains Energy, L.L.C. 414 Main Street, P.O. Box 340 Quinter, Kansas 67752

        If you have any questions concerning the subscription process, you may contact Jeff Torluemke, our Chief Executive Officer, as follows:

Jeff Torluemke, CEO Western Plains Energy, L.L.C. 414 Main Street P.O. Box 340 Quinter, Kansas 67752	Phone: (785) 754-2119 Fax: (785) 754-2118

        When we receive your completed subscription materials, we will deposit your subscription check into an escrow account with the escrow agent. Our Board of Managers will review the subscriptions we receive and if we accept your subscription, we will countersign your Subscription Agreement and return copies of the signature pages to you. We will generally accept properly completed subscriptions in the order received; however, we have the right to accept or reject your subscription in the sole discretion of our Board of Managers. We will not formally accept and countersign any subscriptions until we receive subscriptions totaling the minimum offering amount and the other conditions for breaking escrow and completing the offering have been met. You will become a member of Western Plains Energy at the time that we formally accept your subscription agreement. If we reject your subscription or terminate the offering for any reason, your deposit will be returned to you promptly, without interest. We will also promptly return the Promissory Note you executed and delivered for the remainder of the purchase price to you.

Return of Proceeds if the Minimum Number of Capital Units are not Purchased

        The offer and sale of the capital units offered pursuant to this prospectus will end on the earliest of the following dates:

  •
  the date that subscriptions are received and accepted representing the maximum aggregate offering amount;

  •
  the date that our Board of Managers decides to terminate the offering; or

  •
  September 1, 2002 unless extended to March 31, 2003.

        If we do not receive subscriptions for at least $15,735,000 of capital units by March 31, 2003, or if the offering is terminated for any other reason, we will not accept any subscription agreements and the escrow agent will promptly return your deposit to you via certified mail. You will not be entitled to interest on the amounts held in escrow. If any of the deposits are returned unclaimed, we will hold them in a federally insured bank account for a period of one year. We will exercise reasonable efforts to locate all such investors and notify them that the funds are being held. After one year has passed from the date of return of any such proceeds, they will be considered abandoned and disposed of in accordance with the laws of the State of Kansas.

Call Notices to Investors

        If we receive and accept Subscription Agreements meeting at least the minimum $15,735,000 equity requirement and satisfy all other conditions to closing, we will break escrow. After we break escrow, we will send each investor a written call notice notifying you that you must pay us the remaining 90% balance of the price of your capital units in one or more installments by the date indicated in the notice, which will be at least 30 days from the date of the notice.

        In the event you fail to pay us for the remaining portion of your purchase price as required, we will have the following options:

  •
  We may proceed against you in court to collect the amount you owe us, and if we are successful and you pay us the balance of the amount you owe, you will still be a member; or

  •
  We may redeem your capital units and retain all amounts you have deposited for capital units as liquidated damages for your breach of the terms of the Subscription Agreement. If we redeem your capital units, you will forfeit all amounts you have paid to us, and you will lose your interest in Western Plains Energy.

Escrow Agent

        First National Bank Trust Department of Goodland, Goodland, Kansas is the escrow agent for funds paid to us by investors for the purchase of capital units. Funds held by the escrow agent can be withdrawn by our Board of Managers after the conditions to the offering have been satisfied and upon the adoption of resolutions identifying the amounts to be withdrawn and the purposes for which the funds will be expended. Our Board of Managers will provide to the escrow agent copies of the Board's resolutions authorizing withdrawal of funds. As soon as this offering is completed, the Board of Managers may withdraw funds held in the escrow account for the purposes of paying the expenses we have incurred as described under "Plan of Distribution" as they become due. If we do not raise the minimum amount of this offering and satisfy the other closing conditions by March 31, 2003, the escrow agent will promptly return each investor's entire subscription deposit, without interest. In the event that we break escrow but do not proceed with the project for any reason, the escrow agent will be directed to promptly return to our members on a pro rata basis those funds remaining in the escrow account after we have paid all of our expenses, pursuant to our Operating Agreement.

LEGAL MATTERS

        The validity of the Class A and Class B units being offered in this prospectus will be passed upon by Morris, Laing, Evans, Brock & Kennedy, Chartered of Topeka, Kansas.

WHERE YOU CAN FIND MORE INFORMATION

        Western Plains Energy does not currently file reports with the Securities and Exchange Commission; however, if we complete this offering, we will file annual, quarterly and special reports with the SEC. You may read and copy any reports that Western Plains Energy files at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, the SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The reports and other information we file will be available in the EDGAR database located on the SEC's website at (http://www.sec.gov), as well as from commercial document retrieval services.

        Western Plains Energy has filed a Registration Statement with the SEC on Form SB-2 that registers the offer and sale of the Class A and Class B capital units offered by this prospectus. This document is a part of that Registration Statement. As allowed by SEC rules, this document does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement.

        You should rely only on the information contained in this document to decide whether to purchase capital units. We have not authorized anyone to provide you with information that is different from what is contained in this document. You should not assume that the information contained in this document is accurate as of date other than the date on the cover page.

APPENDIX A

ARTICLES OF ORGANIZATION
AND
OPERATING AGREEMENT

AMENDED AND RESTATED
ARTICLES OF ORGANIZATION
OF
WESTERN PLAINS ENERGY, L.L.C.

        Pursuant to 17-7680 of the Kansas revised limited liability company act, the undersigned hereby amends and restates the Articles of Organization originally filed with the Kansas Secretary of State on July 10, 2001 under the name of Heartland Ethanol, L.L.C., and the name change to Western Plains Energy, L.L.C., effected by way of Certificate of Amendment filed with the Kansas Secretary of State on August 27, 2001 as follows:

ARTICLE I
Name

        The name of the limited liability company (the "Company") is Western Plains Energy, L.L.C.

ARTICLE II
Duration of Existence

        The duration of the company is perpetual.

ARTICLE III
Purpose

        The Company is organized for profit to engage in any act or activity for which limited liability companies may be organized under the Kansas Revised Limited Liability Company Act, as now in effect and as may hereafter be amended.

AMENDED IV
Registered Office and Resident Agent

        The address of the Company's registered office in the State of Kansas is 414 Main Street, P.O. Box 340, Quinter, Kansas, 67752. The name of its resident agent at such address is Jeff Torluemke.

ARTICLE V
Management by Board of Managers

        The company shall be managed by a Board of Managers. The names and addresses of the initial managers are:

Jeff Torluemke	P.O. Box 474	Hoxie, KS 67740
Dick Sterrett	2970 Co. Rd. 74	Quinter, KS 67752
Ben Dickman	P.O. Box 275	Grinnell, KS 67738
Brian Baalman	HC 1, Box 62	Menlo, KS 67753
Ronald Blaesi	HC 2, Box 86	Sharon Springs, KS 67758
Gary Johnson	3572 Hwy. 40	Oakley, KS 67748
Ken Krien	P.O.Box 550	Bird City, KS 67731
Dave Mann	2334 Road 70	Quinter, KS 67752
Robert Casper	144 North Mosley	Wichita, KS 67202

ARTICLE VI
Operating Agreement

        The Members shall adopt a written Operating Agreement to govern the powers, rights, duties, and obligations of the Members and Managers. The Company's Operating Agreement may be amended only as provided in the Company's Operating Agreement.

        IN WITNESS WHEREOF, THE UNDERSIGNED as the duly appointed and qualified chief executive officer of Western Plains Energy, L.L.C., after approval of the foregoing Amended and Restated Articles of Organization by the initial organizers and the Board of Mangers and upon receipt of proper authorization to execute this document, has hereunto subscribed his name on this 4th day of December, 2001.

/s/ Jeff Torluemke
JEFF TORLUEMKE

SECOND AMENDED AND RESTATED
OPERATING AGREEMENT
OF
WESTERN PLAINS ENERGY, L.L.C.
April 19, 2002

ARTICLE 1 DEFINITIONS
1.1	Act
1.2	Affiliate
1.3	Articles
1.4	Board of Managers
1.5	Bankrupt Member
1.6	Capital Contribution
1.7	Capital Unit
1.8	Capital Unit Transfer System
1.9	Class A Members
1.10	Class B Members
1.11	Class C Members
1.12	Class D Members
1.13	Code
1.14	Committed Capital
1.15	Company
1.16	Dispose, Disposing, or Disposition
1.17	Escrow Account
1.18	Manager
1.19	Member
1.20	Net Cash from Operations
1.21	Offering
1.22	Offering Proceeds
1.23	Ownership Percentage
1.24	Person
1.25	Proceeding
1.26	Quarter
ARTICLE 2 ORGANIZATION
2.1	Formation
2.2	Name
2.3	Registered Office; Registered Agent, Principal Office in the United States; Other Offices
2.4	Purpose
2.5	Foreign Qualification
2.6	Term
2.7	Mergers and Exchanges
2.8	No State-Law Partnership
2.9	Fiscal Year
ARTICLE 3 MEMBERS
3.1	Members
3.2	Representations and Warranties
3.3	Admission of Additional Members
3.4	Interests in a Member
3.5	Information
3.6	Liabilities to Third Parties

3.7	Withdrawal
3.8	Lack of Authority
3.9	Classes and Voting
3.10	Place and Manner of Meeting
3.11	Conduct of Meetings
3.12	Annual Meeting
3.13	Special Meetings
3.14	Notice
3.15	Quorum of Members
3.16	Voting of Capital Units by Company
3.17	Closing Record Books and Fixing Record Date
3.18	Fixing Record Dates for Ballots by Mail
3.19	Proxies
ARTICLE 4 DISPOSITION OF CAPITAL UNITS
4.1	General Restrictions on the Disposition of Capital Units
4.2	Tax Elections
4.3	Redemption
ARTICLE 5 CAPITAL CONTRIBUTIONS
5.1	Class A Capital Units
5.2	Class B Capital Units
5.3	Class C Capital Units
5.4	Class D Capital Units
5.5	Additional Capital Units
5.6	Return of Contributions
5.7	Advances by Members
5.8	Capital Accounts
ARTICLE 6 ALLOCATIONS AND DISTRIBUTIONS
6.1	Allocations and Distributions
6.2	Distributions of Net Cash from Operations
6.3	Allocations of Income, Gain, Loss, Deductions, and Credits
6.4	Allocation of Gain or Loss Upon the Sale of All or Substantially All of the Company's Assets.
6.5	Regulatory Allocations and Allocation Limitations
6.6	Proration of Allocations
6.7	Consent to Allocation
6.8	Distributions in Kind
6.9	Right to Distributions
6.10	Limitation on Distributions
ARTICLE 7 OFFICERS
7.1	Number of Officers
7.2	Appointment and Term of Office
7.3	Removal of Officers
7.4	The Chief Executive Officer
7.5	The Chief Financial Officer
7.6	The President
7.7	The Vice-Presidents

7.8	The Secretary
7.9	Assistant Secretaries
7.10	Designation of Tax Matters Partner
7.11	Duties of Tax Matters Partner
7.12	Authority of Tax Matters Partner
7.13	Expenses of Tax Matters Partner
7.14	Compensation
ARTICLE 8 MANAGEMENT
8.1	Management by Board of Managers
8.2	Actions by Managers; Committees; Delegation of Authority and Duties
8.3	Registration and Transfer of Securities
8.4	Number and Term of Office
8.5	Death or Disability of Managers
8.6	Removal
8.7	Resignations
8.8	Vacancies
8.9	Place and Manner of Meetings
8.10	First Meeting
8.11	Regular Meeting of Board of Managers
8.12	Special Meeting of Board of Managers
8.13	Notice of Board of Managers' Meetings
8.14	Action Without Meeting
8.15	Quorum; Majority Vote
8.16	Approval or Ratification of Acts or Contracts
8.17	Interested Managers, Officers and Members
8.18	Expenses of the Company
8.19	Procedure
8.20	Compensation
ARTICLE 9 INDEMNIFICATION AND LIABILITY TO COMPANY
9.1	Indemnification
9.2	Liability to Company
9.3	Prospective Amendment of Liability and Indemnity
9.4	Non-Exclusive Liability and Indemnity
ARTICLE 10 CAPITAL UNIT CERTIFICATES
10.1	Certificates For Membership
10.2	Transfer of Certificates
10.3	Loss or Destruction of Certificates
10.4	Certificate Regulations
10.5	Transfer of Membership
10.6	Legends
ARTICLE 11 BANKRUPTCY OF A MEMBER
ARTICLE 12 DISSOLUTION
12.1	Dissolution and Winding-Up
12.2	Continuation

ARTICLE 13 LIQUIDATION AND TERMINATION
13.1	Liquidation and Termination
13.2	Application and Distribution of Proceeds on Liquidation
13.3	Deficit Capital Account Balances
13.4	Articles of Dissolution
ARTICLE 14 GENERAL PROVISIONS
14.1	Books and Records
14.2	Headings
14.3	Construction and Severability
14.4	Effect of Waiver or Consent
14.5	Binding Effect
14.6	Governing Law/Jurisdiction
14.7	Further Assurances
14.8	Notice to Members of Provisions of This Agreement
14.9	Counterparts
14.10	Conflicting Provisions

SECOND AMENDED AND RESTATED
OPERATING AGREEMENT
OF
WESTERN PLAINS ENERGY, L.L.C.

        This Second Amended and Restated Operating Agreement of Western Plains Energy, L.L.C., is hereby adopted and entered into effective as of the 19th day of April, 2002, for good and valuable consideration, by the Company (as defined below) and the Members (as defined below). This Second Amended and Restated Operating Agreement amends and restates in its entirety that certain Operating Agreement dated January 15, 2002 by and among the Company and the Members.

ARTICLE 1
DEFINITIONS

        As used in this Operating Agreement, the following terms have the following meanings:

        1.1     "Act" means the Kansas Limited Liability Company Act and any successor statute, as amended from time to time.

        1.2     "Affiliate" of any Person shall mean any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person; or if such Person is a partnership, any general partner of such Person or a Person controlling any such general partner. For purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise.

        1.3     "Articles" means the Articles of Organization as amended and restated, originally filed with the Secretary of State of Kansas on July 10, 2001, by which the Company was organized as a Kansas limited liability company under and pursuant to the Act.

        1.4     "Board of Managers" means the Managers acting as a group with the powers set forth in the Articles and this Operating Agreement.

        1.5     "Bankrupt Member" means (except to the extent that the Board of Managers determine otherwise) any Member (a) that makes a general assignment for the benefit of creditors; (b) files a voluntary bankruptcy petition under Chapter 7 of the United States Bankruptcy Code; (c) files a petition or answer seeking for the Member a liquidation, dissolution, or similar relief under any law; (d) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in a proceeding of the type described in subclauses (a) through (c); (e) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Member's or of all or any substantial part of the Member's properties; or (f) against which an involuntary petition has been filed and a proceeding seeking relief under Chapter 7 of the United States Bankruptcy Code, liquidation, dissolution, or similar relief under any law has been commenced and 90 days have expired without dismissal thereof or with respect to which, without the Member's consent or acquiescence, a trustee, receiver, or liquidator of the Member or of all or any substantial part of the Member's properties has been appointed and 90 days have expired without the appointment having been vacated or stayed, or 90 days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

        1.6     "Capital Contribution" means any actual contribution by a Member to the capital of the Company through the purchase of Capital Units (but does not include subscribed for, but unpaid Capital Units).

        1.7     "Capital Unit" or "Unit" means Capital Units of the Company with the rights and privileges set forth in this Operating Agreement, including Class A, Class B, Class C and Class D Capital Units, and any other class of Capital Units as may be approved and adopted by the Board of Managers.

        1.8     "Capital Unit Transfer System" means the procedures set forth in Article 4 of this Operating Agreement governing all Dispositions of Capital Units.

        1.9     "Class A Members" means holders of Class A Capital Units who have executed and agreed to be bound by this Operating Agreement.

        1.10     "Class B Members" means holders of Class B Capital Units who have executed and agreed to be bound by this Operating Agreement.

        1.11     "Class C Members" means holders of Class C Capital Units who have executed and agreed to be bound by this Operating Agreement.

        1.12     "Class D Members" means holders of Class D Capital Units who have executed and agreed to be bound by this Operating Agreement.

        1.13     "Code" means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

        1.14     "Committed Capital" means the purchase price of the Capital Units subscribed for by a Member in the Offering pursuant to a subscription agreement that has been accepted by the Company, regardless of whether such purchase price has been fully paid.

        1.15     "Company" means Western Plains Energy, L.L.C., a manager-managed Kansas limited liability company.

        1.16     "Dispose," "Disposing," or "Disposition" means sale, assignment, transfer, gift, exchange, or other disposition of one or more Capital Units, whether voluntary or involuntary, but not the mortgage, pledge, or grant of a security interest therein.

        1.17     "Escrow Account" means the Company's escrow account at First National Bank Trust Department of Goodland, Kansas into which the Capital Contributions from the sale of Class A and Class B Units will be deposited until subscriptions are received for at least $15,735,00.00 million and the other conditions to the Offering are satisfied, or until such Capital Contributions are returned to the investors if said minimum amount is not committed.

        1.18     "Manager" means any natural Person who is a member of the Board of Managers of the Company, whether initially named in the Articles or later elected as provided in this Operating Agreement.

        1.19     "Member" means any Person who holds one or more Capital Units and has executed this Operating Agreement, whether initially admitted as of the date of this Operating Agreement or later admitted to the Company as a Member as provided in this Operating Agreement. Unless the context otherwise requires, the term "Member" shall include any Member's representative in event of the death, incapacity, or liquidation of the Member. Except as specifically stated otherwise, "Members" refers to all Class A, Class B, Class C and Class D Members.

        1.20     "Net Cash from Operations" means the gross cash proceeds from operations, sales, and other dispositions of assets, including but not limited to investment assets of the Company (but not including sales and other dispositions of all or substantially all of the assets of the Company), less the portion thereof used to pay, or set aside as reserves for, all the Company's expenses, debt payments, capital improvements, obligations, replacements and contingencies, all as determined by the Board of Managers. Net Cash from Operations shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reduction of reserves previously established, but not expended, as authorized by the Board of Managers.

        1.21     "Offering" means the offer and sale of the Company's Class A and Class B Capital Units, pursuant to a registration statement to be filed with the Securities and Exchange Commission, not to exceed an aggregate of 3,967 Capital Units to be completed by March 31, 2003.

        1.22     "Offering Proceeds" means the Capital Contributions received from the sale of the Class A and Class B Capital Units in the Offering.

        1.23     "Ownership Percentage" with respect to any Member means the percentage of ownership of a Member determined by taking the total Capital Units held by such Member divided by the aggregate total number of issued and outstanding Capital Units.

        1.24     "Person" includes an individual, partnership, limited partnership, limited liability company, foreign limited liability company, trust, estate, corporation, foreign corporation, cooperative or other legal entity, or any custodian, trustee, executor, administrator, nominee or entity in a representative capacity.

        1.25     "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative.

        1.26     "Quarter" means any of the three-month periods, beginning on January 1, April 1, July 1, and October 1, which shall be the periods set by the Board of Managers for the dates of permitted transfers for the transfer of Capital Units by Members and other Persons, and may be used for other administrative matters.

        Other terms defined herein have the meanings so given them.

ARTICLE 2
ORGANIZATION

        2.1    Formation.     The Company has been organized as a Kansas limited liability company by the filing of Articles under and pursuant to the Act and the issuance of a certificate of organization for the Company by the Secretary of State of Kansas.

        2.2    Name.     The name of the Company is Western Plains Energy, L.L.C. and all Company business must be conducted in that name or such other names that comply with applicable law as the Board of Managers may select from time to time.

        2.3    Registered Office; Registered Agent, Principal Office in the United States; Other Offices.     The registered office of the Company required by the Act to be maintained in the State of Kansas shall be the office of the initial registered agent named in the Articles or such other office (which need not be a place of business of the Company) as the Board of Managers may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Kansas shall be the initial registered agent named in the Articles or such other Person or Persons as the Board of Managers may designate from time to time in the manner provided by law. The principal office of the Company in the United States shall be at such place as the Board of Managers may designate from time to time, which need not be in the State of Kansas, and the Company shall maintain records there as required by the Act and shall keep the street address of such principal office at the registered office of the Company in the State of Kansas. The Company may have such other offices as the Board of Managers may designate from time to time.

        2.4    Purpose.     The purpose of the Company is to produce and market ethanol and ethanol co-products and any other purpose allowed under Kansas law.

        2.5    Foreign Qualification.     Prior to the Company's conducting business in any jurisdiction other than Kansas, the Board of Managers shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Board of Managers, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Board of Managers, the Company's Officers (as specified in Article 7) shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Operating Agreement that are necessary or appropriate to qualify, continue, and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

        2.6    Term.     The Company commenced its existence on the date the Secretary of State of Kansas issued a certificate of organization for the Company and shall continue in existence until dissolved.

        2.7    Mergers and Exchanges.     The Company may be a party to a merger, a consolidation, or an exchange or acquisition, subject to the requirements of this Operating Agreement and the laws of the State of Kansas. Consent to any such merger, consolidation, exchange or acquisition shall be by vote of the Members as set out in Article 3.

        2.8    No State-Law Partnership.     The Members intend that the Company not be a partnership (including, without limitation, any form of limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than federal and state tax purposes, and this Operating Agreement shall not be construed to suggest otherwise.

        2.9    Fiscal Year.     The Company's fiscal year shall end on December 31 of each year.

ARTICLE 3
MEMBERS

        3.1    Members.

          (a)  A Person executing this Operating Agreement as of the date of this Operating Agreement as a Class C or D Member shall be admitted to the Company as a Class C or Class D Member, respectively, effective contemporaneously with the execution by such Person of this Operating Agreement.

          (b)  Additional Persons will not be admitted as Members of the Company unless and until subscriptions have been received for the purchase of at least 3,147 Capital Units, which shall be the minimum number of Capital Units offered in the Offering, and all other conditions to the Offering have been satisfied. The Board of Managers will accept subscriptions in the Offering for up to 3,967 Capital Units until March 31, 2003. The Board of Managers shall have the discretion to terminate the Offering or cease accepting subscriptions at any time. The total Committed Capital raised in the Offering will be no less than $15,735,000.00 and no greater than $19,835,000.00. A Person who subscribes for Capital Units in the Offering will not be admitted as a Member unless and until: (i) such Person has submitted payment in cash for 10% of the purchase price and delivered a promissory note in form and substance satisfactory to the Company for the balance of such purchase price, and (iii) the Board of Managers has, in writing, admitted such Person as a Member by countersigning such Person's subscription agreement.

          (c)  After the termination of the Offering, a Person may become a Member by acquiring one or more Capital Units (i) directly from the Company or (ii) from a Member in a Disposition in compliance with the provisions of this Operating Agreement.

          (d)  Any Person who satisfies the requirements of this Operating Agreement may be a Member.

        3.2    Representations and Warranties.     Each Member represents and warrants to the Company and each other Member that:

          (a)  if that Member is a corporation, it is duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified and in good standing as a foreign corporation in the jurisdiction of its principal place of business (if not incorporated therein);

          (b)  if that Member is a limited liability company, it is duly organized, validly existing, and (if applicable) in good standing under the laws of the state of its organization and is duly qualified and (if applicable) in good standing as a foreign limited liability company in the jurisdiction of its principal place of business (if not organized therein);

          (c)  if that Member is a partnership, trust, or other entity, it is duly formed, validly existing, and (if applicable) in good standing under the laws of the state of its formation, and if required by law is duly qualified to do business and (if applicable) in good standing in the jurisdiction of its principal place of business (if not formed therein), and the representations and warranties in clause (a), (b) or (c), as applicable, are true and correct with respect to each partner (other than its limited partners), trustee, or other member thereof;

          (d)  that the Member has full corporate, limited liability company, partnership, trust, or other applicable power and authority to execute and agree to this Operating Agreement and to perform its obligations hereunder and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries, or other Persons necessary for the due authorization, execution, delivery, and performance of this Operating Agreement by that Member have been duly taken;

          (e)  that the Member has duly executed and delivered this Operating Agreement; and

          (f)    that the Member's authorization, execution, delivery, and performance of this Operating Agreement does not conflict with any other agreement or arrangement to which that Member is a party or by which it is bound.

        3.3    Admission of Additional Members.     No Person may become a Member without the approval of the Board of Managers. The Board of Managers may refuse to admit any Person as a Member in its sole discretion. Additional Persons may be admitted to the Company in the discretion of the Board of Managers. Any such admission also must comply with the requirements described elsewhere in this Operating Agreement and will be effective only after such Person has executed and delivered to the Company a subscription agreement or other written document including such Person's: (a) address for notices, (b) agreement to be bound by this Operating Agreement, and (c) representation and warranty that the representations and warranties required of all Members in this Operating Agreement are true and correct with respect to such Person. The provisions of this section shall apply to any Person who acquires Capital Units directly from the Company or through a Disposition by a Member.

        3.4    Interests in a Member.     A Member that is not a natural Person may not cause or permit an interest, direct or indirect, to be Disposed of in violation of the Securities Act of 1933, as amended, or such that, after the Disposition, (a) the Company would be considered to have terminated within the meaning of Section 708 of the Code or (b) without the consent of the Board of Managers, that Member shall cease to be controlled by substantially the same Persons who control it as of the date of its admission to the Company. On any breach of this Section 3.4, the Company shall have the option to redeem, and on exercise of that option the breaching Member shall surrender, the breaching Member's Capital Units in accordance with Section 4.3 of this Operating Agreement.

        3.5    Information.

          (a)  In addition to the other rights specifically set forth in this Operating Agreement and access to publicly available information under the federal securities laws, each Member is entitled to all information to which that Member is entitled to have access pursuant to Section 17-7690 of the Act. As allowed by the Act, the Company's Managers, acting as the Board of Managers, may set reasonable standards for Members to obtain such information from the Company from time to time, upon reasonable demand for any purpose reasonably related to the Member's interest as a Member of the Company. The Members agree, however, that, except as otherwise provided by law, the Board of Managers from time to time may determine, due to contractual obligations, business concerns, or other considerations, that certain information regarding the business, affairs, properties, and financial condition of the Company should be kept confidential and not provided to some or all other Members, and that it is not just or reasonable for those Members or their assignees or representatives to examine or copy any such confidential information.

          (b)  The Members acknowledge that from time to time they may receive information from or regarding the Company in the nature of trade secrets or that otherwise is confidential, the release of which may be damaging to the Company or Persons with which it does business. Each Member shall hold in strict confidence any information it receives regarding the Company that is identified as being confidential (and if that information is provided in writing, that is so marked) and may not disclose it to any Person other than another Member, except for disclosures (i) compelled by law (but the Member must notify the Board of Managers promptly of any request for that information before disclosing it, if practicable), (ii) to advisers or representatives of the Member or Persons who have acquired that Member's Capital Units through a Disposition as permitted by this Operating Agreement, but only if the recipients have agreed to be bound by the provisions of this section, or (iii) of information that the Member also has received from a source independent of the Company that the Member reasonably believes obtained that information without breach of any obligation of confidentiality. The Members acknowledge that a breach of the provisions of this section may cause irreparable injury to the Company for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Members agree that the provisions of this section may be enforced by specific performance in addition to any other legal or equitable remedy available to the Company.

        3.6    Liabilities to Third Parties.     Except as otherwise expressly agreed in writing, no Member shall be liable for the debts, obligations or liabilities of the Company, including under a judgment, decree or order of a court.

        3.7    Withdrawal.     A Member does not have the right or power to withdraw from the Company as a Member, except as set forth in this Operating Agreement.

        3.8    Lack of Authority.     No Member, other than a Member acting in his or her capacity as an officer of the Company, has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company, except with the prior written consent of the Board of Managers.

        3.9    Classes and Voting.     Unless the Articles state to the contrary or as provided by this Operating Agreement, or any amendment hereto, there shall be four classes of Members: Class A Members, Class B Members, Class C Members, and Class D Members. The Board of Managers may establish additional classes or groups of one or more Members.

          (a)      Class A Members.     Class A Members shall be entitled to vote on all matters coming to a vote of the Class A Members. Each Class A Member may cast only one vote on each matter brought to a vote of the Class A Members, regardless of the number of Class A Capital Units owned. On all matters to be voted upon by the Class A Members, the affirmative vote of the majority of the Class A Members shall be the act of the Class A Members. Class A Members may elect to deliver grain to the Company or purchase distiller's grain from the Company pursuant to a separate grain delivery agreement and/or distiller's grain purchase agreement reasonably acceptable to the Board of Managers. Each Class A member shall receive a freight allowance, as set by the Board of Managers, and as may be amended from time to time, with respect to grain purchased by the Company from, or distiller's grain sold to, the Class A Members. As set forth in Exhibit A, the Board of Managers has approved a freight allowance of up to 2,500 bushels of corn or 70.0 tons of distiller's grain annually per Class A Capital Unit owned, and may also in its sole discretion, approve a freight allowance for other kinds of grain in the future.

          (b)      Class B Members.     Class B Members shall be entitled to vote on all matters coming to a vote of the Class B Members. Each Class B Member may cast one vote for each Class B Capital

  Unit owned by the Class B Member on each matter brought to a vote of the Class B Members. Class B and C Members will vote together, as a separate class, on matters described under Sections 3.9(e), 8.4 and 8.6. On all other matters to be voted upon by the Class B Members, the affirmative vote of the holders of a majority of the Class B Capital Units shall be the affirmative act of the Class B Members.

          (c)      Class C Members.     Class C Members shall be entitled to vote on all matters coming to a vote of the Class C Members. Each Class C Member may cast one vote for each Class C Capital Unit owned by the Class C Member on each matter brought to a vote of the Class C Members. Class C and B Members will vote together, as a separate class, on matters described under Sections 3.9(e), 8.4 and 8.6. On all other matters to be voted upon by the Class C Members, the affirmative vote of the holders of a majority of the Class C Capital Units shall be the act of the Class C Members.

          (d)      Class D Members.     Class D Members shall be entitled to vote on all matters coming to a vote of the Class D Members. Each Class D Member may only cast one vote on each matter brought to a vote of the Class D Members regardless of the number of Class D Capital Units owned. On all matters to be voted upon by the Class D Members, the affirmative vote of the majority of the Class D Members shall be the act of the Class D Members.

          (e)      Voting by Classes.     Members shall only be entitled to vote on the following matters: (i) the merger or consolidation of the Company with another business entity or the exchange of interests in the Company for interests in another company; (ii) sale, lease, exchange or other disposition of substantially all of the Company's assets; (iii) the voluntary dissolution of the Company; and (iv) any matters referred to a vote by the Members of the Board of Managers. Unless and until completion of the Offering, any matter identified in items (i) through (iv) herein must receive the affirmative vote of the Class D Members.

          After completion of the Offering, any matter identified in items (i) through (iv) of the preceding sentence must receive the affirmative vote of the majority of Class A Members and the affirmative vote of the majority of Class B and Class C Members, voting together as a separate class. In addition, Members of Class A, and of Class B and C combined, shall vote for the election and removal of representatives on the Board of Managers for their respective classes as set forth in sections 8.4 and 8.6 of this Operating Agreement.

        3.10    Place and Manner of Meeting.     All meetings of the Members shall be held at such time and place, within or without the State of Kansas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Presence in person, or by proxy or written ballot, shall constitute participation in a meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        3.11    Conduct of Meetings.     All meetings of the Members shall be presided over by the President. All meetings of the Members shall be conducted in general accordance with the most recent edition of Roberts' Rules of Order, or such other rules and procedures as may be determined by the Board of Managers in its discretion.

        3.12    Annual Meeting.     The annual meeting of the Members for the transaction of all business which may come before the meeting shall be held on a date determined by the Board of Managers. Failure to hold the annual meeting at the designated time shall not be grounds for dissolution of the Company.

        3.13    Special Meetings.     Special meetings of the Members shall be called at any time by the President, the Board of Managers or by the Secretary upon the written request of the holders of at least 10% of the Capital Units of any class entitled to vote at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on at the special meeting.

        3.14    Notice.     Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting either personally or by mail, by or at the direction of the President, the Secretary or the Board of Managers calling the meeting, to each Member entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Member at the Member's address as it appears on the records of the Company, with postage thereon prepaid.

          (a)  If a purpose of any Member meeting is to consider any of the following matters, the notice must state such purpose:

              (i)  a plan of merger, consolidation, or exchange;

            (ii)  the sale, lease, exchange or other disposition of all, or substantially all, of the Company's assets;

            (iii)  the voluntary dissolution of the Company; or

            (iv)  the removal of any representative on the Board of Managers.

          (b)  The notice for any Member meeting relating to any of the purposes listed in 3.14 (a) above must be accompanied by a copy or summary of the following, as appropriate:

              (i)  plan of merger, consolidation or exchange;

            (ii)  a description of the proposed sale, lease, exchange or other disposition of all, or substantially all, of the Company's assets;

            (iii)  the plan of liquidation; or

            (iv)  identification of the Manager or Managers whose removal is sought.

        3.15    Quorum of Members.     Before completion of the Offering, a majority of the Class D Members shall constitute a quorum of a meeting of the Members. Ten percent of the Class A Members, Class B Members representing 10% of the outstanding Class B Capital Units (if no Class B Units are sold in the offering, then a quorum shall consist of 10% of the outstanding class A Capital Units and 10% of the outstanding Class C Capital Units), and Class C Members representing 10% of the outstanding Class C Capital Units, represented in person, by proxy, or by written ballot, shall constitute a quorum at a meeting of the Members held following the completion of the Offering. The Members present at a duly organized meeting at which a quorum is present may transact business until adjournment, notwithstanding the departure or withdrawal of enough Members to leave less than a quorum.

        3.16    Voting of Capital Units by Company.     A Capital Unit owned by a limited liability company, corporation, or other legal entity, the majority of which is owned or controlled by the Company, and a Capital Unit owned or held by this Company in a fiduciary capacity, shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total Capital Units of a class at any given time.

        3.17    Closing Record Books and Fixing Record Date.     For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof or in order to make a determination of Members for any other proper purpose, the Board of Managers may provide that the record books are closed for a stated period not exceeding 10 days. If the record books shall be closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such books shall be closed for a period not exceeding 10 days immediately preceding such meeting. In lieu of closing the record books, the Board of Managers may fix in advance a date as the record date for any such determination of Members, such date in any case to be not more than 60 days and in the case of a meeting of Members, not less than 10 days prior to the date of which the particular action requiring such determination of Members is to be taken. If the record books are not closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members, the date on which notice of the meeting is mailed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of record books and the stated period of closing has expired.

        3.18    Fixing Record Dates for Ballots by Mail.     Unless a record date shall have previously been fixed or determined herein, whenever action by Members is proposed to be taken by written ballot without attendance being required at a meeting of Members, the Board of Managers may fix a record date for purposes of determining Members entitled to vote by ballot on the action, which record date shall be set by the Board of Managers not more than 60 days prior to the deadline for returning ballots to the Company. If no record date has been fixed by the Board of Managers, the record date for determining Members entitled to vote by written ballot without requiring attendance at a meeting of Members shall be at the close of business on the tenth day preceding the mailing of the written ballots to the Members.

        3.19    Proxies.     At all meetings of Members, a Member may vote by proxy executed in writing by the Member or by his duly authorized attorney-in-fact, except with respect to the election of representatives to the Board of Managers for which Members shall be required to vote in person or as permitted by the Board of Managers by mail-in ballot. Such proxy shall be filed with the Secretary of the Company before or at the time of the meeting. A proxy shall be considered filed with the Company when received by the Company at its executive offices, unless later revoked. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

ARTICLE 4
DISPOSITION OF CAPITAL UNITS

        4.1    General Restrictions on the Disposition of Capital Units.

          (a)  No Disposition of Capital Units shall be valid except as specifically provided in this Article 4. To be valid, a Disposition must be approved by the Board of Managers and comply with the Company's Capital Units Transfer System as adopted or approved by the Board of Managers, as amended from time to time. The Capital Units Transfer System shall conform with (i) Section 1.7704-1, et seq., of the Treasury Regulations as adopted or amended by the Internal Revenue Service from time to time, and (ii) Securities and Exchange Commission no-action letters, rules and releases regarding issuer matching services. It is the intent of this Operating Agreement that: (i) the tax status of this Company be the same as for a partnership; (ii) this Company preserve its partnership tax status by complying with Section 1.7704-1, et seq., and any amendments thereto; (iii) to the extent possible, this Operating Agreement shall be read and interpreted to prohibit the free transferability of Capital Units; and (iv) the Company shall not be required to register as a national securities exchange or an Alternative Trading System. Any attempted Disposition by a Person of Capital Units or any other interest or right, or any part thereof, in or in respect of the Company, other than in accordance with this Article 4 and the Capital Units Transfer System shall be, and is hereby declared, null and void ab initio.

          (b)  The Board of Managers shall not approve, and the Company shall not recognize for any purpose, any purported Disposition of a Capital Unit unless and until the other applicable provisions of this Article 4 have been satisfied, all conditions have been satisfied under the Capital Units Transfer System, and the Company has received a completed transfer request in the form adopted by the Board of Managers, or such other written document (i) executed by both the Member effecting the Disposition (or such Member's representative if the transfer is on account of the death, incapacity, or liquidation of the Member effecting the Disposition,) and the Person acquiring the Capital Unit in the proposed Disposition; (ii) setting forth the number of Capital Units of each Class subject to the Disposition; and (iii) containing a representation and warranty that the Disposition was made in accordance with all applicable laws and regulations (including all applicable federal and state securities laws). If the Person acquiring the Capital Units in the Disposition is not a Member, then such Person must also comply with Section 3.3 of this Operating Agreement. Dispositions of Capital Units, and the resulting admissions of new Members, if applicable, are effective as of the first day of the Quarter immediately following the Quarter in which such matters are approved by the Board of Managers. Upon the effectiveness of a Disposition of all or a portion of a Member's Capital Units, the Company shall transfer all, or the respective proportion of the capital account of the Member effecting the Disposition to the Member who has acquired the Capital Units. No partial Capital Units may be subject to a Disposition. If a Person becomes the beneficial holder of Capital Units but has not been accepted as a Member (for example, upon a Member's death or if the Board of Managers refuses to accept such Person as a Member), such Person shall receive the allocations of income, gain, losses, deductions, credits, and distributions in accordance with Article 6 of this Operating Agreement. but such Person shall have no voting rights until such time as the Person becomes a Member and complies with this Section 4.1.

          (c)  The Board of Managers will not approve any Disposition unless (i) either (A) the Disposition is registered under the Securities Act of 1933, as amended, and any applicable state securities laws or (B) the Company has determined that the Disposition is exempt from registration under those laws, and (ii) the Company has determined that the Disposition, when added to the total of all other Dispositions within the preceding 12 months, would not result in the Company being considered to have terminated within the meaning of the Code or losing its partnership tax status and being taxed as a C corporation within the meaning of the Code.

        4.2    Tax Elections.     In the event of a Disposition of all or part of the Capital Units of any Member, the Company, in the sole discretion of the Board of Managers, may elect pursuant to Section 754 of the Code (or any successor provisions) to adjust the basis of the assets of the Company.

        4.3    Redemption.     The Company shall have the right to redeem the Capital Units of a Member or a Person who beneficially holds Capital Units upon any of the following occurrences:

          (a)  An attempt to Dispose of the Capital Units in a manner not in conformity with this Operating Agreement.

          (b)  The failure of a Person who becomes the beneficial holder of Capital Units to comply with Section 4.1 of this Operating Agreement and become a Member within a 12-month period following the date that the Person became a beneficial holder of the Capital Units.

          (c)  Breach of the Member's grain delivery agreement or distiller's grain purchase agreement and failure to cure such breach subsequent to the giving of written notice by the Company as provided therein.

          (d)  The Member becomes a Bankrupt Member and the Company is not able to sell its Capital Units within 240 days through the Capital Units Transfer System.

        If the Company exercises its right to redeem a Member's Capital Units pursuant to any of the above, upon receipt of such Member's Capital Unit certificate, the Company shall pay to such Member 10% of the price at which such Capital Units were originally offered for sale by the Company. In addition, the Company shall have the right to retain all amounts of such Member's previously contributed Committed Capital or other capital as liquidated damages upon breach of the Member's obligation to pay any outstanding balance of its Committed Capital or other capital pursuant to such Member's promissory note with respect to payment for such Capital Units. Upon redemption, any grain delivery agreement, distiller's grain purchase agreement or promissory note of such Member relating to such Capital Units shall become null and void. Nothing in this section shall be interpreted to limit or prevent the Company from seeking any legal or equitable relief that would otherwise be available to the Company. The Members agree that the Company's redemption rights and the right to retain all amounts of a Member's previously contributed Committed Capital or other capital under this section is a fair and reasonable means of protecting the interests of the Members and the Company.

ARTICLE 5
CAPITAL CONTRIBUTIONS

        5.1    Class A Capital Units.

          (a)      Sale of Class A Units in the Offering.     In the Offering, Class A Capital Units will be offered for sale only to producers (as that term is defined below) at a price of $5,000.00 per Unit, with a minimum purchase of two Class A Capital Units. Additional Class A Capital Units may be purchased, but no partial Class A Capital Units may be purchased. Unless and until the Company has received subscriptions for the purchase of at least 3,147 Capital Units, which is the minimum number of Capital Units offered in the Offering, Affiliates of the Board of Managers, the Class C Member, and the Class D Members may not subscribe for more than an aggregate of 314 Capital Units (whether Class A Capital Units, Class B Capital Units, or any combination thereof) in the Offering. For the purposes of the Offering, a "producer" is a person engaged in the production of agricultural products, including a tenant of land used for production of the product, a landlord of land who receives rent based upon the amount of farm production or cash rent, an agricultural cooperative association, and a privately owned grain elevator company. The total equity raised in the Offering from the sale of Class A Capital Units, when combined with the equity raised from the sale of Class B Capital Units, shall not exceed $19,835,000.00.

          (b)      Purchase of Class A Units in the Offering.     Upon the execution of a subscription agreement for Class A Capital Units, a Person desiring to purchase Class A Capital Units must submit (i) 10% of the total purchase price of such Person's subscription amount to the Company, which amount shall be deposited into the Company's Escrow Account for the Offering and (ii) an executed promissory note in the amount of the remaining 90% balance of such Person's subscription amount. Payment of amounts due under the promissory note shall be subject to the call of the Board of Managers. Committed Capital due under the promissory note must be contributed within 30 days from the date of call. In the event of any Class A Member's failure to contribute its Capital Commitment when due, the Company shall have the right to retain all amounts of such Member's previously contributed capital as liquidated damages as provided in Section 4.3, in addition to any remedies otherwise provided by law.

          (c)      Disposition of Class A Units following the Offering.     After completion of the Offering, Class A Members may Dispose of outstanding Class A Capital Units to producers or non-producers, subject to the other requirements of this Operating Agreement.

          (d)      Grain Delivery or Distiller's Grain Purchase Option.     A Class A Member, whether purchasing Class A Capital Units in the Offering or through a Disposition from a Member may elect to deliver grain to the Company or purchase distiller's grain from the Company pursuant to a separate grain delivery agreement and/or distiller's grain purchase agreement reasonably acceptable to the Board of Managers and shall be entitled to receive a freight allowance. As set forth in Exhibit A, the Board of Managers has approved a freight allowance of up to 2,500 bushels of corn or 70.0 tons of distiller's grain annually per Class A Capital Unit owned and may also, in its sole discretion, approve freight allowance for other kinds of grains in the future, which may be amended by the Board of Managers from time to time on an equal basis with respect to all Class A Members who have entered into a grain delivery or distiller's grain purchase agreement. No such freight allowance shall be available to any Class A Member unless the Company has previously entered into a grain delivery or distiller's grain purchase agreement with such Member.

        5.2    Class B Capital Units.

          (a)      Sale of Class B Units in the Offering.     In the Offering, the Company shall offer to sell Class B Capital Units at a price of $5,000.00 per Unit with a minimum purchase of seven Class B Capital Units. Additional Class B Capital Units may be purchased, but no partial Class B Capital Units may be purchased. Any Person may purchase Class B Capital Units, including, but not limited to, purchasers of Class A and Class C Capital Units, producers and non-producers. Unless and until the Company has received subscriptions for the purchase of at least 3,147 Capital Units, which is the minimum number of Capital Units offered in the Offering, Affiliates of the Board of Managers, the Class C Member, and the Class D Members may not subscribe for more than an aggregate of 314 Capital Units (whether Class A Capital Units, Class B Capital Units, or any combination thereof) in the Offering. The total equity raised in the Offering from the sale of Class B Capital Units, when combined with the equity raised from the sale of Class A Units, shall not exceed $19,835,000.00. In the event of any Class B Member's failure to contribute its Capital Commitment when due, the Company shall have the right to retain all amounts of such Member's previously contributed capital as liquidated damages upon breach of the Member's obligation as provided in Section 4.3, in addition to any remedies otherwise provided by law.

          (b)      Purchase of Class B Units in the Offering.     Upon the execution of a subscription agreement for Class B Capital Units, a Person desiring to purchase Class B Capital Units must submit (i) 10% of the total purchase price of such Person's subscription amount to the Company, which amount shall be deposited into the Company's Escrow Account for the Offering and (ii) an executed promissory note in the amount of the remaining 90% balance of such Person's subscription amount. Payment of amounts due under the promissory note shall be subject to the call of the Board of Managers. Committed Capital due under the promissory note must be contributed within 30 days from the date of call.

          (c)      Disposition of Class B Units following the Offering.     After completion of the Offering, Class B Members may Dispose of outstanding Class B Capital Units to any Person, subject to the other requirements of this Operating Agreement.

          (d)      No Grain Delivery or Distiller's Grain Purchase Requirement.     There is no grain delivery option, or Distiller's grain purchase option, or freight allowance, for Class B Members.

        5.3    Class C Capital Units.

          (a)      Private Sale of Class C Units.     The Company has offered to sell and the purchaser, set forth in Exhibit B, has agreed to purchase 50 Class C Capital Units at a price of $5,000.00 per Unit in a private placement prior to the Offering. No additional Class C Capital Units may be purchased. The total equity raised from the private sale of Class C Capital Units shall be $250,000.00.

          (b)      Purchase of Class C Units.     Upon the execution of a subscription agreement for Class C Capital Units, the purchaser, as set forth in Exhibit B, must submit (i) 10% of the total purchase price of its subscription amount ($25,000.00) to the Company, and (ii) an executed promissory note in the amount of the remaining 90% balance of its subscription amount ($225,000.00). The capital due under a Class C Member's promissory note for its Class C Capital Units must be contributed within 30 days from the date of call by the Board of Managers. In the event of a Class C Member's failure to contribute its Capital Commitment when due, the Company shall have the right to retain all amounts of such Member's previously contributed capital as liquidated damages upon breach of the Member's obligation as provided in Section 4.3, in addition to any remedies otherwise provided by law.

          (c)      Disposition of Class C Units.     Class C Members may Dispose of outstanding Class C Capital Units to any Person, subject to the other requirements of this Operating Agreement.

          (d)      No Grain Delivery and Distiller's Grain Purchase Option.     There is no grain delivery option, or distiller's grain purchase option, or freight allowance for Class C Members.

        5.4    Class D Capital Units.     Class D Capital Units have been privately offered for sale prior to the offering at a price of $5,000.00 per Unit to the initial Board of Managers and certain other purchasers, as set forth in Exhibit B. Upon completion of the Offering, each Class D Capital Unit shall be automatically converted into two Class A Capital Units. Upon completion of the Offering, each Class D Member shall tender and exchange its Class D Capital Unit Certificate for a Class A Capital Unit Certificate, but the failure to do so shall not affect the conversion and such non-tendering Class D Members shall automatically become Class A Members. The total equity raised from the sale of Class D Capital Units shall be $415,000.00.

        5.5    Additional Capital Units.     Additional Capital Units may be created, offered and sold to new Members or to existing Members on such terms and conditions as the Board of Managers may determine at the time of admission, and may provide for the creation of different classes or groups of Members, represented by different classes of Capital Units, which Capital Units may have different rights, powers, and duties. If the Board of Managers creates additional Capital Units, the Board of Managers must specify the terms of admission or issuance, including the amount of additional capital proposed to be raised from the issuance of such Capital Units. Members of the Company shall not have a preemptive right to acquire additional, newly created Capital Units of the Company.

        5.6    Return of Contributions.     A Member is not entitled to the return of any part of its Capital Contribution or to be paid interest in respect of either its capital account or its Capital Contribution. A Capital Contribution is not a liability of the Company or of any Member. Members will not be required to contribute or lend any cash or property to the Company to enable the Company to return any Member's Capital Contribution.

        5.7    Advances by Members.     If the Company does not have sufficient cash to pay its obligations, and the Company does not raise additional capital pursuant to Section 5.5 hereof, any Member(s) who may agree to do so with the consent of the Board of Managers, may advance all or part of the needed funds to or on behalf of the Company. An advance described in this Section constitutes a loan from the Member to the Company, bears interest at the rate negotiated with the Board of Managers from the date of the advance until the date of payment and is not a Capital Contribution.

        5.8    Capital Accounts.     A capital account shall be established and maintained for each Member pursuant to the requirements of applicable federal income tax regulations. Each Member's capital account shall be increased and decreased as follows:

          (a)  Each Member's capital account shall be credited with the amount of the initial Capital Contribution made by the Member, and increased by (i) the amount of any additional Capital Contributions made by the Member, and (ii) any income and gains allocated to the Member pursuant to Article 6.

          (b)  Each Member's capital account shall be decreased by (i) any deductions and losses allocated to the Member pursuant to Article 6, and (ii) the amount of any distributions by the Company to the Member as of the time of the distribution.

A Member who has more than one Capital Unit shall have a single capital account that reflects all its Capital Units, regardless of the Class of Capital Units owned by that Member and regardless of the time or manner in which those Capital Units were acquired. Upon the Disposition of a Capital Unit, that portion of the capital account of the Member effecting the Disposition that is attributable to the Capital Unit subject to the Disposition shall carry over to the Person acquiring such Capital Unit.

ARTICLE 6
ALLOCATIONS AND DISTRIBUTIONS

        6.1    Allocations and Distributions.     Except as may be required by section 704 (b) and (c) of the Code and the applicable Treasury Regulations, all items of income, gain, loss, deduction, and credit of the Company shall be allocated among the Members, and distributions shall be made, in accordance with this Article 6.

        6.2    Distributions of Net Cash from Operations.     Distributions of Net Cash from Operations, if any, for any fiscal year, will be made on not less than an annual basis with a minimum of 20% to be distributed so long as the Net Cash from Operations is in excess of $500,000.00 for such year and provided that any such distribution does not violate or cause the Company to default under any the terms of any of the Company's credit facilities or debt instruments. Additional distributions, if any, may be made as the Board of Managers shall determine in its sole discretion. Distributions shall be made to all Members ratably in proportion to their Ownership Percentages.

        6.3    Allocations of Income, Gain, Loss, Deductions, and Credits.     Except as otherwise provided in this Article 6, all items of income, gain, loss, deductions, and credits for a fiscal year shall be allocated to the Members ratably in proportion to their Ownership Percentages.

        6.4    Allocation of Gain or Loss Upon the Sale of All or Substantially All of the Company's Assets.

          (a)      Allocation of Gain.     Any income or gain from the sale or exchange of all or substantially all of the Company's assets shall be allocated, first, to those Members with capital account balances less than the amounts of their respective Capital Contributions that have not previously been distributed, that amount of income or gain, if any, necessary to increase their capital account balances to the respective amounts their Capital Contributions not previously distributed; provided, that a special allocation of gain shall be made to the holders of those Class A Capital Units which were issued upon the conversion of Class D Capital Units in an amount sufficient to equalize the capital account balances of all Class D Members holding the same number of Class D Capital Units; and thereafter, the remaining income or gain, if any, shall be allocated to the Members, ratably in proportion to their Ownership Percentages.

          (b)      Allocation of Loss.     Any loss from the sale or exchange of all or substantially all of the Company's assets shall be allocated, first, so as to equalize the capital account balances of all Members holding the same number of Capital Units, and thereafter, the remaining losses shall be allocated to the Members, ratably in proportion to their Ownership Percentages.

        6.5    Regulatory Allocations and Allocation Limitations.     Notwithstanding the preceding provisions for allocating income, gains, losses, deductions and credits, the following limitations, regulatory allocations and contingent reallocations are intended to comply with applicable income tax Treasury Regulations under Section 704(b) of the Code and shall be so construed when applied.

          (a)      Minimum Gain Chargeback.     Notwithstanding any other provision of this Section 6.5, if there is a net decrease in Partnership Minimum Gain during any Company fiscal year, each

  Member shall be specially allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in accordance with Section 1.704-2(f)(1) of the Treasury Regulations in an amount equal to such Member's share of the net decrease in Partnership Minimum Gain (determined in accordance with Section 1.704-2(g)(2) of the Treasury Regulations). This Section 6.5(a) is intended to comply with the minimum gain chargeback requirement in the Treasury Regulations and shall be interpreted consistently therewith.

          (b)      Partner Minimum Gain Chargeback.     Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Section 6.5, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Company fiscal year, each Member who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in an amount equal to such Member's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(4) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This Section 6.5(b) is intended to comply with the minimum gain chargeback requirements in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

          (c)      Qualified Income Offset.     In the event a deficit balance in a Member's capital account in excess of the sum of (i) the amount such Member is obligated to restore or contribute to the Company pursuant to any provision of this Operating Agreement and (ii) the amount such Member is deemed to be obligated to contribute pursuant to the penultimate sentences of Section 1.704-2(g)(1)(ii) and 1.704-2(i)(5) of the Treasury Regulations, is caused or increased because a Member receives an adjustment, allocation, or distribution described in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations, such Member will be allocated items of Company income and gain in an amount and manner sufficient to eliminate such deficit balance or such increase in the deficit balance, as quickly as possible, to the extent required in the Treasury Regulations. This Section 6.5(c) is intended, and shall be so construed, to provide a "qualified income offset" within the meaning of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

          (d)      Gross Income Allocations.     In the event that a deficit balance in a Member's Capital Account at the end of any fiscal year is in excess of the sum of (i) the amount such Member is obligated to restore or contribute to the Company under this Operating Agreement and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations §§ 1.704-2(g)(1)(ii) and 1.704-2(i)(5), the Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 6.5(d) shall be made only if and to the extent that the Member would have a deficit balance in its capital account in excess of such sum after all other allocations provided for in this Section have been made as if Section 6.5(c) and this Section 6.5(d) were not in this Operating Agreement.

          (e)      Nonrecourse Deductions.     Nonrecourse Deductions shall be specially allocated to the Members in proportion to the allocation of Losses under Section 6.3.

          (f)      Partner Nonrecourse Deductions.     Any Partner Nonrecourse Deductions for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i)(1) of the Treasury Regulations.

          (g)      Members' Shares of Excess Nonrecourse Debt.     The Members' shares of excess Partnership Nonrecourse Debt within the meaning of Section 1.752-3(a)(3) of the Treasury Regulations shall be determined in accordance with the manner in which it is reasonably expected that the deductions attributable to such Partnership Nonrecourse Debt will be allocated.

          (h)      Curative Allocations.     The allocations set forth in subsections (a), (b), (c) (d), (e), (f) and (g) (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations under Section 704(b). Notwithstanding any other provision of this Article 6 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain or loss among the Members so that, to the extent possible, the net amount of allocations of such items of income, gain or loss and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred. For this purpose, future Regulatory Allocations under Section 6.5(a) and (b) shall be taken into account that, although not yet made, are likely to offset other Regulatory Allocations made under Section 6.5(e) and (f).

        6.6    Proration of Allocations.     All income, gains, losses, deductions and credits for a fiscal year allocable with respect to any Members whose Capital Units may have been transferred, forfeited, reduced, redeemed, or changed during such year shall be allocated based upon the varying interests of the Members throughout the year. The precise manner in which such allocations are made shall be determined by the Board of Managers in its sole discretion in good faith and shall be a manner of allocation, including an interim closing of the books, permitted to be used for federal income tax purposes.

        6.7    Consent to Allocation.     Each Member expressly consents to the methods provided herein for allocation of the Company's income, gains, losses, deductions and credits.

        6.8    Distributions in Kind.     Except as provided by this Operating Agreement, a Member, regardless of the form of the Member's Capital Contribution, may not demand or receive a distribution from this Company in any form other than cash.

        6.9    Right to Distributions.     A Member who is entitled to receive a distribution that has not been paid by the Company when due has the status of, and is entitled to all remedies available to, a creditor of the Company with respect to such distribution.

        6.10    Limitation on Distributions.

          (a)  Notwithstanding anything to the contrary in this Operating Agreement, the Company may not make a distribution to its Members to the extent that, immediately after giving effect to the distribution, all liabilities of the Company, other than liabilities to Members with respect to their interests and liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the fair value of the Company's assets, except that the fair value of property that is subject to a liability for which recourse of creditors is limited shall be included in the Company's assets only to the extent that the fair value of that property exceeds that liability.

          (b)  Subject to the Act, a Member who receives a distribution that is not permitted under this Operating Agreement has no liability to return the distribution unless the Member knew that the distribution was prohibited under the terms of this Operating Agreement or the Act.

ARTICLE 7
OFFICERS

        7.1    Number of Officers.     The officers of the Board of Managers shall be a President, one or more vice-presidents, and a secretary, each of whom shall be appointed by the Board of Managers and must be a member of the Board of Managers. The officers of the Company shall be a Chief Executive

Officer and Chief Financial Officer. Such other officers and assistant officers as may be deemed necessary, including any vice-presidents, may be appointed by the Board of Managers. If specifically authorized by the Board of Managers, an officer may appoint one or more officers or assistant officers from the Board of Managers. The same individual may simultaneously hold more than one office on the Board of Managers.

        7.2    Appointment and Term of Office.     The officers of the Board of Managers shall be appointed by the Board of Managers for a term as determined by the Board of Managers. If no term is specified, the officers of the Board of Managers shall hold office until the first meeting of the Board of Managers held after the next annual meeting of Members or until such earlier time as they no longer serve on the Board of Managers. If the appointment of officers of the Board of Managers shall not be made at such meeting, such appointment shall be made as soon thereafter as is convenient. The officers of the Company shall be appointed by the Board of Managers for a term as determined by the Board of Managers. If no term is specified, the officer of the Company shall hold office until removed by the Board of Managers or until the officer of the Company resigns. Each officer shall hold office until the officer's successor shall have been duly appointed, until the officer's death, or until the officer shall resign or shall have been removed in the manner provided in Section 7.3. The designation of a specified term does not grant to the officer any contract rights. The Board of Managers can remove the officer at any time prior to the termination of such term, and the officer shall be employed "at will," unless otherwise provided for in a duly executed employment contract with the Company.

        7.3    Removal of Officers.     Any officer or agent of the Board of Managers may be removed by the Board of Managers at any time, with or without cause. The Board of Managers may remove the Chief Executive Officer and Chief Financial Officer at any time, with or without cause. Any such removal shall be made without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

        7.4    The Chief Executive Officer.     The Chief Executive Officer shall be the principal executive officer of the Company. The Chief Executive Officer may sign, with the Secretary or any other proper officer of the Board of Managers or of the Company authorized by the Board of Managers, deeds, mortgages, bonds, contracts, debt instruments or other instruments, which the Board of Managers has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Managers or by this Operating Agreement to some other officer or agent of the Company, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Managers.

        7.5    The Chief Financial Officer.     The Chief Financial Officer shall be the principal financial and accounting officer of the Company, and may be the same person as the Chief Executive Officer. The Board of Managers shall select the Chief Financial Officer. The Chief Financial Officer shall:

          (a)  Have charge and custody of and be responsible for all funds and securities of the Company;

          (b)  Receive and give receipts for moneys due and payable to the Company from any source whatsoever, and deposit all such moneys in the name of the Company in such banks, trust companies, or other depositories as shall be selected by the Board of Managers; and

          (c)  In general, perform all of the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to the Chief Financial Officer by the Board of Managers. If required by the Board of Managers, the Chief Financial Officer shall give a bond for the faithful discharge of the Chief Financial Officer's duties in such sum and with such surety or sureties as the Board of Managers shall determine.

        7.6    The President.     The President shall be the presiding officer of the Board of Managers. The President shall, when present, preside at all meetings of the Members and of the Board of Managers. The President may sign, with the Secretary or any other proper officer of the Board of Managers or of the Company authorized by the Board of Managers, certificates for Capital Units of the Company and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Managers from time to time.

        7.7    The Vice-Presidents.     If appointed, in the absence of the President or in the event of the President's death, inability or refusal to act, the Vice-President, or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their appointment, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. If there is no Vice-President, then any member of the Board of Managers shall perform such duties of the President. Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Company the issuance of which have been authorized by resolution of the Board of Managers; and shall perform such other duties as from time to time may be assigned to the Vice-President by the President or by the Board of Managers.

        7.8    The Secretary.     The Secretary shall:

          (a)  Keep the minutes of the proceedings of the Members and of the Board of Managers in one or more books provided for that purpose;

          (b)  See that all notices are duly given in accordance with the provisions of this Operating Agreement or as required by law;

          (c)  Be the custodian of the Company records and of any seal of the Company and if there is a seal of the Company, see that it is affixed to all documents the execution of which on behalf of the Company under its seal is duly authorized;

          (d)  When requested or required, authenticate any records of the Company;

          (e)  Keep a register of the mailing address of each Member which shall be furnished to the Secretary by such Member;

          (f)    Sign with the President, or a Vice-President, certificates for Capital Units of the Company, the issuance of which shall have been authorized by resolution of the Board of Managers;

          (g)  Have general charge of the Capital Units transfer books of the Company; and

          (h)  In general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or by the Board of Managers.

        7.9    Assistant Secretaries.     The Assistant Secretaries, when authorized by the Board of Managers, may sign with the President or a Vice-President, certificates for Capital Units of the Company the issuance of which shall have been authorized by a resolution of the Board of Managers. The Assistant Secretaries, in general, shall perform such duties as shall be assigned to the Secretary, or by the President or the Board of Managers.

        7.10    Designation of Tax Matters Partner.     The Board of Managers shall designate a Manager who owns Capital Units, as the tax matters partner of the Company, as provided in the Treasury Regulations pursuant to Section 6231 of the Code (the "Tax Matters Partner"). Each Member, by the execution of this Agreement consents to such designation of the Tax Matters Partner and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent. If the designated Manager no longer owns

Capital Units, the Board of Managers shall designate a Manager who owns Capital Units as the Tax Matters Partner of the Company.

        7.11    Duties of Tax Matters Partner.

          (a)  The Tax Matters Partner shall register the Company as a "tax shelter" with the Internal Revenue Service if such registration is required and shall provide the tax shelter registration number to each Member.

          (b)  To the extent and in the manner provided by applicable law and regulations, the Tax Matters Partner shall furnish the name, address, profit's interest, and taxpayer identification number of each Member to the Secretary of the Treasury or his delegate (for the purposes of Sections 7.12 and 7.13 only, the "Secretary").

          (c)  To the extent and in the manner provided by applicable law and regulations, the Tax Matters Partner shall keep each Member informed of the administrative and judicial proceedings for the adjustment at the Company level of any item required to be taken into account by a Member for income tax purposes (such administrative proceeding referred to hereinafter as a "tax audit" and such judicial proceeding referred to hereinafter as "judicial review").

          (d)  If the Tax Matters Partner, on behalf of the Company, receives a notice with respect to a tax audit from the Secretary of the Internal Revenue Service, the Tax Matters Partner shall forward a copy of such notice to the Members who hold or held an interest in the profits or losses of the Company in the taxable year to which the notice relates as required by law.

        7.12    Authority of Tax Matters Partner.     The Tax Matters Partner is hereby authorized, but not required:

          (a)  To enter into any settlement with the Internal Revenue Service or the Secretary of the Internal Revenue Service with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Members, except that such settlement agreement shall not bind any Member who (within the time prescribed pursuant to the Code and Treasury Regulations thereunder) files a statement with the Secretary of the Internal Revenue Service providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on behalf of such Member;

          (b)  In the event that a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a "final adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Company's principal place of business is located, or the United States Court of Claims;

          (c)  To intervene in any action brought by any other Member for judicial review of a final adjustment;

          (d)  To file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

          (e)  To enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item;

          (f)    To take any other action on behalf of the Members or the Company in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations; and

          (g)  To retain attorneys and accountants on an as-needed basis under such terms and conditions as determined solely by the Tax Matters Partner.

        7.13    Expenses of Tax Matters Partner.     The Company shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Members. The payment of all such expenses shall be made before any distributions are made of Net Cash from Operations, or any discretionary reserves are set aside by the Board of Managers. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Partner and the provisions on limitations of liability and indemnification set forth in Article 9 of this Agreement shall be fully applicable to the Tax Matters Partner in his capacity as such.

        7.14    Compensation.     The salaries and terms of employment of the officers of the Company shall be fixed from time to time by the Board of Managers. Officers of the Board of Managers shall not receive any salary or other compensation for their services as officers of the Board of Managers, unless otherwise determined by the Board of Managers. Officers who are Members of the Company shall receive the same membership benefits that all other Members receive. Officers may be reimbursed for reasonable expenses incurred in carrying out their duties as officers.

ARTICLE 8
MANAGEMENT

        8.1    Management by Board of Managers.

          (a)  Except when the approval of the Members is required by this Operating Agreement or by nonwaivable provisions of the Act and subject to the provisions of Section 8.2, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of the Board of Managers; and the Board of Managers may make all decisions and take all actions for the Company not otherwise provided for in this Operating Agreement, including, without limitation, the following:

              (i)  To direct and oversee the officers of the Company in their implementation of the decisions of the Board of Managers.

            (ii)  To direct the expenditure of the capital and profits of the Company in furtherance of the Company's purposes.

            (iii)  To direct the investment of Company funds in any manner deemed appropriate or convenient by the Board of Managers to be in the best interests of the Company.

            (iv)  To enter into operating agreements, joint participation, joint ventures, and partnerships with others with respect to the ethanol plant and any other assets of the Company, containing such terms, provisions and conditions as the Board of Managers shall approve.

            (v)  To cause the Company to borrow money from banks and other lending institutions for any Company purpose and in connection therewith to mortgage, grant a security interest in or hypothecate all of the assets of the Company.

            (vi)  To sell, dispose, abandon, trade or exchange assets (but not a sale, disposition, abandonment, trade, or exchange of all or any substantial portion of the Company's assets) of the Company, upon such terms and conditions and for such consideration as the Board of Managers deems appropriate.

          (vii)  To enter into agreements and contracts with any Member or an Affiliate of any Member, and to give receipts, releases and discharges with respect to all of the foregoing and any matters incident thereto as the Board of Managers may deem advisable or appropriate; provided, however, that any such agreement or contract shall be on terms as favorable to the Company as could be obtained from any third party.

          (viii)  To make distributions in accordance with and subject to the limitations set forth in Article 6 of this Operating Agreement.

            (ix)  To amend the terms and provisions of this Operating Agreement.

          (b)  All acts of the Board of Managers will be by majority vote of the disinterested Managers except for the following, which shall require the affirmative vote of at least seven of the nine representatives of the Board of Managers, or, if three or more Managers are not disinterested, then by seventy five percent (75%) of the disinterested Managers, without regard to which class of Members elected the representative:

              (i)  Amendments to this Operating Agreement

            (ii)  The authorization of the sale of additional Capital Units

            (iii)  The authorization of any borrowing of money in an amount exceeding $50,000.00 by the Company

          (c)  Notwithstanding the provisions of Section 8.1(a), the Board of Managers may not cause the Company to take any action set forth in Section 3.9(e), without first obtaining the required approval of the Members, as described therein.

          (d)  For the purposes of this Operating Agreement, a disinterested Manager shall be a Manager who does not have a material financial interest in any contract or agreement to be approved by the Board of Managers. A Manager who has a material financial interest in any contract or agreement shall not vote on such contract or agreement. A Manager's interest in a grain delivery agreement or a distiller's grain purchase agreement shall not be deemed to be a material financial interest. If a Manager is an Affiliate or relative of a party with respect to which the Board of Managers intends to act, such Manager shall be deemed to be interested.

        8.2    Actions by Managers; Committees; Delegation of Authority and Duties.

          (a)  In managing the business and affairs of the Company and in exercising its powers, the Board of Managers shall act (i) collectively through meetings and written consents consistent with or as may be provided or limited in other provisions of this Operating Agreement; and (ii) through committees pursuant to Section 8.2(b).

          (b)  The Board of Managers may, from time to time, designate one or more committees, each of which shall be comprised of one or more members of the Board of Managers and/or the Members of the Company. Any such committee, to the extent provided in such resolution shall have and may exercise such authority as is designated by the Board of Managers, subject to the limitations set forth in the Act. At every meeting of any such committee, unless otherwise provided by the Board of Managers, the presence of a majority of all the committee members shall constitute a quorum, and the affirmative vote of a majority of the committee members present shall be necessary for the adoption of any resolution. The Board of Managers may dissolve any committee at any time.

        8.3    Registration and Transfer of Securities.     Securities and other property owned by the Company shall be registered in the Company's name, in a nominee name, in any such case for the benefit of the Company. Any transfer agent called upon to transfer any securities to or from the name of the Company or such other names shall be entitled to rely on instructions or assignments signed by an officer of the Company, an officer of the Board of Managers, or by any agent or custodian so authorized by the Board of Managers, on its behalf, without inquiry as to the authority of the person signing such instructions or assignments or as to the validity of any transfer to or from the name of the Company. At the time of transfer, any transfer agent is entitled to assume, unless it has actual knowledge to the contrary:

          (a)  that the Company is still in existence;

          (b)  that this Operating Agreement is in full force and effect and has not been amended, unless the transfer agent has received written notice to the contrary; and

          (c)  that the person so signing is authorized to sign on behalf of the Company.

        8.4    Number and Term of Office.

          (a)  The number of initial Managers of the Company shall be set at nine until such time as the Members hold their first annual meeting, which is expected to be held no later than the first quarter of 2004, for the purpose of electing a Board of Managers in accordance with Section 8.4(b). Of the nine initial Managers, one Manager shall be a representative of the Class C Member; all other Managers shall be representatives of the Class D Members. Each initial Manager shall hold office until the first annual meeting unless such Manager resigns, dies, or becomes disabled. An initial Manager may not be replaced or removed.

          (b)  A person does not need to be a Member to be elected to the Board of Managers. Each Manager, other than the initial Managers, shall hold office for a term of three years or until removed, except that at the first annual meeting of Members, the Managers shall be elected to staggered one, two and three year terms under a process determined by the Board of Managers. One-third, or as close to said fraction as possible, of the Managers elected the first annual meeting shall be elected for a one-year term; one-third for a two-year term, and one-third for a three-year term, divided as evenly as possible among the various Classes of representatives. Thereafter, approximately one-third of the Managers shall be elected to three-year terms at each annual meeting of the Members. The election process shall be determined by the Board of Managers in advance of the annual election. Following the first annual meeting, the Board of Managers shall consist of nine Managers. Beginning with the elections at the first annual meeting, the Class B and C Members, voting together as a separate class, will always have the right to elect at least one person to the Board of Managers and the Class A Members will always have the right to elect at least one Member. If no Class B Units are sold in the Offering, then the Class C Members will always have the right to elect at least one person to the Board of Managers, also beginning with the elections at the first annual meeting. The Class B and Class C Members, voting together as a separate class, will elect one additional person to the Board of Managers for each additional 11% of the total Capital Units that are Class B Units if the percentage of total equity raised through the sale of Class B Units is more than 22% (as illustrated by the chart below). All other Managers will be elected by the Class A Members.

Percentage of Total Equity Raised Through Sales of Class B Units	Board of Manager Representatives elected by Class A Members	Board of Manager Representatives elected by Class B and Class C Members	Total Board of Manager Representatives
Less than 22%	8	1	9
At least 22% but less than 33%	7	2	9
At least 33% but less than 44%	6	3	9
At least 44% but less than 55%	5	4	9
At least 55% but less that 66%	4	5	9
At least 66% but less that 77%	3	6	9
At least 77% but less that 88%	2	7	9
At least 88%	1	8	9

        If a Manager's term expires, the Manager shall continue to serve until the Manager's successor shall have been elected and qualified, or until there is a decrease in the number of Managers. If a Manager is appointed to complete an unexpired term, that portion of the unexpired term served shall not be counted when calculating the Manager's length of service.

        8.5    Death or Disability of Managers.     Upon the death or disability of a Manager, the resulting vacancy on the Board of Managers shall be filled in accordance with Section 8.8. "Disabled" or "disability" shall mean the inability to perform the functions and duties of one's position for a period of six months or greater.

        8.6    Removal.     Managers may be removed for any reason at any special meeting of Members by the affirmative vote of the majority of the Members of the class which such Manager represents (as set forth in Section 3.9). The notice calling such meeting shall give notice of the intention to act upon such matter, and if the notice so provides, the vacancy caused by such removal may be filled at such meeting by vote of the Members of the appropriate class represented at such meeting.

        8.7    Resignations.     Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified then at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

        8.8    Vacancies.     Any vacancy occurring in the Class A, Class B and Class C representatives to the Board of Managers (other than by reason of an increase in the number of Managers) may be filled by appointment through the affirmative vote of a majority of the remaining Managers, though less than a quorum of the Managers, provided that the person appointed to fill such vacancy is a Member of the Class in which the vacancy occurred. A Manager appointed by the Board of Managers to fill a vacancy shall serve until the next annual meeting or special meeting of Members held for the purpose of electing Managers, at which time, the Members of the Class in which the vacancy occurred shall elect a new Manager to serve for the remainder of the original unexpired term of the vacated position. Any Manager position to be filled by reason of an increase in the number of members on the Board of Managers shall be filled by election at an annual meeting or at a special meeting of Members called for that purpose.

        8.9    Place and Manner of Meetings.     Meetings of the Board of Managers, regular or special, may be held either within or without the State of Kansas. Managers may participate in such meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting as provided herein shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        8.10    First Meeting.     The first meeting of the newly elected Managers shall be held without further notice within 60 days following the first annual meeting of Members, and at the same place, unless by unanimous consent of the Board of Managers then elected and serving, such time or place shall be changed.

        8.11    Regular Meeting of Board of Managers.     A regular meeting of the Board of Managers may be held at such time as shall be determined from time to time by resolution of the Board of Managers.

        8.12    Special Meeting of Board of Managers.     The Secretary shall call a special meeting of the Board of Managers whenever requested to do so by the President, by 30% of any of the Managers representing a specific Class, or by the Chief Executive Officer. Such special meeting shall be held at the time specified in the notice of the meeting. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

        8.13    Notice of Board of Managers' Meetings.     All special meetings of the Board of Managers shall be held upon two days' written or oral notice stating the date, place and hour of meeting delivered to each Manager either personally or by facsimile transmission, upon seven days' written notice by mail, or at the direction of the President, the Secretary, the Chief Executive Officer or Managers calling the meeting.

        8.14    Action Without Meeting.     Any action required by the Act to be taken at a meeting of the Board of Managers, or any action which may be taken at a meeting of the Board of Managers, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the same number of Managers which would have been necessary to approve such action if a meeting had been held. Such consent shall have the same force and effect as if adopted at a duly called meeting of the Board of Managers.

        8.15    Quorum; Majority Vote.     At all meetings of the Board of Managers, five Managers shall constitute a quorum for the transaction of business. The act of a majority of the Managers present at any meeting at which a quorum is present shall be the act of the Board of Managers unless the act of a greater number, or the act of Managers elected by certain Classes is required by this Operating Agreement. If a quorum shall not be present at any meeting of the Board of Managers, the Managers present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

        8.16    Approval or Ratification of Acts or Contracts.     The Board of Managers in its discretion may submit any act or contract for approval or ratification at any annual meeting of the Members, or at any special meeting of the Members called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the Members shall be as valid and as binding upon the Company and upon all the Members as if it shall have been approved or ratified by every Member of the Company.

        8.17    Interested Managers, Officers and Members.     No contract or transaction between the Company and one or more of its Managers, officers, or Members, or any of their Affiliates, or between the Company and any other limited liability company, corporation, partnership, association, or other organization in which one or more of its Managers, officers or Members are managers or officers or have a financial interest, shall be void or voidable solely for this reason or solely because the Person is present at or participates in the meeting of the Board of Managers or of a committee formed by the Board of Managers which authorizes the contract or transaction. Pursuant to 8.1(d), only disinterested Managers may vote on any particular matter or issue.

        8.18    Expenses of the Company.

          (a)      General and Administrative Expenses.     All expenses of the Company shall be billed to and paid by the Company. Managers may be reimbursed for the actual cost of goods and services used for or by the Company. Managers may be reimbursed for the administrative services necessary to the prudent operation of the Company; provided, the reimbursement shall be the lower of the Manager's actual cost or the amount the Company would be required to pay persons other than Affiliates for comparable administrative services in the same geographic location; and provided, further, that such costs are reasonably allocated to the Company on the basis of assets, revenues, time records or other method conforming with generally accepted accounting principles. No reimbursement shall be permitted for services for which the Manager is entitled to compensation by way of a separate fee.

          (b)      Organizational and Offering Expenses.     Organizational expenses incurred in connection with the formation of the Company and all expenses in connection with the Offering will be charged to and borne by the Company. To the extent any such organizational and offering expenses have been paid personally by individual managers, such managers will be reimbursed in a like amount by the Company. Notwithstanding any other provision hereof, the Company will pay and bear directly all legal, accounting and auditing expenses of the Company, taxes, if any, payable by the Company, interest costs of the Company, custodial fees, and extraordinary expenses, including for litigation.

        8.19    Procedure.     The Board of Managers shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Company.

        8.20    Compensation.     The initial members of the Board of Managers shall receive no per diem or other compensation for attending meetings. A per diem fee or other compensation for attending meetings and serving as a Manager may be set by the Board of Managers following completion of the Offering. Managers who are Members of the Company shall receive the same membership benefits that all other Members receive. Managers may be reimbursed for reasonable expenses incurred in carrying out their duties as Managers.

ARTICLE 9
INDEMNIFICATION AND LIABILITY TO COMPANY

        9.1    Indemnification.     The Company shall indemnify an officer, Member, Manager, former Member, a former officer, a former Manager of the Company against expenses actually and reasonably incurred by said person in connection with the defense of an action, suit or proceeding, civil or criminal, in which said person is made a party by reason of being or having been such officer, Member or Manager except in relation to matters as to which such Person may be adjudged in the action, suit or proceeding to be liable to the Company or its Members under Section 9.2.

        9.2    Liability to Company.     To the full extent permitted by Kansas law, no officer, Member or Manager shall be liable to the Company or its Members for monetary damages for an act or omission in such Member's or Manager's capacity as an officer, Member or Manager of the Company, except that this Article does not eliminate or limit the liability of an officer Member or Manager to the extent the officer, Member or Manager is found liable for:

          (a)  a breach of the duty of loyalty to the Company or its Members;

          (b)  an act or omission not in good faith that constitutes a breach of duty to the Company or its Members or an act or omission that involves gross negligence, intentional misconduct or a known violation of the law;

          (c)  a transaction from which the officer, Member, or Manager received an improper benefit whether or not the benefit resulted from an action taken within the scope of the officer's, Member's or Manager's office; or

          (d)  an act or omission for which the liability of an officer, Member or Manager is expressly provided for by applicable statute.

        9.3    Prospective Amendment of Liability and Indemnity.     Any repeal or amendment of this Article by the Board of Managers of the Company shall be prospective only and shall not adversely affect any right of an officer, Member or Manager to indemnification or any limitation on the liability of an officer, Member or Manager of the Company existing at the time of such repeal or amendment.

        9.4    Non-Exclusive Liability and Indemnity.     The provisions of this Article 9 shall not be deemed exclusive of any other rights or limitations of liability or indemnity to which an officer, Member or Manager may be entitled under any other provision of this Operating Agreement, or pursuant to any contract or agreement, the Act or otherwise.

ARTICLE 10
CAPITAL UNIT CERTIFICATES

        10.1    Certificates For Membership.     Certificates representing Capital Units of the Company shall be in such form as shall be determined by the Board of Managers. Such certificates shall be signed by the President or the Vice President and by the Secretary or assistant Secretary. All certificates for Membership shall be consecutively numbered or otherwise identified. The name and address of the person to whom the certificate has been issued shall be entered on the Capital Units transfer books of the Company. All certificates surrendered to the Company for transfer shall be canceled and no new certificates shall be issued until the former certificate shall have been surrendered or canceled.

        10.2    Transfer of Certificates.     Transfer of certificates of the Company shall be made pursuant to this Operating Agreement only on the transfer books of the Company by the holder of record thereof or by the holder's legal representative, who shall furnish proper evidence of authority to transfer, or by the Member's attorney thereunto authorized by the power of attorney duly executed and filed with the Secretary of the Company, and on surrender for cancellation of the certificate. The Person in whose name the Certificate stands on the books of the Company shall be deemed by the Company to be the owner thereof for all purposes.

        10.3    Loss or Destruction of Certificates.     In case of loss or destruction of any certificate, another certificate may be issued in its place upon proof of such loss or destruction, and upon giving a satisfactory bond of indemnity to the Company and to the transfer agent and registrar, if any, of such certificate, in such sum as the Board of Managers may provide.

        10.4    Certificate Regulations.     The Board of Managers shall have the power and authority to make such further rules and regulations not inconsistent with the statutes of the State of Kansas as they may deem expedient concerning the issue, transfer, conversion and registration of certificates of the Company, including the appointment or designation of one or more transfer agents and one or more registrars. The Company may act as its own transfer agent and registrar.

        10.5    Transfer of Membership.     Membership shall not be transferred except with the approval and consent of the Board of Managers and in accordance with the Capital Units Transfer System.

        10.6    Legends.     The Board of Mangers may provide for the placement of legends on Capital Unit certificates to indicate restrictions on transfer, or other restrictions or obligations contained herein.

ARTICLE 11
BANKRUPTCY OF A MEMBER

        Subject to this Article 11, if any Member becomes a Bankrupt Member, the Bankrupt Member's Capital Units shall be offered for sale through the Capital Units Transfer System, and if such a sale is not completed within 240 days after the Member becomes a Bankrupt Member, the Company shall have the option, exercisable by notice from the Company to the Bankrupt Member (or its representative) at any time after expiration of the 240 day period, to redeem and cancel the Bankrupt Member's Capital Units at a purchase price equal to 10% of the original issue price or the lowest amount which may be approved by the Bankruptcy Court. The payment to be made to the Bankrupt Member or its representative pursuant to this Article 11 is in complete liquidation and satisfaction of all the rights and interest of the Bankrupt Member and its representative (and of all Persons claiming by, through, or under the Bankrupt Member and its representative) and in respect of the Company, including, without limitation, any Capital Units, any rights in specific Company property, and any rights against the Company and (insofar as the affairs of the Company are concerned) against the Members, and constitutes a compromise to which all Members have agreed.

ARTICLE 12
DISSOLUTION

        12.1    Dissolution and Winding-Up.     The Company shall dissolve and its affairs shall be wound up on the first to occur of the following:

          (a)  the consent of each class of Members with Capital Units outstanding (as set forth in Section 3.9);

          (b)  an event that makes it unlawful for all or substantially all of the business of the Company to be continued, but any cure of illegality within 90 days after notice to the Company of the event is effective retroactively to the date of the event for purposes of this section;

          (c)  on application by a Member or a dissociated Member, upon entry of a judicial decree that:

            (i)    the economic purpose of the Company is likely to be unreasonably frustrated;

            (ii)  it is not otherwise reasonably practicable to carry on the Company's business in conformity with the Articles and this Operating Agreement; or

            (iii)  the Managers or Members in control of the Company have acted, are acting, or will act in a manner that is illegal, oppressive, fraudulent, or unfairly prejudicial to the petitioning Member.

        12.2    Continuation.     Except upon application and receipt of a judicial decree as provided in Section 12.1 (c), no Member may voluntarily dissociate from the Company. The death, expulsion, bankruptcy or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in the Company, shall not cause a dissolution of the Company.

ARTICLE 13
LIQUIDATION AND TERMINATION

        13.1    Liquidation and Termination.     On dissolution of the Company, the Board of Managers shall proceed diligently to wind up the affairs of the Company and make any final distribution as provided in this Operating Agreement and the Act. The costs of liquidation shall be borne as a Company expense. Liquidation proceeds, if any, shall first be used to pay the Company's obligations and liabilities.

        13.2    Application and Distribution of Proceeds on Liquidation.     Upon an event of liquidation, the business of the Company shall be wound up, the Board of Managers shall take full account of the Company's assets and liabilities, and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof. If any assets are not sold, gain or loss shall be allocated to the Members in accordance with Article 6 as if such assets had been sold at their fair market value at the time of the liquidation. If any assets are distributed to a Member, rather than sold, the distribution shall be treated as a distribution equal to the fair market value of the asset at the time of the liquidation. The assets of the Company shall be applied and distributed in the following order of priority:

          (a)  to the payment of all debts and liabilities of the Company, including all fees due the Members and Affiliates, and including any loans or advances that may have been made by the Members to the Company, in the order of priority as provided by law;

          (b)  to the establishment of any reserves deemed necessary by the Board of Managers or the Person winding up the affairs of the Company for any contingent liabilities or obligations of the Company;

          (c)  to the Members ratably in proportion to the credit balances in their respective capital accounts in an amount equal to the aggregate credit balances in the capital accounts after and including all allocations to the Members under Article 6, including the allocation of any income, gain or loss from the sale, exchange or other disposition (including a deemed sale pursuant to this Section 13.2) of the Company's assets.

        13.3    Deficit Capital Account Balances.     Notwithstanding anything to the contrary contained in this Operating Agreement, and notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in the capital account of any Member results from or is attributable to deductions and losses of the Company (including non-cash items such as depreciation), or distributions of money pursuant to this Operating Agreement to all Members in proportion to their respective Ownership Percentages, upon dissolution of the Company such deficit shall not be an asset of the Company and no Member with a deficit balance shall be obligated to contribute such amount to the Company to bring the balance of such Member's capital account to zero.

        13.4    Articles of Dissolution.     On completion of the distribution of Company assets as provided herein, the Company is terminated, and the Board of Managers shall file Articles of Dissolution with the Secretary of State of Kansas and take such other actions as may be necessary to terminate the Company.

ARTICLE 14
GENERAL PROVISIONS

        14.1    Books and Records.     The Company shall maintain those books and records as provided by the Act and as it may deem necessary or desirable. All books and records provided for by the Act shall be open to inspection of the Members from time to time and to the extent expressly provided by the Act, and not otherwise.

        14.2    Headings.     The headings used in this Operating Agreement have been inserted for convenience only and do not constitute matter to be construed in interpretation of this Operating Agreement.

        14.3    Construction and Severability.     Whenever the context so requires, the gender of all words used in this Operating Agreement includes the masculine, feminine, and neuter, and the singular shall include the plural, and conversely. All references to Articles and Sections refer to articles and sections of this Operating Agreement, and all references to Exhibits, if any, are to Exhibits attached hereto, if any, each of which is made a part hereof for all purposes. If any portion of this Operating Agreement shall be invalid or inoperative, then, so far as is reasonable and possible:

          (a)  The remainder of this Operating Agreement shall be considered valid and operative; and

          (b)  Effect shall be given to the intent manifested by the portion held invalid or inoperative.

        14.4    Effect of Waiver or Consent.     A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

        14.5    Binding Effect.     Subject to the restrictions on Dispositions set forth in this Operating Agreement, this Operating Agreement is binding on and inures to the benefit of the Members and their respective heirs, legal representatives, successors, and assigns.

        14.6    Governing Law/Jurisdiction.     THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF KANSAS. THE MEMBERS CONSENT TO THE JURISDICTION OF THE COURTS OF THE STATE OF KANSAS AND AGREE THAT ANY ACTION ARISING OUT OF OR TO ENFORCE THIS AGREEMENT MUST BE BROUGHT AND MAINTAINED IN KANSAS.

        14.7    Further Assurances.     In connection with this Operating Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Operating Agreement and those transactions.

        14.8    Notice to Members of Provisions of This Agreement.     By becoming a Member, each Member acknowledges that it has actual notice of (a) all of the provisions of this Operating Agreement, including, without limitation, the restrictions on the Disposition of Capital Units set forth in Article 4, and (b) all of the provisions of the Articles. Each Member agrees that this Operating Agreement constitutes adequate notice of all such provisions, and each Member waives any requirement that any further notice thereunder be given.

        14.9    Counterparts.     This Operating Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

        14.10    Conflicting Provisions.     To the extent that one or more provisions of this Operating Agreement appear to be in conflict with one another, then the Board of Managers shall have the right to choose which of the conflicting provisions are to be enforced. Wide latitude is given to the Board of Managers in interpreting the provisions of this Operating Agreement to accomplish the purposes and objectives of the Company, and the Board of Managers may apply this Operating Agreement in such a manner as to be in the best interest of the Company, in its sole discretion, even if such interpretation or choice of conflicting provisions to enforce is detrimental to one or more Members.

EXHIBIT A

Distance from Plant (Miles)	Corn Allowance per bushel	DDGS Allowance per ton	WDGS Allowance per ton
0-10	$0.01	$0.35	$0.35
11-20	$0.02	$0.71	$0.71
21-30	$0.03	$1.08	$1.08
31-40	$0.04	$1.42	$1.42
41-50	$0.05	$1.78	$1.78
51-60	$0.06	$2.14	$2.14
61-70	$0.07	$2.50	$2.50
71-80	$0.08	$2.85	$2.85
81-90	$0.09	$3.21	$3.21
91 & Over	$0.10	$3.57	$3.57

EXHIBIT B

Class C Member	Class C Units	Total Purchase Price
Ethanol Products, LLC	50	$250,000.00

EXHIBIT C

Class D Member	Class D Units	Total Purchase Price
Brian Baalman	6	$30,000.00
Baalman Feedyard Partnership	6	$30,000.00
Gary and Janice Baalman, L.P.	6	$30,000.00
B2C Partnership	6	$30,000.00
Ronald and Dwight Blaesi	4	$20,000.00
BJ Ag Producers, Inc.	2	$10,000.00
Gary Johnson	7	$35,000.00
Krien Family Limited Partnership, LP	8	$40,000.00
David Mann	4	$20,000.00
Steve Sershen	4	$20,000.00
Richard Sterrett	14	$70,000.00
Jeff Torluemke	8	$40,000.00
Tri-M, Inc.	8	$40,000.00

Total	83	$415,000.00

APPENDIX B

FINANCIAL STATEMENTS

WESTERN PLAINS ENERGY, L.L.C.

FINANCIAL STATEMENTS
DECEMBER 31, 2001

WESTERN PLAINS ENERGY, L.L.C.

INDEPENDENT AUDITOR'S REPORT
FINANCIAL STATEMENTS
Balance Sheet
Operations
Changes in Members' Equity
Cash Flows
Notes to Financial Statements

INDEPENDENT AUDITOR'S REPORT

The Board of Managers
 Western Plains Energy, L.L.C.
Quinter, Kansas

        We have audited the accompanying balance sheet of Western Plains Energy, L.L.C., (a development stage limited liability company) as of December 31, 2001, and the related statements of operations, changes in members' equity and cash flows for the period from July 10, 2001 (inception) through December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Western Plains Energy, L.L.C. as of December 31, 2001, and the results of its operations and cash flows for the period from July 10, 2001 (inception) through December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/ Eide Bailly LLP

Eden Prairie, Minnesota
January 15, 2002, except for Note 9
and the fifth paragraph of Note 3 as
to which the date is April 29, 2002

WESTERN PLAINS ENERGY, L.L.C.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
DECEMBER 31, 2001

ASSETS
CURRENT ASSETS
Cash	$243,031
Prepaid offering costs	64,043
Prepaid legal services	59,990
Prepaid expenses	27,250
Deposits for Class C Units in escrow	25,000
Deposits for Land	17,837

Total current assets	437,151

OTHER ASSETS
Prepaid engineering costs	9,200
Contract deposits	7,500
Land options	6,000

TOTAL ASSETS	$459,851

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$43,321
Accounts payable—related party	100
Accrued liabilities	10,300
Note payable	100,000

Total current liabilities	153,721

COMMITMENTS AND CONTINGENCIES (Note 7)	—
MEMBERS' EQUITY
Class C Capital Units, 50 authorized and 0 outstanding	250,000
Less: Subscription for Class C Units	(225,000)
Class D Capital Units, 83 units authorized and outstanding	415,000
Less: Discount on Class D Units	(415,000)
Additional Paid In Capital	434,500
Deficit accumulated during development stage	(153,370)

Total members' equity	306,130

TOTAL LIABILITIES AND MEMBERS' EQUITY	$459,851

See Notes to Financial Statements

WESTERN PLAINS ENERGY, L.L.C.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
PERIOD FROM JULY 10, 2001 (DATE OF INCEPTION) TO DECEMBER 31, 2001

REVENUE	$—

EXPENSES
Organizational expenses	42,258
Startup expenses	111,112

Total expenses	153,370

DEFICIT ACCUMULATED DURING DEVELOPMENT STAGE	$(153,370)

DEFICIT ACCUMULATED PER UNIT
BASIC	$(15,337)

WEIGHTED AVERAGE UNITS OUTSTANDING
BASIC	10

See Notes to Financial Statements

WESTERN PLAINS ENERGY, L.L.C.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN MEMBERS' EQUITY
PERIOD FROM JULY 10, 2001 (DATE OF INCEPTION) TO DECEMBER 31, 2001

	Capital Units
	Class A		Class B		Class C		Class D				Discount on Class D Units
									Additional Paid In Capital	Class C Unit Receivable		Deficit Accumulated During The Development Stage	Total Amount
	Units	Amount	Units	Amount	Units	Amount	Units	Amount
Balance, July 10, 2001	—	$—	—	$—	—	$—	—	$—	$—	$—	$—	$—	$—
Additional paid in capital received									19,500				19,500
Class C units subscribed					—	250,000				(225,000)			25,000
Class D units issued with 2 for 1 conversion feature							83	415,000	415,000		(415,000)		415,000
Deficit accumulated during the development stage												(153,370)	(153,370)

Balance, December 31, 2001	—	$—	—	$—	—	$250,000	83	$415,000	$434,500	$(225,000)	$(415,000)	$(153,370)	$306,130

WESTERN PLAINS ENERGY, L.L.C.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
PERIOD FROM JULY 10, 2001 (DATE OF INCEPTION) TO DECEMBER 31, 2001

OPERATING ACTIVITIES
Deficit accumulated during development stage	$(153,370)
Changes in assets and liabilities:
Prepaid legal services	(59,990)
Prepaid expenses	(27,250)
Accounts payable and accrued liabilities	46,521

NET CASH USED FOR OPERATING ACTIVITIES	(194,089)

INVESTING ACTIVITIES
Contract deposits	(7,500)
Engineering costs paid	(2,000)
Deposits for land	(17,837)
Option to purchase land and water rights	(6,000)

NET CASH USED FOR INVESTING ACTIVITIES	(33,337)

FINANCING ACTIVITIES
Proceeds from note payable	100,000
Class D units issued	415,000
Offering costs paid	(64,043)
Additional paid in capital received	19,500

NET CASH PROVIDED BY FINANCING ACTIVITIES	470,457

NET INCREASE IN CASH	243,031
CASH—beginning of period	—

CASH—end of period	$243,031

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for
Interest	$—

Income taxes	$—

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Deposits received in escrow for Class C Units	$25,000

Engineering costs incurred	$7,200

See Notes to Financial Statements

WESTERN PLAINS ENERGY, L.L.C.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2001

NOTE 1—NATURE OF OPERATIONS

Principal Business Activity

        Western Plains Energy, L.L.C. (a Kansas Limited Liability Company with its principal place of business to be located in Gove County, Kansas) was organized to obtain equity ownership and debt financing to construct, own and operate a 30 million gallon ethanol plant. Western Plains Energy, L.L.C. (the Company) was organized on July 10, 2001. Prior to July 10, 2001, costs occurred related to a feasibility study and other organizational activities occurred. The Company has assumed the expenses and other agreements related to these activities, and has reflected the effects of these transactions in the accompanying financial statements. As of December 31, 2001, the Company is in the development stage with its current efforts being principally devoted to organizational and financing activities. The Company is also in the process of registering the offer and sale of its Class A and B capital units with the Securities and Exchange Commission as an initial public offering. The fiscal year end of the Company is December 31.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

        Revenue from the production of ethanol and related products will be recorded upon transfer of title to customers. Interest income is recognized as earned.

Land Option and Engineering Services

        Costs incurred for the purchase of land or for land option agreements are capitalized. Engineering costs that relate to future acquisition of property and equipment are capitalized. Depreciation or amortization of engineering costs occurs over the estimated useful life of the related asset when the related assets are placed in service.

        The Company reviews costs incurred regarding land options and engineering services for impairment whenever events indicate that the carrying amount of the asset may not be recoverable. An impairment loss is recorded when the sum of the future cash flows is less than the carrying amount of the asset. The amount of the loss is determined by comparing the fair market value of the asset to the carrying amount of the asset.

Organizational and Start-Up Costs

        Organizational and start-up costs are expensed as incurred. Organizational costs consist of amounts related to the formation of the Company. Start-up costs consist of amounts incurred during the development stage related to the operation and management of the Company which do not qualify as a capitalized cost.

Offering Costs

        Costs incurred related to the initial public offering of Class A and Class B capital units are recorded as prepaid offering costs until the subscriptions for Class A and Class B capital units related to the offering have been accepted by the Company. Prepaid offering costs are allocated to members' equity in proportion to the number of units issued versus the total number of units issuable from the

Company's offering. Offering costs include direct costs related to the offering such as legal fees, registration costs and other direct costs associated with the public offering.

Cash Equivalents

        The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

        The Company's cash balances are maintained in bank depositories and periodically exceed federally insured limits.

Income Taxes

        The Company is organized as a limited liability company under state law. As a limited liability company that has elected to be taxed as a partnership, the Company's earnings pass through to its members and are taxed at the member level. Accordingly, no income tax provision has been included in these financial statements. Differences between the financial statement basis of assets and the tax basis of assets is related to capitalization and amortization of organization and start-up costs for tax purposes, whereas these costs are expensed for financial statement purposes.

Additional Paid-In Capital

        The Company received amounts from various entities to assist in funding the Company's formation and development. The Company is under no obligation to issue capital units related to these receipts and has recorded these amounts as additional paid-in capital.

Recently Issued Accounting Pronouncements

        In November 2001, the Financial Accounting Standards Board (FASB) released the Statement of Financial Accounting Standard (SFAS) No. 143, "Accounting for Asset Retirement Obligations" effective June 15, 2002. SFAS 143 establishes accounting requirements for retirement obligations associated with tangible long-lived assets requiring that an asset retirement cost should be allocated to expense using a systematic and rational method.

        In August 2001, the FASB issued SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets," which addresses accounting and financial reporting for the impairment or disposal of long-lived assets. This statement is effective for fiscal years beginning after December 15, 2001.

        Management is reviewing these pronouncements, but does not expect the implementation of the pronouncements to have a significant effect on the financial statements.

NOTE 3—MEMBERS' EQUITY

        As specified in the Company's Operating Agreement, the Company will initially have four classes of membership capital units: A, B, C and D. Capital units of each class are issued in denominations of $5,000.

        Class D capital units will automatically convert into two (2) Class A capital units upon completion of the public offering of Class A and B capital units described below. The conversion feature is reflected as a discount on Class D shares on the accompanying balance sheet. At the date of conversion the discount will be removed from the balance sheet and receive treatment as a dividend.

        Class A and Class B capital units will be offered for sale in a public offering. No more than 3,967 Class A and B capital units will be offered at a price of $5,000 per unit pursuant to a registration statement filed with the Securities and Exchange Commission, with a minimum of $15,735,000 and a maximum of $19,835,000 raised from this public offering. In the event subscriptions for the minimum of $15,735,000 are not received and accepted by March 31, 2003, amounts received from subscriptions will be returned to the purchaser without interest.

        For Class A and Class B capital units, 10% of the offering price is due upon subscription, with the remaining amount executed as a promissory note due subject to call of the Board of Managers. At December 31, 2001, there were no Class A or Class B capital units subscribed for, issued or outstanding.

        The Company is initially offering Class A capital units only to producers of agricultural products, with a minimum purchase of two (2) Class A Capital Units per investor. The Company is also offering to sell Class B capital units with a minimum purchase of seven (7) Class B capital units per investor. Unless and until the Company has received subscriptions for the purchase of at least 3,147 capital units, affiliates of the Board of Managers, the Class C member and Class D members may not subscribe for more than an aggregate of 314 capital units, of any combination.

        The Board of Managers will call amounts due on promissory notes for Class A and Class B capital units whereby the member will have an obligation to make payment on his note within 30 days of call.

        The Company received a subscription for 50 Class C Units in a private placement separate from the public offering, totaling $250,000, from Ethanol Products, LLC. In accordance with the subscription agreement, $25,000 was received by the Company and deposited into an escrow account. The remaining $225,000 of the subscription is due in accordance with the terms of the note executed with the subscription agreement, which requires payment within 30 days of a call by the Board of Managers.

        Upon default on certain obligations of members related to capital units, the Company has the right to redeem the member's interest at 10% of the price at which the Capital Units were originally offered for sale by the Company. If an investor defaults on the payment of the purchase price pursuant to a promissory note referenced above, the Company will have the right to retain all amounts paid by the investor as liquidated damages.

        The Company must approve all transfers or other dispositions of capital units.

        Voting rights are one vote per member for Class A and D capital units, and one vote per unit for Class B and Class C capital units. The Board of Managers is elected by members, and members must approve any merger or consolidation with another business entity, sale of substantially all of the Company's assets or voluntary dissolution. All other matters regarding operation and management of the Company, including amendment of the Operating Agreement, are decided by the Board of Managers.

        Income and losses are allocated to members based on their respective percentage of membership interest. Distributions to members shall be no less than 20% of net cash from operations, as defined in the Operating Agreement, if net cash from operations is in excess of $500,000 on an annual basis; provided that any such distribution does not constitute or cause a default under any of the Company's loan documents or credit facilities.

        Upon dissolution of the Company, and after the payment of all debts and liabilities of the Company, the assets shall be distributed to the unit holders ratably in proportion to the credit balances in their respective capital accounts for all classes of units. No member shall be held liable for the debts, obligations, or liabilities of the Company.

NOTE 4—ACCUMULATED DEFICIT PER CAPITAL UNIT

        For purposes of calculating basic earnings per capital unit, capital units subscribed for and issued by the Company are considered outstanding on the effective date of issuance. In the computation of diluted earnings per capital unit, the total number of Class D units was not included on an as-if converted basis and Class C units subscribed for but not issued are not included in the computation of outstanding capital units because the inclusion of these units would have an antidilutive effect.

NOTE 5—NOTE PAYABLE

        The Company has an outstanding loan of $100,000 from the Kansas Department of Commerce and Housing. The loan is non-interest bearing through the later of 7 days following the release from escrow of proceeds of the offering to the Company or September 1, 2003. In the event the proceeds of the offering are not released from escrow by September 1, 2003, the loan bears interest at 7.75% from September 1, 2003 through repayment, due 7 days after the release of the offering proceeds from escrow. In the event escrow is not broken, repayment is not required as long as the proceeds were used in accordance with the terms of the agreement. Based on management's plans and the terms of the agreement, management estimates repayment of the loan during the 12 month period ending December 31, 2002.

        Based on the borrowing rates currently available for loans with similar terms and maturities, the fair value of the note payable is approximately $96,915.

NOTE 6—INCOME TAXES

        The differences between the financial statement basis and tax basis of assets is as follows:

Financial statement basis of assets	$459,851
Plus organization and startup cost, net of tax amortization	153,370

Tax basis of assets	$613,221

        There were no differences between the financial statement basis and tax basis of the Company's liabilities.

NOTE 7—COMMITMENTS, CONTINGENCIES AND AGREEMENTS

        The Board of Managers has entered into various agreements regarding the formation, operation and management of the Company. Significant agreements are as follows:

        Consulting Agreement—The Company has entered into a consulting agreement with Val-Add Service Corporation (Val-Add). The consulting agreement provides for a base fee of $5,000 per month plus expenses and a travel allowance for assistance in developing the ethanol plant. This agreement also includes provisions whereby Val-Add is eligible for three separate bonuses of $20,000 at completion of duties outlined in the agreement. The agreement may be terminated with 10 days notice by either party.

        A separate agreement with Val-Add provides for for certain administrative services. The fee for these services is $25 per hour, plus a flat monthly fee of $50, plus out of pocket expenses. The agreement may be terminated by either party with 10 days advance notice.

        Start-up and organizational expenses, including reimbursement of expenses and travel allowances, related to the above Val-Add agreements totaled $56,224 for the period ended December 31, 2001.

        Energy Management Services—The Company has entered into an agreement with U.S. Energy Service, Inc., for energy management and engineering services. The agreement expires on August 31, 2002, and is renewable for one year terms unless terminated by either party with 30 days advance notice. The agreement provides for fees of $2,800 per month, with $2,300 of this fee contingent upon completion of the initial public offering and release to the Company of the proceeds of the offering to the Company. Fees capitalized related to this agreement for the period ended December 31, 2001 were $9,200. The minimum commitment under the agreement through September 30, 2002 is $5,500, excluding the contingency fees.

        Design and Construction Services—The Company has entered into a non-binding letter of intent with ICM, Inc. for services related to the design and construction of the ethanol plant. The letter expresses an intention to provide services to the company related to the development of a business plan, assisting with financing the facility, site evaluation and selection, permitting, design and building the facility for a price not to exceed $34,000,000, management services on an annual basis for fees not to exceed $320,000 related to operation of the plant, and other items to be agreed between the parties. In the event the project is terminated prior to completion, ICM is entitled to up to $250,000 for its out of pocket expenses related to the project. For the period ended December 31, 2001, there were no amounts incurred for the above contracts with ICM, Inc.

        Land Option Agreements—The Company entered into an option to purchase a tract of land for the greater of $1,000 per acre or $100,000. The option to purchase expires March 1, 2003. The agreement required a payment of $1,000, with the final balance due upon exercise of the option and exchange of the properties.

        The Company entered into an option to purchase land in Gove County, Kansas, in exchange for the property subject to the above agreement plus $50,000. The agreement required a payment of $5,000, with the remaining $45,000 due upon exercise of the option and exchange of the properties. The agreement expires March 1, 2003.

        Land Purchase Agreement—The Company entered into an agreement to purchase land at a total purchase price of $178,000 to close on March 1, 2002. If the closing, or an extension of the agreement, does not occur by that date the contract is terminated and the deposit of $17,837 is forfeited.

        Sales Service Agreement—The Company has entered into an agreement with ICM Marketing, Inc., for the sale of the bulk feed grade products (distiller's grains) produced at the plant. The agreement expires October 1, 2004, and is automatically renewed for one-year terms unless either party provides written notice 90 days prior to expiration of the agreement. Under the terms of the agreement, ICM Marketing, Inc. will purchase all products at a price equal to 98% of the selling price, less applicable freight. If the product is sold to members of the Company, the price is set at 98.5% of the selling price, less applicable freight. ICM Marketing, Inc. is responsible for billing and account servicing of the product sales and for losses related to non payment unless such non payment relates to substandard products.

        Ground Water Services—The Company entered into an agreement to secure rights to ground water for the ethanol plant. The agreement requires a payment of $15,000 for the rights, of which $7,500 was payable upon execution of the agreement and the remainder is payable 7 days prior to commencement of the drilling of the water well by the Company. In addition, the agreement requires payments of $1,050 per quarter during the first 15 years of the agreement, commencing with pumping of the well, with the parties renegotiating the quarterly fee after the first 15 years of the agreement. The agreement has a 20 year term commencing with pumping of the well, with renewal for successive 5 year periods unless notice of termination is provided 60 days prior to expiration of the agreement.

Minimum payments related to pumping water from the well are $4,200 per year, with a total commitment of $63,000 during the first 15 years of the agreement.

        Management Agreement—The Company has entered into a letter of understanding that outlines the anticipated terms regarding a Management Placement Agreement with ICM, Inc. for placement of a manager at the ethanol plant. As outlined in the letter of understanding, the agreement will have a term of two years, and begins approximately 6 to 9 months prior to plant startup. ICM, Inc., will provide the plant manager and other technical assistance for a fee of $250,000 per year, plus certain out of pocket expenses, for a total minimum commitment of $500,000 during the term of the agreement. The Company will have the option to hire the manager upon expiration of the agreement at a salary similar to the salary provided by ICM, or employ outside management with six months advance notice provided to ICM prior to the expiration of the agreement.

        Marketing Agreement—The Company entered into an agreement with Ethanol Products, LLC, for the marketing of the Company's ethanol and certain administrative services. The agreement has a term of 5 years and commences upon start of ethanol production, with a fee of $.01 per gallon of ethanol produced. The agreement is renewable for 5 year terms unless notice of termination has been delivered at least 90 days prior to expiration.

NOTE 8—RELATED PARTY TRANSACTIONS

        The Company has reimbursed members of the Board of Managers for certain expenses incurred by the Company and paid by the members of the Board of Managers during the development stage. Expenses reimbursements for the period ended December 31, 2001 totaled $7,955, of which $100 was unpaid at December 31, 2001.

        A principal owner of Val-Add is also one of the initial Class D members of the Company. In connection with the consulting services agreement (see Note 7) Val-Add has significant influence over the operating policies of the Company.

NOTE 9—SUBSEQUENT EVENTS

        Land Purchase—Subsequent to year-end, the Company purchased the land specified in the land purchase agreement (see Note 7) for $178,000. The Company also entered into an agreement to leaseback approximately 135 acres to one of the sellers under a five-year operating lease.

        Construction Contract—On April 4, 2002, the Company entered into an agreement with ICM, Inc (ICM), for the construction of the dry mill ethanol plant at a cost of approximately $35,500,000 subject to the terms of the agreement. The construction is contingent upon, among other things, the Company securing financial commitments sufficient to fund the project, to the satisfaction of ICM. Management anticipates that the financing can be obtained in 2002.

WESTERN PLAINS ENERGY, L.L.C.

UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2002

WESTERN PLAINS ENERGY, L.L.C.

 WESTERN PLAINS ENERGY, L.L.C.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET (UNAUDITED)
MARCH 31, 2002

ASSETS
CURRENT ASSETS
Cash	$127,468
Prepaid offering costs	84,409
Prepaid legal services	33,285
Prepaid expenses	21,199
Deposits for Class C Units in escrow	25,000

Total current assets	291,361
LAND	181,603
OTHER ASSETS
Prepaid engineering costs	16,100
Contract deposits	7,500
Land options	6,000
Available-for-sale securities	1,000

TOTAL ASSETS	$503,564

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$36,377
Accrued liabilities	18,060
Current maturies of notes payable	121,700

Total current liabilities	176,137

NOTE PAYABLE, LESS CURRENT MATURITIES	98,300
MEMBERS' EQUITY
Class C Capital Units, 50 authorized and 0 outstanding	250,000
Less: Subscription for Class C Units	(225,000)
Class D Capital Units, 83 units authorized and outstanding	415,000
Less: Discount on Class D Units	(415,000)
Additional Paid In Capital	434,500
Deficit accumulated during development stage	(230,373)

Total members' equity	229,127

TOTAL LIABILITIES AND MEMBERS' EQUITY	$503,564

See Notes to Unaudited Financial Statements

 WESTERN PLAINS ENERGY, L.L.C.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31, 2002	Period From July 10, 2001 (Inception) to March 31, 2002
REVENUE	$—	$—

EXPENSES
Organizational expenses	21,232	63,490
Startup expenses	55,260	166,372
Interest expense	510	510

Total expenses	77,002	230,372

DEFICIT ACCUMULATED DURING DEVELOPMENT STAGE	$(77,002)	$(230,372)

DEFICIT ACCUMULATED PER UNIT
BASIC AND DILUTED	$(928)

WEIGHTED AVERAGE UNITS OUTSTANDING
BASIC AND DILUTED	83

See Notes to Unaudited Financial Statements

 WESTERN PLAINS ENERGY, L.L.C.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS (UNAUDITED)

	Three Months Ended March 31, 2002	Period from July 10, 2001 (Inception) of March 31, 2002
OPERATING ACTIVITIES
Deficit accumulated during development stage	$(77,002)	$(230,372)
Changes in assets and liabilities:
Prepaid legal services	26,705	(33,285)
Prepaid expenses	651	(33,799)
Accounts payable and accrued liabilities	715	54,436

NET CASH USED FOR OPERATING ACTIVITIES	(48,931)	(243,020)

INVESTING ACTIVITIES
Purchase of land	(163,766)	(181,603)
Contract deposits	—	(7,500)
Engineering costs paid	(1,500)	(3,500)
Option to purchase land and water rights	—	(6,000)

NET CASH USED FOR INVESTING ACTIVITIES	(165,266)	(198,603)

FINANCING ACTIVITIES
Proceeds from notes payable	119,000	219,000
Class D units issued	—	415,000
Offering costs paid	(20,366)	(84,409)
Additional paid in capital received	—	19,500

NET CASH PROVIDED BY FINANCING ACTIVITIES	98,634	569,091

NET INCREASE (DECREASE) IN CASH	(115,563)	127,468
CASH—beginning of period	243,031	—

CASH—end of period	$127,468	$127,468

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Deposits received in escrow for Class C Units	$—	$25,000

Engineering costs incurred	$6,900	$16,100

Securities received in conjunction with proceeds from bank note payable	$1,000	$1,000

See Notes to Unaudited Financial Statements

 WESTERN PLAINS ENERGY, L.L.C.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2002

NOTE 1—NATURE OF OPERATIONS

Principal Business Activity

        Western Plains Energy, L.L.C. (a Kansas Limited Liability Company with its principal place of business to be located in Gove County, Kansas) was organized to obtain equity ownership and debt financing to construct, own and operate a 30 million gallon ethanol plant. Western Plains Energy, L.L.C. (the Company) was organized on July 10, 2001. Prior to July 10, 2001, costs occurred related to a feasibility study and other organizational activities occurred. The Company has assumed the expenses and other agreements related to these activities, and has reflected the effects of these transactions in the accompanying financial statements. As of March 31, 2002, the Company is in the development stage with its current efforts being principally devoted to organizational and financing activities. The Company is also in the process of registering the offer and sale of its Class A and B capital units with the Securities and Exchange Commission as an initial public offering. The fiscal year end of the Company is December 31.

NOTE 2—BASIS OF PRESENTATION

        The unaudited financial statements contained herein have been prepared pursuant to the rules and regulation of the Securities and Exchange Commission. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles.

        In the opinion of management, all adjustments considered necessary for a fair presentation have been included in the accompanying financial statements. These financial statements should be read in conjunction with the financial statements and notes included in the Company's financial statements for the period ended December 31, 2001.

NOTE 3—PROPERTY

        In February 2002, the Company purchased land intended for the construction of the plant for $181,603. Included in the cost of the land are amounts incurred to prepare the property for its intended use. The Company has entered into an agreement to lease back approximately 135 acres to one of the sellers under a five-year operating lease.

NOTE 4—FAIR VALUE OF FINANCIAL INSTURMENTS

Available-for-sale securities

        Investments are recorded at cost as there are no quoted market prices for the securities held by the Company.

NOTE 5—ACCUMULATED DEFICIT PER CAPITAL UNIT

        For purposes of calculating basic earnings per capital unit, capital units subscribed for and issued by the Company are considered outstanding on the effective date of issuance. In the computation of diluted earnings per capital unit, the total number of Class D units was not included on an as-if converted basis and Class C units subscribed for but not issued are not included in the computation of outstanding capital units because the inclusion of these units would have an antidilutive effect.

NOTE 6—NOTES PAYABLE

        The Company has an outstanding loan of $100,000 from the Kansas Department of Commerce and Housing. The loan is non-interest bearing through the later of 7 days following the release from escrow of proceeds of the offering to the Company or September 1, 2003. In the event the proceeds of the offering are not released from escrow by September 1, 2003, the loan bears interest at 7.75% from September 1, 2003 through repayment, due 7 days after the release of the offering proceeds from escrow. In the event escrow is not broken, repayment is not required as long as the proceeds were used in accordance with the terms of the agreement. Based on management's plans and the terms of the agreement, management estimates repayment of the loan during the 12-month period ending March 31, 2002.

        In February 2002, the Company entered into a 5% note payable with Farm Credit Services. The note is due in annual installments of $27,717, including interest, with the final installment due on March 1, 2007, and is secured by land. As a portion of the proceeds from the note, the Company received 200 shares of Farm Credit Services stock at a cost of $1,000.

        Long-term note maturities are as follows:

Years Ending March 31	Amount
2003	$121,700
2004	22,802
2005	23,942
2006	25,139
2007	26,417

220,000
Less current maturities	(121,700)

$98,300

NOTE 7—COMPREHENSIVE INCOME

        The Company reports comprehensive income in accordance with SFAS No. 131, "Reporting Comprehensive Income," which requires the reporting of all changes in equity during a period, except those resulting from investment by owners and distribution to owners, in a financial statement for the period in which they are recognized. This encompasses unrealized gains and losses from available-for-sale securities held. There was no comprehensive income recorded during the period as there was no change in the fair value of investments.

NOTE 8—SUBSEQUENT EVENT

        Construction Contract—Subsequent to March 31, 2002, the Company entered into an agreement with ICM, Inc. (ICM), for the construction of the dry mill ethanol plant at a cost of approximately $35,500,000 subject to the terms of the agreement. The construction is contingent upon, among other things, the Company securing financial commitments sufficient to fund the project to the satisfaction of ICM. Management anticipates that the financing will be obtained during 2002.

APPENDIX C

FORM OF SUBSCRIPTION AGREEMENT
AND RELATED MATERIALS

HOW TO PROPERLY COMPLETE THIS SUBSCRIPTION AGREEMENT

  1.
  Carefully read the Subscription Agreement and the attached Promissory Note and Operating Agreement Counterpart Signature Page.

  2.
  Under the appropriate headings, indicate how many Class A and Class B Capital Units you are purchasing and the total amount due.

  3.
  Calculate the initial payment due under the "PAYMENT" heading.

  4.
  Sign and date the Subscription Agreement. If you are signing the Subscription Agreement on behalf on an entity, you need to list your title. Also provide us with your address and your social security or federal employer identification number where indicated.

  5.
  Calculate the "principal balance" and sign the Promissory Note.

  6.
  Sign and date the Operating Agreement Counterpart Signature Page.

  7.
  Your check for 10% of the total purchase price should be payable to "Western Plains Energy, L.L.C. Escrow Account."

  8.
  Mail or hand deliver the following items to Western Plains Energy, L.L.C. at the address indicated in the Subscription Agreement: your check, signed Subscription Agreement, signed Promissory Note and signed Operating Agreement Counterpart Signature Page.

If you have any questions about the subscription process, please contact Jeff Torluemke by telephone at (785) 754-2119, by facsimile at (785) 754-2118, or by mail at: Western Plains Energy, L.L.C., 414 Main Street, P.O. Box 340, Quinter, Kansas 67752.

IMPORTANT:
PLEASE READ CAREFULLY BEFORE SIGNING.
THIS SUBSCRIPTION AGREEMENT CALLS FOR SIGNIFICANT
REPRESENTATIONS FROM YOU.

SUBSCRIPTION AGREEMENT

        The undersigned hereby subscribes for and agrees to purchase the number and class of Capital Units of Western Plains Energy, L.L.C., a Kansas limited liability company ("Western Plains Energy") indicated below, at a price of $5,000 per Capital Unit. By executing this Subscription Agreement, the undersigned acknowledges that Western Plains Energy is relying on the accuracy and completeness of the representations contained in this Subscription Agreement in complying with its obligations under applicable securities laws and that the undersigned could be found liable to Western Plains Energy for damages caused by any misrepresentations in this Subscription Agreement.

        The undersigned represents to Western Plains Energy that:

  1.
  The undersigned has received Western Plains Energy's Prospectus, dated                        , 2002.

  2.
  The undersigned has received a copy of Western Plains Energy's Articles of Organization and Operating Agreement, has carefully read them and agrees to be bound by them in all respects.

  3.
  The undersigned is an individual who is a bona fide resident of, and is domiciled in, or a legal entity located in, the following state:

Check one:	/ /	Kansas
	/ /	Colorado
/ /
  4.
  If the undersigned is subscribing for Class A Capital Units, the undersigned is a "producer." A producer is a person engaged in the production of agricultural products, including a tenant of land used for the production of the products, a landlord of land who receives rent based upon the amount of farm production or cash rent, an agricultural cooperative association, or a privately owned grain elevator company.

Class A Capital Units
•	Only "producers" may purchase
•	Minimum of 2 Capital Units
•	No partial Capital Units may be purchased
	Class A Capital Units @ $5,000.00/Unit	$

Class B Capital Units
•	Minimum of 7 Capital Units
•	No partial Capital Units may be purchased
	Clas s B Capital Units @ $5,000.00/Unit	$
PAYMENT
		Number of Capital Units
X	$5,000
		Total Purchase Price
X	10%
=		Initial Payment Due with Subscription Agreement
$		Balance to be paid upon the call by the Western Plains Energy Board of Managers pursuant to Promissory Note to be delivered with Subscription Agreement (as outlined in the Western Plains Energy Operating Agreement)

ONCE YOU SIGN THIS SUBSCRIPTION AGREEMENT AND SEND IT TO US WITH YOUR CHECK, YOUR SUBSCRIPTION IS IRREVOCABLE AND WILL ONLY BE RETURNED TO YOU IF YOUR SUBSCRIPTION IS NOT ACCEPTED OR IF WE DO NOT FULFILL ALL CONDITIONS TO BREAK ESCROW AND COMPLETE THE SALE OF CAPITAL UNITS.

        Please mail or deliver the following to Western Plains Energy at the appropriate address below:

  •
  Your check for 10% of the total purchase price (Payable to "Western Plains Energy, L.L.C. Escrow Account")
  •
  This Subscription Agreement
  •
  The Promissory Note
  •
  The Operating Agreement Signature Page

BY MAIL:	BY HAND DELIVERY:
Western Plains Energy, L.L.C. 414 Main St., P.O. Box 340 Quinter, Kansas 67752	Western Plains Energy, L.L.C. 414 Main St., P.O. Box 340 Quinter, Kansas 67752

        Your initial payment will be deposited at the First National Bank Trust Department of Goodland, 202 E. 11th St, P.O. Box 570, Goodland, Kansas 67735 and held in escrow.

        We will not break escrow and complete the sale of capital units in this offering unless each of the following conditions are fulfilled:

  •
  We must receive and accept subscriptions for at least the minimum offering amount.
  •
  We must have secured an executed commitment letter from a lender for our debt financing.

  •
  Our contracts with ICM, Ethanol Products and ICM Marketing must remain in effect.
  •
  There must not be any legal orders prohibiting the offering or our project, or orders from the Securities and Exchange Commission revoking the effectiveness of our registration statement relating to this offering.
  •
  We must have obtained the written consent of the Kansas Securities Commissioner authorizing that funds be released from escrow.

        This subscription is made pursuant to, and is subject to, the terms and conditions of the registration approved by the director of the Office of the Securities Commissioner of the State of Kansas for Western Plains Energy, L.L.C. dated                        , 200    , the securities commissioner of the Division of Securities for the State of Colorado for Western Plains Energy, L.L.C. dated                        , 200            , and such other state in which the undersigned is domiciled or located, if applicable.

        By executing this subscription agreement, the undersigned is not waiving any rights under the securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

        This Subscription Agreement has been signed by the undersigned on                        , 200    .

Printed or Typed Name of Subscriber
By
Signature
Officer Title if Subscriber is an Entity

Address of Subscriber
Social Security or Federal Employer Identification Number

ACCEPTANCE OF SUBSCRIPTION BY WESTERN PLAINS ENERGY, L.L.C.

        The above Subscription Agreement for                        Capital Units is accepted as of this            day of                        , 200    .

WESTERN PLAINS ENERGY, L.L.C.
By
Its

EXHIBIT A

PROMISSORY NOTE

Number of Capital Units Subscribed for at $5,000 per Capital Unit

Total Purchase Price

Less Initial Payment (10% of Principal Amount)

Principal Balance

        FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of Western Plains Energy, L.L.C., a Kansas limited liability company ("Western Plains Energy"), at its principal office located at 414 Main St., P.O. Box 340, Quinter, Kansas 67752 or at such other place, in lawful money of the United States of America, the Principal Balance set forth above, either in installments or in one lump sum to be paid without interest on the earlier of 30 days following the call of the Western Plains Energy Board of Managers, as described in its Operating Agreement, or one year from the date of this Promissory Note. In the event the undersigned fails to timely make any payment owed, the entire balance of any amounts due under this Promissory Note shall be immediately due and payable in full with interest at the rate of 12% per annum from the due date.

        The undersigned agrees to pay to Western Plains Energy on demand, all costs and expenses incurred to collect any indebtedness evidenced by this Promissory Note, including, without limitation, reasonable attorneys' fees. This Promissory Note may not be modified orally and shall in all respects be governed by, construed, and enforced in accordance with the laws of the State of Kansas.

        The provisions of this Promissory Note shall inure to the benefit of Western Plains Energy and its successors and assigns.

        The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Promissory Note.

        Date of Execution:                         , 200            .

OBLIGOR:
Printed or Typed Name of Obligor
By

(Signature)
Officer Title if Obligor is an Entity

Address of Obligor

EXHIBIT B

WESTERN PLAINS ENERGY, L.L.C.
OPERATING AGREEMENT

COUNTERPART SIGNATURE PAGE

        By signing below, the undersigned hereby agrees to become a member of Western Plains Energy, L.L.C., and to be bound by the terms and conditions of its Operating Agreement when and if Western Plains Energy, L.L.C. agrees to admit the undersigned as a member.

        IN WITNESS WHEREOF, the undersigned has executed this Signature Page on the date and year indicated below.

        Date of Execution:                        , 200            .

Printed or Typed Name of Subscriber
By
Signature
Officer Title if Subscriber is an Entity

Address of Subscriber

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification Of Directors And Officers

        Under the terms of the undersigned issuer's operating agreement, the undersigned issuer shall indemnify an officer, member or manager, former member, a former officer or a former manager of the undersigned issuer against expenses actually and reasonably incurred by said person in connection with the defense of an action, suit or proceeding, civil or criminal, in which said person is made a party by reason of being or having been such officer, member or manager except in relation to matters as to which such person may be adjudged in the action, suit or proceeding to be liable to the undersigned issuer or its members for:

  (a)
  a breach of the duty of loyalty to the undersigned issuer or its members;

  (b)
  an act or omission not in good faith that constitutes a breach of duty to the undersigned issuer or its members or an act or omission that involves gross negligence, intentional misconduct or a known violation of the law;

  (c)
  a transaction from which the officer, member, or manager received an improper benefit whether or not the benefit resulted from an action taken within the scope of the officer's, member's or manager's office; or

  (d)
  an act or omission for which the liability of an officer, member or manager is expressly provided for by applicable statute.

        Any repeal or amendment of the indemnification provisions of the undersigned issuer's operating agreement shall be prospective only and shall not adversely affect any right to indemnification of any officer, member or manager of the undersigned issuer or any limitation on the liability of an officer, member or manager of the undersigned issuer existing at the time of such repeal or amendment. The foregoing provisions shall not be deemed exclusive of any other rights or limitations of liability or indemnity to which an officer, member or manager may be entitled under any other provision of the undersigned issuer's operating agreement, or pursuant to any contract or agreement, the Kansas revised limited liability company act or otherwise.

        The Kansas revised limited liability company act provides no specific limitations on the indemnification of officers, managers or members of limited liability companies. In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is against public policy and unenforceable.

Item 25. Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses we expect to pay in connection with the sale of capital units being registered. No underwriting fees or commissions are being paid. All amounts are estimates except the SEC registration fee.

SEC registration fee	$4,741
Blue Sky registration fees	1,700
Legal fees and expenses	150,000
Accounting fees and expenses	30,000
Printing and distribution expenses	40,000
Advertising	10,000
Miscellaneous expenses	20,000

Total	$256,441

Item 26. Recent Sales of Unregistered Securities

        Since our inception on July 10, 2001, we have sold the following unregistered securities:

        We sold 83 Class D capital units effective December 11, 2001 at a price of $5,000 per unit for a total offering price of $415,000 to members and/or business entities controlled by members of our initial Board of Managers and to two other investors familiar with our business.

        On November 20, 2001, Ethanol Products, LLC agreed to purchase 50 Class C Capital units at a price of $5,000 per unit in a private placement separate from the Offering for a total offering price of $250,000. We received 10% of the purchase price, which has been placed in an escrow account, and Ethanol Products, LLC has executed a promissory note for the remaining balance, which is subject to the call of the Board of Managers and due within 30 days of call.

        Each of the foregoing sales was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2), as transactions by an issuer not involving a public offering. No underwriting discounts or commissions were paid in either of the foregoing sales. These securities were offered and sold without any general solicitation. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends were affixed to any unit certificates issued in such transactions. All recipients had adequate access, through their relationships with us, to information about us, including our Articles of Organization, Operating Agreement, business plan and a feasibility study. Each of these recipients represented to us in writing that he or it had substantial experience in evaluating and investing in private placement transactions of securities similar to ours so that he or it was capable of evaluating the merits and risks of the investment and that by reason of his or its business or financial experience had the capacity to protect his or its own business and financial interests in connection with his or its purchase of our securities.

Item 27. Exhibits

Exhibit Number	Description
3.1(i)	Articles of Organization(1)
3.1(ii)	Operating Agreement(1)
4.1	Form of Class A Unit Certificate(2)
4.2	Form of Class B Unit Certificate(2)
4.3	Form of Class C Unit Certificate(2)
4.4	Form of Class D Unit Certificate(2)
4.5	Form of Subscription Agreement (Classes A and B)(3)
4.6	Form of Subscription Agreement (Class D)(2)
4.7	Escrow Agreement dated April 24, 2002(2)
5.1	Opinion of Morris, Laing, Evans, Brock & Kennedy, Chartered
8.1	Opinion of Leonard, Street and Deinard, Professional Association
10.1	Letter of Intent dated July 18, 2001(2)
10.2	Letter of Understanding dated November 16, 2001(2)
10.3	Service Agreement dated November 1, 2001(2)
10.4	Consulting Agreement dated June 27, 2001(2)
10.5	DDGS/DWGS Marketing Agreement dated October 1, 2001(2)
10.6	Ethanol Marketing and Services Agreement dated October 31, 2001(2)
10.7	U.S. Energy Services Agreement dated September 12, 2001(2)
10.8	Option to Purchase Real Estate dated September 15, 2001(2)
10.9	Land Exchange Agreement dated November 23, 2001(2)
10.10	Real Estate Purchase Agreement dated December 21, 2001(2)
10.11	Well Construction and Pumping Agreement dated November 19, 2001(2)
10.12	Design/Build Agreement dated April 4, 2002(2)
10.13	Kansas Department of Commerce and Housing Agreement, as amended on October 31, 2001(2)
10.14	Note and Loan Agreement dated February 28, 2002
23.1	Consent of Morris, Laing, Evans, Brock & Kennedy, Chartered (4)
23.2	Consent of Leonard, Street and Deinard, Professional Association(5)
23.3	Consent of Eide Bailly LLP

24.1	Powers of Attorney(2)

(1)
Included in Appendix A to the prospectus filed as a part of this registration statement.
(2)
Previously filed as a part of this registration statement.
(3)
Included in Appendix C to the prospectus filed as a part of this registration statement.
(4)
Included in Exhibit 5.1 filed as a part of this registration statement.
(5)
Included in Exhibit 8.1 filed as a part of this registration statement.

Item 28. Undertakings

  (a)
  The undersigned issuer will:

        1.    File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

    i.
    Include any prospectus required by Section 10(a)(3) of the Securities Act;

    ii.
    Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

    iii.
    Include any additional or changed material information on the plan of distribution.

        2.    For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

        3.    File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

  (b)
  Not applicable.

  (c)
  Not applicable.

  (d)
  Not applicable.

        (e)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

        In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned issuer of expenses incurred or paid by a director, officer or controlling person of the undersigned issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (f)
  The undersigned issuer will:

        1.    For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

        2.    For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on his behalf by the undersigned, thereunto duly authorized, in the City of Quinter, State of Kansas on May 31, 2002.

WESTERN PLAINS ENERGY, LLC
By	/s/ JEFF TORLUEMKE Jeff Torluemke Chief Executive Officer

        In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 31, 2002.

SIGNATURE	TITLE

/s/ JEFF TORLUEMKE Jeff Torluemke	Chief Executive Officer, Manager (Principal Executive Officer)
/s/ BRIAN BAALMAN* Brian Baalman	Manager
/s/ RONALD BLAESI* Ronald Blaesi	Manager
/s/ ROBERT CASPER* Robert Casper	Manager
/s/ BEN DICKMAN* Ben Dickman	Manager
/s/ GARY JOHNSON* Gary Johnson	Manager
/s/ KEN KRIEN* Ken Krien	Manager

/s/ DAVID MANN* David Mann	Manager
/s/ DICK STERRETT* Dick Sterrett	Chief Financial Officer, Manager (Principal Financial and Accounting Officer)
*By	/s/ JEFF TORLUEMKE Jeff Torluemke, Attorney-in-Fact

EXHIBIT INDEX
TO
REGISTRATION STATEMENT ON FORM SB-2
OF
WESTERN PLAINS ENERGY, L.L.C.

Exhibit Number	Description
3.1(i)	Articles of Organization(1)
3.1(ii)	Operating Agreement(1)
4.1	Form of Class A Unit Certificate(2)
4.2	Form of Class B Unit Certificate(2)
4.3	Form of Class C Unit Certificate(2)
4.4	Form of Class D Unit Certificate(2)
4.5	Form of Subscription Agreement (Classes A and B)(3)
4.6	Form of Subscription Agreement (Class D)(2)
4.7	Escrow Agreement dated April 24, 2002(2)
5.1	Opinion of Morris, Laing, Evans, Brock & Kennedy, Chartered
8.1	Opinion of Leonard, Street and Deinard, Professional Association
10.1	Letter of Intent dated July 18, 2001(2)
10.2	Letter of Understanding dated November 16, 2001(2)
10.3	Service Agreement dated November 1, 2001(2)
10.4	Consulting Agreement dated June 27, 2001(2)
10.5	DDGS/DWGS Marketing Agreement dated October 1, 2001(2)
10.6	Ethanol Marketing and Services Agreement dated October 31, 2001(2)
10.7	U.S. Energy Services Agreement dated September 12, 2001(2)
10.8	Option to Purchase Real Estate dated September 15, 2001(2)
10.9	Land Exchange Agreement dated November 23, 2001(2)
10.10	Real Estate Purchase Agreement dated December 21, 2001(2)
10.11	Well Construction and Pumping Agreement dated November 19, 2001(2)
10.12	Design/Build Agreement dated April 4, 2002(2)
10.13	Kansas Department of Commerce and Housing Agreement, as amended on October 31, 2001(2)
10.14	Note and Loan Agreement dated February 28, 2002
23.1	Consent of Morris, Laing, Evans, Brock & Kennedy, Chartered (4)
23.2	Consent of Leonard, Street and Deinard, Professional Association(5)
23.3	Consent of Eide Bailly LLP
24.1	Powers of Attorney(2)

(1)
Included in Appendix A to the prospectus filed as a part of this registration statement.
(2)
Previously filed as a part of this registration statement.
(3)
Included in Appendix C to the prospectus filed as a part of this registration statement.
(4)
Included in Exhibit 5.1 filed as a part of this registration statement.
(5)
Included in Exhibit 8.1 filed as a part of this registration statement.